                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                (AMENDMENT NO. )

                           Filed by the Registrant[X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [X] Preliminary Proxy Statement
                [ ] Confidential, for Use of the Commission Only
                       (as permitted by Rule 14a-6(e)(2))
                         [ ] Definitive Proxy Statement
                       [ ] Definitive Additional Materials
             [ ] Soliciting Material Pursuant to Section 240.14a-12

                          PACIFIC GULF PROPERTIES INC.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)

       -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.

[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)    Title of each class of securities to which transaction applies:

       (2)    Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): In accordance with Rule 0-11(c), the fee was calculated to be one-fiftieth of one percent of the aggregate of the cash and the value of the securities and other property to be distributed to the shareholders of Pacific Gulf Properties Inc.

       (4)    Proposed maximum aggregate value of transaction: $742,000,000.00

       (5)    Total fee paid: $148,400.00

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No.:

       (3)    Filing Party:

       (4)    Date Filed:

                          PACIFIC GULF PROPERTIES INC.
                          4220 VON KARMAN, SECOND FLOOR
                         NEWPORT BEACH, CALIFORNIA 92660

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD __________, 2000

                            ------------------------

To our Shareholders:

       A special meeting of shareholders of Pacific Gulf Properties Inc. will be held at ___________________________________________ on ________________, 2000,
beginning at __________ local time. At the meeting, shareholders will act on the following matters:

       (1) To consider and vote upon a proposal to approve the sale of the industrial properties of Pacific Gulf Properties pursuant to a purchase agreement dated as of June 20, 2000, between Pacific Gulf Properties and CalWest Industrial Properties, LLC, as amended;

       (2) To consider and vote upon a proposal to approve the proposed sale of Pacific Gulf Properties' remaining assets and the liquidation of Pacific Gulf Properties; and

       (3) To consider and vote upon any other matters that properly come before the meeting.

       All holders of record of shares at the close of business on __________, 2000 are entitled to vote at the meeting or any postponements or adjournments of the meeting.

       We encourage you to read this proxy statement carefully. In addition, you may obtain information about Pacific Gulf Properties from the documents that we have filed with the SEC.

       This notice and proxy statement was first mailed to shareholders on or about _______, 2000.

                                        By order of the Board of Directors,


                                        Donald G. Herrman
                                        Executive Vice President and Secretary

____________, 2000
Newport Beach, California

YOUR VOTE IS IMPORTANT. PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
ABOUT THE MEETING............................................................................1
        What is the Purpose of the Special Meeting?..........................................1
        When Will the Proposed Sale and Subsequent Liquidation Occur?........................1
        Who is Entitled to Vote at the Meeting?..............................................1
        Who Can Attend the Meeting?..........................................................2
        What Constitutes a Quorum?...........................................................2
        How Do I Vote?.......................................................................2
        Can I Change My Vote After I Return My Proxy Card?...................................2
        What are the Board's Recommendations?................................................2
        What Vote is Required to Approve Each Proposal?......................................3
        Who Can I Call with Questions?.......................................................3

SUMMARY .....................................................................................4

STOCK OWNERSHIP.............................................................................13
        Significant Shareholders............................................................13
        Officers and Directors..............................................................13

PROPOSAL 1--APPROVAL OF SALE OF INDUSTRIAL PROPERTIES PURSUANT TO AGREEMENT OF
        PURCHASE AND SALE...................................................................15
        General.............................................................................15
        Reasons for the Sale and the Liquidation Plan.......................................15
        Background of the Sale..............................................................16
        Opinion of Morgan Stanley & Co. Incorporated........................................18
        The Purchase Agreement..............................................................22
               The Purchase Agreement.......................................................22
               Assets to be Sold............................................................22
               Deletion or Deferral of Properties...........................................22
               Third Party Consents.........................................................23
               Adjustments to Purchase Price................................................24
               Closing......................................................................24
               Representations and Warranties...............................................24
               Covenants Regarding Conduct of Business Before the Sale......................25
               Conditions to the Completion of the Sale.....................................25
               Termination of the Purchase Agreement........................................25
               Deposit; Termination Fees and Expenses.......................................26
               No Solicitation; Covenant to Recommend.......................................27
               Amendment or Waiver of the Purchase Agreement................................27
               Management Agreement.........................................................28
        Estimated Amounts Available for Distribution........................................28
        Past Transactions Between Pacific Gulf Properties and CalWest.......................28

                                                                                          PAGE
                                                                                          ----
PROPOSAL 2--APPROVAL OF SALE OF REMAINING ASSETS AND THE LIQUIDATION OF PACIFIC
        GULF PROPERTIES.....................................................................29
        General.............................................................................29
        Description of the Liquidation Plan.................................................29
        Assets Subject to Liquidation Plan..................................................31
        Distribution of Proceeds............................................................31
        Authority of Board of Directors and Officers........................................32

FEDERAL INCOME TAX CONSIDERATIONS...........................................................32
        Background..........................................................................33
        Consequences to Pacific Gulf Properties if Proposals 1 and 2 are Approved...........33
        Consequences to Shareholders if Proposals 1 and 2 Are Approved......................34
        Consequences to Pacific Gulf Properties if Proposal 1 is Approved But
               Proposal 2 Is Not Approved...................................................35
        Consequences To Shareholders If Proposal 1 Is Approved But Proposal 2 Is
               Not Approved.................................................................36
        Special Rules Applicable to Non-United States Shareholders..........................37
        State, Local and Foreign Income Tax.................................................38

CONDUCT OF BUSINESS OF PACIFIC GULF PROPERTIES AFTER SALE OF INDUSTRIAL PROPERTIES..........39
        Multifamily Properties..............................................................39
        Active Senior Properties............................................................39
        Agreement to Manage Industrial Portfolio............................................40
        Management..........................................................................40
        New York Stock Exchange Listing.....................................................40

INFORMATION ABOUT PACIFIC GULF PROPERTIES INC...............................................40

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON.....................................40
        Employment Agreement................................................................41
        Change Of Control Agreements........................................................41
        Excise Taxes........................................................................41
        Benefits to Other Officers..........................................................42
        Employee Stock Options and Restricted Stock.........................................42
        Officers' Stock Options.............................................................42

PROPOSALS FOR INCLUSION IN 2001 PROXY STATEMENT.............................................43

OTHER MATTERS...............................................................................43

WHERE YOU CAN FIND MORE INFORMATION.........................................................44

PRO FORMA FINANCIAL INFORMATION (UNAUDITED)................................................F-1

EXHIBIT A - Agreement of Purchase and Sale, as amended.....................................A-1

                                                                                          PAGE
                                                                                          ----
EXHIBIT B - Opinion of Morgan Stanley & Co. Incorporated, financial advisor to Pacific Gulf Properties..................................................B-1

                          PACIFIC GULF PROPERTIES INC.
                          4220 VON KARMAN, SECOND FLOOR
                         NEWPORT BEACH, CALIFORNIA 92660

                            ------------------------

                                 PROXY STATEMENT

                            ------------------------

       This proxy statement contains information related to the special meeting of shareholders of Pacific Gulf Properties Inc., to be held on __________, _________, 2000, beginning at _________ at ____________________________________
and at any postponements or adjournments thereof.

                                ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE SPECIAL MEETING?

       At Pacific Gulf Properties' special meeting, shareholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the approval of the proposed purchase agreement for our portfolio of industrial properties, the approval of the sale of our remaining properties and the approval of Pacific Gulf Properties' liquidation plan.

WHEN WILL THE PROPOSED SALE AND SUBSEQUENT LIQUIDATION OCCUR?

       If the shareholders do not approve the sale of the industrial properties or the sale is otherwise abandoned, then the proposed sale of the industrial properties will not occur and the liquidation proposed in proposal number 2 will not be implemented.

       If the shareholders approve the proposed sale of the industrial properties and the conditions to the sale are satisfied or waived, then it is Pacific Gulf Properties' intention to consummate the sale of the industrial properties in the fourth quarter of 2000. If the shareholders approve the liquidation plan, then we will sell or otherwise dispose of our remaining multi-family apartments and active senior rental housing operations, and one or more liquidating distributions will be made to our shareholders thereafter.

WHO IS ENTITLED TO VOTE AT THE MEETING?

       Only shareholders of record at the close of business on the record date, ___________, 2000, are entitled to receive notice of the special meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponements or adjournments of the meeting. In addition, the holders of Pacific Gulf Properties' Series A preferred stock are entitled to vote with the holders of the common shares on all matters. Each outstanding share of common stock and Series A preferred stock is entitled to one vote on each matter to be presented at the meeting.

WHO CAN ATTEND THE MEETING?

       All shareholders as of the record date, or their duly appointed proxies, may attend the meeting. Registration will begin at _________, and the meeting will begin at ________. Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

       The presence at the meeting, in person or by proxy, of the holders of a majority of the aggregate number of shares of common stock and Series A preferred stock outstanding on the record date will constitute a quorum, allowing us to conduct the business of the meeting. As of the record date, ___________ shares of our common stock were outstanding, and ___________ shares of our Series A preferred stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

       If you complete and properly sign the accompanying proxy card and return it to Pacific Gulf Properties, it will be voted as you direct. If you are a registered shareholder and attend the meeting, you may deliver your completed proxy card in person. "Street name" shareholders who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

       Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Pacific Gulf Properties either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

       Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the board of directors. The board's recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the board recommends a vote:

       - FOR the approval of the proposed sale of the industrial properties pursuant to the purchase agreement (See pages 15-28); and

       - FOR the approval of the proposed sale of our remaining assets and the liquidation of Pacific Gulf Properties (See pages 29-32).

       With respect to any other matter that properly comes before the meeting, the proxy holder[s] will vote as recommended by the board of directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL?

       The two proposals to be voted upon by Pacific Gulf Properties' shareholders requires the affirmative vote of the holders of a majority of the shares entitled to vote on the proposals. A properly executed proxy marked "ABSTAIN" with respect to such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

       If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such "broker non-votes" will, however, be counted in determining whether there is a quorum.

       The cost of soliciting proxies will be borne by Pacific Gulf Properties. In addition to solicitation by mail, and without additional compensation for such services, proxies may be solicited personally, or by telephone or telecopy, by our officers or employees. We will also request that banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and other like parties forward the solicitation materials to the beneficial owners of common shares held of record by such persons, and we will upon request of such record holders reimburse forwarding charges and expenses.

WHO CAN I CALL WITH QUESTIONS?

       D. F. King & Co. Inc. at ( ) __________

       Donald G. Herrman of Pacific Gulf Properties at (949) 223-5000.

                                     SUMMARY

       This is a summary and it does not contain all the information that may be important to you. Even though we have highlighted what we believe is the most important information for you, we encourage you to read the entire proxy statement for a complete understanding of the proposed transactions. See "Where You Can Find More Information" on page 44.

Pacific Gulf Properties Inc.................     Pacific Gulf Properties Inc. is a real estate
                                                 investment trust or REIT that owns, develops
                                                 and manages a portfolio of industrial
                                                 properties targeting small to mid-size tenants
                                                 in selected high-growth U.S. western markets.
                                                 Our industrial portfolio is comprised of 72
                                                 properties encompassing more than 14.9 million
                                                 square feet of space.  We also have 1,631
                                                 units of traditional multifamily apartments
                                                 which are currently being marketed for sale.
                                                 Pacific Gulf Properties also owns a portfolio
                                                 of properties designed for the burgeoning
                                                 population of active seniors age 55 and
                                                 older.  These properties consist of eight
                                                 rental apartment communities comprised of
                                                 1,438 units and five properties on which we
                                                 are currently developing approximately 931
                                                 units.

                                                 Pacific Gulf Properties is
                                                 headquartered in Newport Beach,
                                                 California. For more
                                                 information, please visit our
                                                 web site at
                                                 www.pacificgulf.com. References
                                                 to Pacific Gulf Properties' web
                                                 site do not incorporate by
                                                 reference information contained
                                                 at that web site into this
                                                 proxy statement.

                                                 Pacific Gulf Properties' address is:

                                                 Pacific Gulf Properties Inc.
                                                 4220 Van Karman, Second Floor
                                                 Newport Beach, CA  92660
                                                 (949) 223-5000

CalWest Industrial Properties, LLC..........     CalWest Industrial Properties, LLC was created
                                                 in 1998 as a joint venture between CalPERS and
                                                 RREEF to invest exclusively in industrial
                                                 properties in the western United States. Upon
                                                 the closing of the sale of the industrial
                                                 properties contemplated hereby, CalWest's
                                                 total assets will approximate $2.0 billion.

                                                 California Public Employees
                                                 Retirement System (CalPERS)
                                                 provides retirement and health
                                                 benefits to more than 1.1
                                                 million members, including
                                                 active workers and retirees,
                                                 their families and
                                                 beneficiaries, and their
                                                 employers. The pension fund is
                                                 headquartered in Sacramento,
                                                 California. For further
                                                 information, please visit
                                                 CalPERS' web site at
                                                 www.calpers.ca.gov.

                                                 RREEF, a wholly owned
                                                 subsidiary of RoProperty
                                                 Investment Management, N.V., is
                                                 a full service commercial real
                                                 estate investment advisor with
                                                 $12.4 billion in assets
                                                 currently under management.
                                                 Corporate offices are located
                                                 in San Francisco, Chicago,
                                                 Dallas, and New York. For more
                                                 information visit
                                                 www.rreef.com.

                                                 References to CalPERS' and
                                                 RREEF's web sites do not
                                                 incorporate by reference
                                                 information contained at those
                                                 web sites into this proxy
                                                 statement.

Proposal 1: Approval of Sale of Industrial       General.  On June 20, 2000, Pacific Gulf
    Properties Pursuant to Agreement of          Properties Inc. entered into the purchase
    Purchase and Sale.......................     agreement attached to this proxy statement as
                                                 Exhibit A to sell its portfolio
                                                 of industrial properties to
                                                 CalWest Industrial Properties,
                                                 LLC. The transaction has been
                                                 unanimously approved by our
                                                 board of directors. At the
                                                 special meeting, the
                                                 shareholders of Pacific Gulf
                                                 Properties will be asked to
                                                 approve the sale of the
                                                 industrial properties pursuant
                                                 to the proposed purchase
                                                 agreement.

                                                 Reasons for the Sale and the
                                                 Liquidation Plan. We believe
                                                 that the proposals submitted
                                                 for your approval in this proxy
                                                 statement present the best
                                                 opportunity to maximize value
                                                 for our shareholders. By
                                                 selling our properties to
                                                 interested real estate buyers
                                                 and distributing the proceeds
                                                 to our shareholders, we stand
                                                 to realize the full market
                                                 value of these properties for
                                                 our shareholders without
                                                 incurring any discount to those
                                                 values that may be implied by
                                                 our

                                                 undervaluation in the public securities
                                                 markets.

                                                 Opinion of Morgan Stanley & Co.
                                                 Incorporated. In deciding to
                                                 approve the proposed sale of
                                                 the industrial properties
                                                 portfolio pursuant to the
                                                 proposed purchase agreement,
                                                 our board of directors
                                                 considered the opinion of
                                                 Morgan Stanley & Co.
                                                 Incorporated that, as of the
                                                 date of the opinion, the
                                                 consideration to be received by
                                                 Pacific Gulf Properties from
                                                 CalWest was fair to Pacific
                                                 Gulf Properties from a
                                                 financial point of view. A copy
                                                 of the Morgan Stanley opinion
                                                 is attached hereto as Exhibit
                                                 B, which we encourage you to
                                                 read carefully.

                                                 The Purchase Agreement. The
                                                 purchase agreement covers 72
                                                 industrial properties. The
                                                 exact number of properties
                                                 ultimately purchased by CalWest
                                                 may differ, as CalWest may
                                                 defer or delete the purchase of
                                                 specific properties found to
                                                 have defects. If all of the
                                                 industrial properties included
                                                 in the portfolio are sold to
                                                 CalWest, we will receive
                                                 approximately $817 million in
                                                 cash and CalWest will assume
                                                 approximately $112 million in
                                                 loans secured by the acquired
                                                 properties. The purchase
                                                 agreement may be terminated by
                                                 mutual agreement of the parties
                                                 or by one of the parties upon
                                                 the occurrence of conditions
                                                 enumerated in the purchase
                                                 agreement. CalWest has made a
                                                 $25 million deposit, which may
                                                 be refunded under circumstances
                                                 enumerated in the purchase
                                                 agreement. Pacific Gulf
                                                 Properties may be obligated to
                                                 pay CalWest additional
                                                 termination fees if the
                                                 purchase agreement in
                                                 terminated for certain
                                                 enumerated reasons.

                                                 Estimated Amounts Available for
                                                 Distribution. After the
                                                 consummation of this
                                                 transaction, we expect to make
                                                 a cash distribution to our
                                                 shareholders. It is impossible
                                                 to determine at this time with
                                                 any precision the aggregate net
                                                 proceeds from the sale of
                                                 industrial properties that may
                                                 ultimately be available for
                                                 distribution to our
                                                 shareholders upon consummation
                                                 of the sale. That amount will
                                                 depend upon a variety of
                                                 factors, including the timing
                                                 of and the net

                                                 proceeds realized from the sale
                                                 of the portfolio of industrial
                                                 properties, as well as the
                                                 ultimate amount of expenditures
                                                 required to remedy problems at
                                                 the properties and whether we
                                                 are required to pay a
                                                 corporate-level tax in
                                                 connection with the sale.

Proposal 2: Approval of Sale of Remaining        General.  After Pacific Gulf Properties'
    Assets and the Liquidation of Pacific Gulf   management entered into discussions with
    Properties..............................     CalWest with respect to the sale of the
                                                 industrial properties, it began
                                                 to consider a plan of
                                                 liquidation for our remaining
                                                 assets. At the special meeting,
                                                 the shareholders of Pacific
                                                 Gulf Properties will be asked
                                                 to approve the sale of our
                                                 remaining assets and the
                                                 subsequent liquidation of
                                                 Pacific Gulf Properties.
                                                 Approval of Proposal 2 could
                                                 reduce our exposure to a
                                                 corporate-level tax liability
                                                 as discussed in "Federal Income
                                                 Tax Considerations."

                                                 Description of the Liquidation
                                                 Plan. Pacific Gulf Properties
                                                 intends to wind up the business
                                                 and affairs and to dispose of,
                                                 by sale, all remaining assets
                                                 of Pacific Gulf Properties. If
                                                 the liquidation plan is
                                                 implemented as described in
                                                 this proxy statement, no
                                                 further approvals by the
                                                 shareholders will be obtained.
                                                 It is expected that all of our
                                                 assets will be sold for cash,
                                                 which will be distributed to
                                                 our shareholders after the
                                                 payment of existing debts and
                                                 obligations.

                                                 Estimated Amounts Available for
                                                 Distribution. It is impossible
                                                 to determine at this time with
                                                 any precision the aggregate net
                                                 proceeds from the sale of the
                                                 remaining assets that may
                                                 ultimately be available for
                                                 distribution to our
                                                 shareholders upon liquidation.
                                                 That amount will depend upon a
                                                 variety of factors, including
                                                 the timing of and the net
                                                 proceeds realized from the sale
                                                 of our remaining assets, as
                                                 well as the ultimate amount of
                                                 liquidation-related expenses
                                                 and other obligations and
                                                 liabilities that must be
                                                 satisfied out of such remaining
                                                 assets.

Federal Income Tax Considerations...........     If Proposal 1 and Proposal 2 are both
                                                 approved, cash received by a shareholder upon
                                                 distributions in liquidation of Pacific Gulf
                                                 Properties should

                                                 first be applied against and
                                                 reduce the basis in the
                                                 shareholder's shares, and any
                                                 distributions in excess of the
                                                 shareholder's basis in its
                                                 shares should be treated as
                                                 capital gain. If Proposal 2 is
                                                 not approved, then
                                                 distributions of the proceeds
                                                 of the sale of our industrial
                                                 properties may not be treated
                                                 as distributions in complete
                                                 liquidation. The federal income
                                                 tax treatment of such
                                                 distributions is complex. If
                                                 Proposal 2 is not approved, it
                                                 is possible that we will be
                                                 subject to corporate-level tax
                                                 on a portion of our net capital
                                                 gain from the sale of the
                                                 industrial properties, even if
                                                 we distribute all of the
                                                 proceeds of the sale to our
                                                 shareholders. Please read the
                                                 description of federal income
                                                 tax considerations in "Federal
                                                 Income Tax Considerations" in
                                                 the body of this proxy
                                                 statement.

SUMMARY HISTORICAL AND PRO FORMA FINANCIAL INFORMATION

The following table sets forth summary historical and pro forma financial and operating data of Pacific Gulf Properties. The following summary information should be read in conjunction with the consolidated financial statements and related footnotes included in our annual and quarterly reports incorporated by reference and our pro forma condensed consolidated financial statements included elsewhere in this proxy statement.

For the year ended December 31,1999, the pro forma operating information is presented as if the following transactions occurred as of the beginning of the period: (i) the purchases and dispositions of certain industrial properties during 1999 and 2000 as more fully described in the pro forma condensed consolidated financial statements, (ii) the redemption of $12 million of remaining convertible subordinated debentures in 1999 in exchange for 640,772 shares of our common stock, (iii) completion of the sales subsequent to June 30, 2000 of four traditional multifamily properties located in California and (iv) the completion of the sale of our industrial property portfolio consisting of 72 industrial properties to CalWest Industrial Properties LLC, including transactions in connection with such sale and the repayment of indebtedness utilizing proceeds therefrom as more fully described in this proxy statement.

For the six months ended June 30, 2000, the pro forma operating information is presented as if the following transactions occurred as of the beginning of the period as more fully described in the pro forma condensed consolidated financial statements included elsewhere in this proxy statement: (i) the disposition of certain industrial properties during 2000 as more fully described in the pro forma condensed consolidated financial statements, (ii) completion of the sales subsequent to June 30, 2000 of four traditional multifamily properties located in California and (iii) the completion of the sale of our industrial property portfolio consisting of 72 industrial properties to CalWest Industrial Properties LLC, including transactions in connection with such sale and the repayment of indebtedness utilizing proceeds therefrom as more fully described in this proxy statement.

Pro forma balance sheet information is presented as if the acquisitions and dispositions of certain properties subsequent to June 30, 2000, the sales of the four traditional multifamily properties, and the sale of our industrial property portfolio including transactions in connection with such sale and the repayment of indebtedness utilizing proceeds therefrom as more fully described in this proxy statement, had occurred as of June 30, 2000.

The pro forma financial information is not necessarily indicative of what the actual financial position and results of operations would have been as of the dates or for the periods indicated, not does purport to represent the financial position and results of operations for any future period.

                                                 SIX MONTHS ENDED                      YEAR ENDED
                                                   JUNE 30, 2000                   DECEMBER 31, 1999
                                            ----------------------------      ----------------------------
                                             HISTORICAL     PRO FORMA (1)     HISTORICAL      PRO FORMA (1)
                                            -----------     ------------      -----------     ------------
                                                 (Dollars in thousands, except per share data)
OPERATING DATA
Revenues
   Rental income
      Industrial properties                 $    53,480      $        --      $    98,288      $        --
      Multifamily properties                     13,517           10,049           25,880           19,100
                                            -----------      -----------      -----------      -----------
                                                 66,997           10,049          124,168           19,100
   Fee income (2)                                    --            2,769               --            5,104
                                            -----------      -----------      -----------      -----------
Total revenues                                   66,997           12,818          124,168           24,204
                                            -----------      -----------      -----------      -----------

Expenses
   Rental property expenses
      Industrial properties                      11,566               --           21,570               --
      Multifamily properties                      4,502            3,445            9,334            7,009
                                            -----------      -----------      -----------      -----------
                                                 16,068            3,445           30,904            7,009

   Depreciation                                  14,567            1,957           26,117            3,712
   Interest (including amortization              14,524            2,852           27,242            5,717
      of financing costs)
   General and administrative expenses            3,650            3,650            7,165            7,165
   Minority interest in earnings of                 604              121            1,342              238
      consolidated partnerships
                                            -----------      -----------      -----------      -----------
Total expenses                                   49,413           12,025           92,770           23,841
                                            -----------      -----------      -----------      -----------
Income before gain on sales of real              17,584              793           31,398              363
   estate and preferred dividends
Preferred dividend requirements                   2,529               --            4,971               --
                                            -----------      -----------      -----------      -----------
Income before gains on sales of real        $    15,055      $       793      $    26,427      $       363
   estate
                                            ===========      ===========      ===========      ===========
INCOME PER SHARE BEFORE GAINS ON            $      0.73      $      0.03      $      1.31      $      0.01
    SALES OF REAL ESTATE (3)
                                            ===========      ===========      ===========      ===========
WEIGHTED AVERAGE COMMON SHARES               20,694,000       24,926,236       20,216,704       24,879,387
    OUTSTANDING (3)
                                            ===========      ===========      ===========      ===========
FUNDS FROM OPERATIONS (4)                   $    29,622      $     2,750      $    52,544      $     4,075
                                            ===========      ===========      ===========      ===========

                                                         JUNE 30, 2000
                                                    -------------------------
                                                    HISTORICAL      PRO FORMA
                                                    -------------------------
                                                     (Dollars in thousands)
BALANCE SHEET DATA
   Cash                                              $  8,598       $648,399
   Real estate, net of accumulated depreciation       872,325        146,852
   Total assets                                       905,787        811,808
   Loans payable                                      297,807         97,797
   Line of credit                                     132,350             --
   Accounts payable and accrued liabilities            18,481         42,837
   Minority interests                                  18,126          5,785
   Total equity                                       428,462        654,828

  PROPERTY DATA
     Total industrial properties                           72             --
  Industrial leasable area (sq. ft.)                   14,900             --
  Industrial leasable area occupied                        96%            --
  Total apartment properties
     Family-style                                          10              6
     Active senior (5)                                      8              8
  Total apartment units
     Family-style                                       1,631            937
     Active senior (5)                                  1,438          1,438
  Apartment units occupied (6)
     Family-style                                          96%            96%
     Active senior                                         95%            95%

(1) See notes to our pro forma condensed consolidated financial information included elsewhere in this proxy statement.

(2) Fee income, on a pro forma basis, consists primarily of management fees based on 3.0% of the rental revenues of the industrial property portfolio pursuant to a proposed agreement with CalWest Industrial Properties LLC. Under this agreement, we will also be entitled to fees on new and renewed leases related to the industrial property portfolio.

(3) Weighted average common shares outstanding used to calculate pro forma per share data include: (i) 640,772 shares of common stock issued upon the redemption of $14 million in convertible subordinated debentures in 1999; and (ii) the following issuances of shares of common stock in connection with the sale of the industrial property portfolio: (a) 548,341 shares of common stock issued upon the conversion of limited partnership operating units owned by minority partners in two properties included in the industrial property portfolio sale; (b) 2,763,116 shares of common stock issued in exchange for 2,763,116 shares of Class A Preferred Stock redeemed in connection with the sale of the industrial property portfolio; and (c) 893,647 shares for the accelerated vesting of employee stock options.

(4) Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT is considered to be a useful financial measure of our operating performance. We believe that funds from operations provides investors with an additional basis to evaluate our ability to service debt and to fund acquisitions and other capital expenditures. Funds from operations should not be considered an alternative to net income determined in accordance with GAAP, as an indicator of our financial performance or as a substitute for cash flow from operating activities determined in accordance with GAAP as a measure of our liquidity. Funds from operations also is not necessarily indicative of funds available to fund our cash needs, including our ability to service our debt. The White Paper on funds from operations approved by the Board of Governors of NAREIT in October 1999 defines funds from operations as net income or loss computed in accordance with GAAP, excluding gains or losses from extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures less preferred dividend requirements. We compute funds from operations in accordance with standards established by the White Paper which may differ from the standards used by other real estate companies and, accordingly, our funds from operations may not be comparable to those companies' funds from operations.

(5) Excludes 931 units under development at five active senior multifamily properties.

(6) Occupancy percentages, on a pro forma basis, represent the historical percentage of units occupied in family-style and active senior multifamily properties that will remain after the aforementioned sales transactions.

                                 STOCK OWNERSHIP

SIGNIFICANT SHAREHOLDERS

       Except as set forth below, Pacific Gulf Properties knows of no single person or group that is the beneficial owner of more than 5% of Pacific Gulf Properties' common stock.

                                                       AMOUNT AND NATURE         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                        OF CLASS        BENEFICIAL OWNERSHIP
------------------------------------                   -----------------    --------------------
Five Arrows Realty Securities L.L.C.(1)                    2,763,116              11.8%
1251 Avenue of the Americas
44th Floor
New York, NY 10020

Morgan, Stanley Dean Witter & Co.(2)                       1,806,001               8.7%
1585 Broadway
New York, NY 10036

--------------

(1) Five Arrows Realty Securities L.L.C. holds all of the our outstanding shares of Series A preferred stock. The Series A preferred stock held by Five Arrows is convertible at any time into common stock. Pursuant to Pacific Gulf Properties' charter, Five Arrows has the right to vote such shares at the special meeting. The percentage of beneficial ownership with respect to Five Arrows has been calculated assuming that all of the shares of Series A preferred stock were converted into common stock.

(2) Information regarding ownership of common stock by Morgan Stanley Dean Witter & Co. is included in reliance upon information set forth in an Amended Schedule 13G filed by Morgan Stanley on February 7, 2000. Morgan Stanley has indicated in such Schedule 13G that all shares are owned by various investment advisory clients of Morgan Stanley and that Morgan Stanley is deemed to be the beneficial owner of such shares pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, as amended.

OFFICERS AND DIRECTORS

       The following table shows the amount of common stock of Pacific Gulf Properties beneficially owned (unless otherwise indicated) by our directors, executive officers and directors and executive officers as a group. Except as otherwise indicated, all information is as of April 3, 2000.

                        COMMON SHARES BENEFICIALLY OWNED

                                              AGGREGATE
                                              NUMBER OF
                                               SHARES        ACQUIRABLE
                                            BENEFICIALLY      WITHIN 60      PERCENT OF
BENEFICIAL OWNER                              OWNED(1)         DAYS(2)         CLASS
----------------                            ------------     ----------      ----------
Glenn L. Carpenter.....................           230,663(3)       166,133         1.1%
Donald G. Herrman......................           130,686(4)        91,588         *
J.R. Wetzel............................            53,667(5)        38,667         *
Lonnie P. Nadal........................            75,383(6)        36,805         *
Robert A. Dewey........................            45,814(7)        22,400         *
Angela M. Wixted.......................            45,816(8)        38,933         *
Kimberly G. Solbakk....................            37,359(9)        34,683         *
Peter L. Eppinga.......................            33,296           20,000         *
Christina Garvey.......................            15,000           15,000         *
Carl C. Gregory, III...................            25,500           19,000         *
John F. Kooken.........................            36,800           20,000         *
Donald E. Lange........................            17,000           15,000         *
Robert E. Morgan.......................            52,854           13,600         *
James E. Quigley, 3rd .................            19,500           19,000         *
Keith W. Renken........................            29,000           20,000         *
All officers and directors as a group
    (15 persons) ......................           848,338          570,809         4.0%

---------------

* Represents less than 1% of Pacific Gulf Properties' outstanding common stock.

(1) The number of shares shown includes shares that (i) are individually or jointly owned, as well as shares over which the individual has either sole or shared investment or voting authority and (ii) could be purchased by the exercise of options exercisable as of April 3, 2000 or within 60 days thereafter under Pacific Gulf Properties' stock option plans.

(2) The number of shares listed sets forth the number of shares that each person may acquire pursuant to the exercise of options exercisable at April 3, 2000 or within 60 days thereafter. All options listed in this column were granted under Pacific Gulf Properties' 1993 Share Option Plan, except for the following amounts which were granted pursuant to Pacific Gulf Properties' 1999 Long Term Stock Compensation Plan: 250,000 for Mr. Carpenter, 135,000 for Mr. Herrman, 135,000 for Mr. Wetzel, 70,000 for Mr. Nadal, 70,000 for Mr. Dewey, 70,000 for Ms. Wixted, 70,000 for Ms. Solbakk.

(3) Includes 56,987 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan, and 5,366 shares allocated to Mr. Carpenter in Pacific Gulf Properties' Thrift Plan.

(4) Includes 24,476 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan, and 3,643 shares allocated to Mr. Herrman in Pacific Gulf Properties' Thrift Plan.

(5) Includes 15,000 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan.

(6) Includes 10,683 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan.

(7) Includes 8,521 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan, and 817 shares allocated to Mr. Dewey in Pacific Gulf Properties' Thrift Plan.

(8) Includes 5,246 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan, and 149 shares allocated to Ms. Wixted in Pacific Gulf Properties' Thrift Plan.

(9) Includes 2,000 shares of restricted stock granted under Pacific Gulf Properties' 1993 Share Option Plan, and 360 shares allocated to Ms. Solbakk in Pacific Gulf Properties' Thrift Plan.

              PROPOSAL 1--APPROVAL OF SALE OF INDUSTRIAL PROPERTIES
                   PURSUANT TO AGREEMENT OF PURCHASE AND SALE

GENERAL

        On June 20, 2000, Pacific Gulf Properties Inc. entered into the purchase agreement attached to this proxy statement as Exhibit A to sell its portfolio of industrial properties to CalWest Industrial Properties, LLC. The transaction has been unanimously approved by our board of directors. At the special meeting, the shareholders of Pacific Gulf Properties will be asked to approve the sale of the industrial properties pursuant to the purchase agreement, as amended, in the form attached hereto as Exhibit A. Approval will require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

        Shareholders who do not vote in favor of this proposal are not entitled to dissenters' appraisal rights under Maryland law.

REASONS FOR THE SALE AND THE LIQUIDATION PLAN

        Over the past few years we have seen ongoing weakness in the public trading prices of stocks in the REIT industry. As the market capitalizations of REITs with healthy operations continued to deteriorate, many market analysts and investors came to believe that some REITs were trading at market capitalizations that were significantly less than their break-up values if they were to sell their properties piecemeal. At the same time that market capitalizations in the REIT industry were declining, our robust economy was creating greater competition for the acquisition of real properties, driving real estate prices upward and implied capitalization rates on income producing properties downward. As a result of these factors, most REITs have been unable to access the public equity markets to raise capital for the acquisition of additional properties at prices that would be accretive to funds from operations per share, thereby limiting growth.

        Despite the problems of the REIT industry in the public equity markets and the increased competition for income-producing properties, our financial results in recent years, as reflected in funds from operations and occupancy rates, have been strong and growing. Nevertheless, the public trading price of our stock languished at levels reflecting a market capitalization that we believe materially undervalued the aggregate net market value of our assets. Moreover, this undervaluation by the public securities markets has prevented us from raising equity capital for property acquisitions that would be accretive to our funds from operations per share. This situation has been a concern of our management and directors and we have no reason to believe that these problems will not persist for the foreseeable future.

        Before approving the proposals set forth in this proxy statement, our board of directors did consider alternatives, including continuing operations as an independent publicly traded company or merging with another entity. Obviously, continuing our operations as they have been conducted will not solve the problems described above. In fact, our adverse circumstances could worsen in the event of an economic downturn. A potential merger would not appear to improve our prospects significantly. After consultation with our financial advisors, we have concluded that the only likely merger partner for our company would be another REIT, and any successor REIT from such a merger would face many of the same obstacles and problems discussed above.

        In view of the foregoing, we believe that the proposals submitted for your approval in this proxy statement present the best opportunity to maximize value for our shareholders. By selling our properties to interested real estate buyers and distributing the proceeds to our shareholders, we stand to realize the full market value of these properties for our shareholders without incurring any discount to those values that may be implied by our undervaluation in the public securities markets.

        For these reasons, the board of directors of Pacific Gulf Properties recommends that you vote for the proposals submitted to you in this proxy statement.

BACKGROUND OF THE SALE

        On February 24, 2000, Glenn L. Carpenter, Pacific Gulf Properties' Chairman and Chief Executive Officer and J. R. Wetzel, Pacific Gulf Properties' Executive Vice President of Operations, met with Steve Steppe and Warren Otto of RREEF to discuss the possibility of forming a joint venture to develop industrial real estate properties. In the course of this meeting, Mr. Steppe indicated that RREEF and an investor, CalPERS, had an interest in acquiring all or a portion of Pacific Gulf Properties' portfolio of industrial real estate assets. This meeting prompted Mr. Carpenter to contact Morgan Stanley Dean Witter to explore the possibility of selling our industrial portfolio to RREEF and CalPERS through their joint venture entity, CalWest.

        Mr. Carpenter met with representatives of Morgan Stanley on March 6 to discuss the steps to be taken to begin negotiations for the sale of the industrial properties and to consider the possibilities available for structuring such a transaction. On March 17, the same individuals met again to further discuss the details of the transaction.

        Pacific Gulf Properties' board of directors met on March 28 to consider the proposed sale of the industrial properties. Morgan Stanley made a presentation to the board of the following alternatives for the board to consider:

            -     maintaining the status quo;

            -     merger of Pacific Gulf Properties with another entity;

            - sale of the industrial property portfolio, with the remaining assets continuing to be held and operated by Pacific Gulf Properties;

            -     leveraged buyout opportunities;

            - sale of the industrial property portfolio, with the remaining assets sold or recapitalized into a new private entity; and

            -     a complete liquidation.

At that meeting, the board of directors authorized management to proceed with further discussions with CalWest and to engage Morgan Stanley Dean Witter regarding the proposed transaction. The board asked Morgan Stanley to identify and contact, without identifying Pacific Gulf Properties, potential cash buyers for the industrial properties portfolio that would be competitive bidders for a geographically concentrated property portfolio of this size and property type based on price, timing and ability to consummate the transaction.

        On March 30, Mr. Carpenter discussed with Steve Silk, a broker for RREEF, additional details of the terms of the proposed sale. CalWest, RREEF and CalPERS executed confidentiality and standstill agreements in mid-April.

        On April 24, Mr. Carpenter received a written offer from CalWest to acquire the industrial properties. Mr. Carpenter discussed the price and terms contained in this proposal with Morgan Stanley the following day. Our board of directors met on April 27 to review the CalWest proposal and determined that the price offered was inadequate. The board authorized management to continue to pursue and evaluate the sale of the industrial properties with this potential buyer.

        After the April 27 board meeting, representatives of Pacific Gulf Properties, Morgan Stanley and CalWest had numerous discussions in an attempt to obtain a revised proposal regarding the potential acquisition of our industrial portfolio.

        Several representatives from Pacific Gulf Properties and CalWest, including representatives from CalPERS, met on May 25 to discuss the proposal, including the terms and price, and agreed to proceed with the drafting of a purchase agreement.

        On June 15, Pacific Gulf Properties' board of directors met to consider the proposed transaction and the proposed purchase agreement, the terms of which were previously circulated to the board. At that meeting, members of our senior management and financial and legal advisors discussed the following with the board:

            - the status of the negotiations with respect to the proposed transaction;

            -     the principal terms and conditions of the purchase agreement;

            - the potential benefits and risks associated with a sale of the industrial properties;

            -     the valuation of the industrial portfolio:

            -     the timing of the transactions;

            -     alternative strategies for our remaining assets; and

            -     the fiduciary duties of our board of directors.

At that meeting, Morgan Stanley advised the board that it had contacted several potential buyers for the industrial properties portfolio. Based on these preliminary discussions which were consistent with the board's instructions to Morgan Stanley to not identify Pacific Gulf Properties or the specific geography of the portfolio, none of the potential buyers contacted was interested in pursuing a transaction for a portfolio with these characteristics on a rapid timetable at a cash price that would be competitive with the CalWest offer. Following an extensive discussion, our board of directors considered the proposed purchase agreement with CalWest and authorized management to negotiate final terms for such a transaction for consideration at the next board meeting.

        On June 19, our board of directors met telephonically to hear the definitive final terms on the proposed transaction. Morgan Stanley delivered an oral opinion, subsequently confirmed in writing as of the same date, to the effect that, as of the date of the opinion and based upon and subject to the matters stated in the opinion, the price provided for in the purchase agreement was fair to Pacific Gulf Properties from a financial point of view. The board unanimously voted to approve the sale of our industrial properties portfolio pursuant to the purchase agreement and to recommend that Pacific Gulf Properties' shareholders approve the same.

        Pacific Gulf Properties and CalWest entered into the purchase agreement on June 20, 2000.

OPINION OF MORGAN STANLEY & CO. INCORPORATED

        Morgan Stanley & Co. Incorporated was retained by Pacific Gulf Properties to act as its financial advisor in connection with the proposed purchase agreement for Pacific Gulf Properties' portfolio of industrial properties and related matters based upon Morgan Stanley's experience and expertise. On June 19, 2000, Morgan Stanley rendered to the Board of Directors of Pacific Gulf Properties an oral opinion, confirmed in writing as of such date, to the effect that, as of such date and based on and subject to certain considerations stated therein, the consideration to be received by Pacific Gulf Properties in connection with the CalWest Industrial Properties proposal to acquire the industrial portfolio pursuant to the purchase agreement was fair from a financial point of view to Pacific Gulf Properties. Morgan Stanley has consented to the use of its name and the summary of the Morgan Stanley opinion in this proxy statement.

        THE FULL TEXT OF THE MORGAN STANLEY OPINION DATED JUNE 19, 2000, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN, IS ATTACHED AS EXHIBIT B TO THIS PROXY STATEMENT AND IS INCORPORATED HEREIN BY REFERENCE. HOLDERS OF PACIFIC GULF PROPERTIES COMMON STOCK AND PREFERRED STOCK ARE URGED TO, AND SHOULD, READ THE MORGAN STANLEY OPINION CAREFULLY AND IN ITS ENTIRETY. THE MORGAN STANLEY OPINION IS

DIRECTED TO THE BOARD OF DIRECTORS OF PACIFIC GULF PROPERTIES AND IS LIMITED TO THE FAIRNESS OF THE CALWEST INDUSTRIAL PROPERTIES PROPOSED ACQUISITION PRICE FROM A FINANCIAL POINT OF VIEW TO PACIFIC GULF PROPERTIES, AND IT DOES NOT ADDRESS ANY OTHER ASPECT OF THE ACQUISITION NOR DOES IT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PACIFIC GULF PROPERTIES COMMON STOCK OR PREFERRED STOCK AS TO HOW THEY SHOULD VOTE AT THE PACIFIC GULF PROPERTIES SPECIAL MEETING. THE SUMMARY OF THE MORGAN STANLEY OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

        In arriving at its opinion, Morgan Stanley: (i) reviewed certain publicly available financial statements and other information of Pacific Gulf Properties; (ii) reviewed certain internal financial statements and other financial and operating data concerning Pacific Gulf Properties and the industrial portfolio prepared by the management of Pacific Gulf Properties;
(iii) analyzed certain financial projections prepared by the management of Pacific Gulf Properties with respect to the transaction; (iv) discussed the past and current operations and financial condition and the prospects of Pacific Gulf Properties, including certain financial, operational and strategic benefits expected from the transaction, with senior executives of Pacific Gulf Properties; (v) reviewed the reported prices and trading activity for Pacific Gulf Properties' Common Stock; (vi) compared the financial performance of Pacific Gulf Properties and the prices and trading activity of Pacific Gulf Properties' Common Stock with that of certain other comparable publicly-traded companies and their securities; (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions; and
(viii) performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate, including discounted cash flow, net asset value, comparable transaction and comparable companies analyses.

        In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by Morgan Stanley for purposes of its opinion. With respect to financial estimates and projections prepared by Pacific Gulf Properties, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of management personnel of Pacific Gulf Properties of the future financial performance of Pacific Gulf Properties. Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Pacific Gulf Properties, nor was Morgan Stanley furnished with any such appraisals. Morgan Stanley also assumed that the proposed acquisition will be consummated in accordance with the terms set forth in the purchase agreement. The Morgan Stanley opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of, the date thereof. In arriving at its opinion, Morgan Stanley was not authorized to solicit, and did not solicit, proposals from any party with respect to the acquisition of Pacific Gulf Properties, the industrial properties portfolio or any other of Pacific Gulf Properties' assets.

        The following is a brief summary of all material analyses performed and factors considered by Morgan Stanley and reviewed with the Board of Directors of Pacific Gulf Properties in connection with the preparation by Morgan Stanley of its oral presentation to the Board of Directors of Pacific Gulf Properties on June 15, 2000.

        Public Market Overview. Morgan Stanley reviewed certain trading information for Pacific Gulf Properties, including market value, market capitalization and institutional ownership. Morgan Stanley also reviewed historical and forward trading multiples for Pacific Gulf Properties.

        Historical Stock Performance. Morgan Stanley reviewed the trading price of the shares of Pacific Gulf Properties Common Stock. This stock performance review indicated that for Pacific Gulf Properties' last twelve months ("LTM") ended June 9, 2000, the high and low closing prices for shares of Pacific Gulf Properties Common Stock were $23.44 and $19.25, respectively. The Public Market Overview and the Historical Stock Performance review were performed to provide background information and to add context to the other analyses performed by Morgan Stanley as described below.

        Discounted Cash Flow Analysis. Morgan Stanley performed a discounted cash flow analysis to calculate a present value of the stand-alone unlevered free cash flows for Pacific Gulf Properties' industrial portfolio. With respect to Pacific Gulf Properties' industrial portfolio, Morgan Stanley analyzed certain financial forecasts and contingencies prepared by Pacific Gulf Properties' management. For the Pacific Gulf Properties' industrial portfolio analysis, Morgan Stanley discounted the estimated unleveraged industrial portfolio free cash flows using a range of discount rates from 10.5% to 11.0%. The discount rate range was selected based upon a weighted average cost of capital analysis of Pacific Gulf Properties' industrial portfolio. Morgan Stanley added to the present values of the cash flows the present values of the terminal values of Pacific Gulf Properties' industrial portfolio in the year 2005 using the same range of discount rates as was used to discount the unleveraged free cash flows. The terminal value was calculated using the capitalization rate (or cap rate) method, assuming a range of rates from 9.0% to 9.5%. Based on this analysis, Morgan Stanley calculated a per share equity value of Pacific Gulf Properties' industrial portfolio ranging from $22.00 to $23.90. The results of this analysis helped support Morgan Stanley's fairness opinion.

        Comparable Company Trading Analysis. Morgan Stanley performed a comparable public company trading analysis, comparing Pacific Gulf Properties' industrial operations to publicly available financial and operating data, projections of future financial performance and market statistics based upon the closing stock prices on June 9, 2000 of Bedford Property Investors, Cabot Industrial Trust, CenterPoint, Eastgroup Properties, First Industrial and PS Business Parks. These companies were selected based upon their comparability in certain respects to Pacific Gulf Properties' industrial portfolio. Morgan Stanley compared the aggregate value (consisting of market capitalization and total debt) as a multiple of estimated 2000 EBITDA and the market capitalization as a multiple of estimated 2000 funds from operation (or FFO). For the selected comparable companies, such an analysis indicated: (1) a median aggregate value to estimated 2000 EBITDA multiple of 10.4x; and (2) a median market capitalization to estimated 2000 FFO multiple of 8.7x. By comparison, the aggregate value of the industrial portfolio (purchase price plus assumed debt) represents a 11.5x multiple of its estimated 2000 EBITDA and a 10.8x multiple of its estimated 2000 FFO. The result of this analysis helped support Morgan Stanley's fairness opinion.

        Static Net Asset Value Analysis: Morgan Stanley performed two static net asset value ("NAV") analyses on the industrial portfolio: (1) based on cap rates, and (2) based on value per square foot. The static NAV cap rate analysis indicated a range of value per share for the industrial portfolio of $22.25 to $24.21. The static NAV per square foot analysis indicated a range of value per share for the industrial portfolio of $23.72 to $24.96. The result of this analysis helped support Morgan Stanley's fairness opinion.

        The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any particular analysis or factor considered by it. Furthermore, selecting any portion of Morgan Stanley's analyses, without considering all analyses, would create an incomplete view of the process underlying the Morgan Stanley opinion. In addition, Morgan Stanley may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Pacific Gulf Properties' industrial portfolio.

        In performing its analysis, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Pacific Gulf Properties. The analyses performed by Morgan Stanley are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as a part of Morgan Stanley's analysis of whether CalWest Industrial Properties' proposed acquisition price of the industrial portfolio is fair from a financial point of view to the holders of shares of Pacific Gulf Properties Common Stock and were provided to the Board of Directors of Pacific Gulf Properties in connection with the delivery of the Morgan Stanley opinion. The analyses do not purport to be appraisals or to reflect the prices at which Pacific Gulf Properties' industrial portfolio might actually be sold. In addition, as described above, the Morgan Stanley opinion, including Morgan Stanley's presentation to the Board of Directors of Pacific Gulf Properties, was one of many factors taken into consideration by the Board of Directors of Pacific Gulf Properties in making its determination to approve the sale of industrial properties pursuant to the purchase agreement.

        The Board of Directors of Pacific Gulf Properties retained Morgan Stanley based upon Morgan Stanley's experience and expertise. Morgan Stanley is an internationally recognized investment banking and financial advisory firm. Morgan Stanley, as part of its investment business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Morgan Stanley is a full-service securities firm engaged in securities trading, asset management and brokerage activities, as well as providing investment banking and financial advisory services. In the ordinary course of its trading, asset management, brokerage and financing activities, Morgan Stanley or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities or senior loans of Pacific Gulf Properties. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided advisory and financing services to California Public Employees' Retirement System and certain of its affiliates and have received fees for the rendering of these services. In addition, asset management affiliates of Morgan Stanley & Co. Incorporated beneficially own, in the aggregate, approximately 7.4% of the Pacific Gulf Properties' Common Stock. In the past, Morgan Stanley and its affiliates have not provided financial advisory and financing services to Pacific Gulf Properties and its affiliates and have not received fees for the rendering of these services.

        Pursuant to the engagement letter agreement dated April 13, 2000 Morgan Stanley provided financial advisory services and a financial opinion in connection with the industrial portfolio transaction and is also providing financial advisory services in connection with the disposition of Pacific Gulf Properties' remaining assets (other than the multifamily portfolio). Pacific Gulf Properties has agreed to pay Morgan Stanley a customary fee for its services in connection with the industrial portfolio sale, almost all of which is contingent on the closing of the sale. In addition, under certain circumstances, if the remaining assets of Pacific Gulf Properties are sold, Morgan Stanley will receive an additional fee based on a percentage of the net cash proceeds to Pacific Gulf from such sale. Pacific Gulf Properties has also agreed to reimburse Morgan Stanley for its expenses, including fees and expenses of counsel, and to indemnify Morgan Stanley for liabilities and expenses arising out of the engagement and the transactions in connection therewith, including liabilities under federal securities laws.

THE PURCHASE AGREEMENT

        The Purchase Agreement

               This is a description of the terms of the amended purchase agreement that we believe are important. However, the description does not contain all the terms of the amended purchase agreement, only those that we believe to be material. A copy of the amended purchase agreement is attached as Appendix A to this proxy statement and is incorporated herein by reference. We encourage you to read the entire amended purchase agreement.

        Assets to be Sold

               The purchase agreement covers 72 industrial properties located in California, Washington, Nevada, Arizona and Oregon, with more than 14.9 million leasable square feet of space in the aggregate. The industrial properties are leased to small and mid-size business tenants in high-growth markets. The parties have allocated a specific dollar amount of value to each of properties in the portfolio. If all of the industrial properties included in the portfolio are sold to CalWest, we will receive approximately $817 million in cash and CalWest will assume approximately $112 million in loans secured by the acquired properties.

        Deletion or Deferral of Properties

               CalWest is entitled to perform diligence on the properties during the 90 days after signing of the agreement. During this period, CalWest may deliver notice to Pacific Gulf Properties of defects CalWest may identify with respect to the properties. These defects may involve environmental, structural, zoning or title issues, but may not include general physical items that CalWest has already accepted. If CalWest identifies any such defects to us, we will have two options. First, we may delete the affected property from the deal, with a corresponding reduction in the purchase price to be paid by CalWest based on the allocated value of the property. Second, we may elect to treat the affected property as a deferred property.

               Generally, a deferred property is a property that the parties intend to be sold to CalWest, at its allocated value, after Pacific Gulf Properties remedies the identified defect. The remedy may be effected prior to the initial closing, in which case the affected property will be sold to CalWest, at its allocated value, along with the remainder of the industrial portfolio, or the remedy could be effected up to one year after the initial closing, in which case the sale of the deferred property would occur at the time of the remedy.

               Once CalWest identifies a defect, the parties are obligated to use their respective good faith efforts to determine, taking into account, if reasonably necessary, the effect of the defect upon the future tenancy of the affected project, a plan to cure such defect. If, however, the parties do not agree upon such a plan or the parties reasonably agree that the defect cannot be fully cured prior to the projected first anniversary of the closing, the affected property shall be treated as a deleted property.

               On the other hand, if the parties do agree upon such a plan to remedy a defect, Pacific Gulf Properties will be obligated to use its commercially reasonable efforts to attempt to cure, in accordance with such plan, the defect during the period ending on the first anniversary of the closing. If the parties agree that such cure is successfully consummated in accordance with such plan, then CalWest shall purchase the cured property at its allocated value. If the parties do not agree that any such cure has been successfully consummated in accordance with such plan, the parties shall refer the matter to arbitration for resolution.

               We are responsible for the costs and expenses of the remedies, except in the case of any structural defects. The parties have agreed to split the costs of any structural defects up to $20 million, with Pacific Gulf Properties being solely responsible for any amounts over such figure. The $20 million figure will be proportionately adjusted in the event properties are deleted from the transaction.

        Third Party Consents

               Pacific Gulf Properties must obtain the consent or approval of third parties before it may transfer to CalWest a number of properties in the industrial portfolio. There are three categories of these properties. First, there are certain properties owned by limited partnerships of which Pacific Gulf Properties is the general partner and as to which the limited partners have certain consent rights. Because these properties held by partnerships are held of record by an entity other than Pacific Gulf Properties, these properties were not included in the purchase price agreed to in the agreement; if the consent for these partnership properties is obtained, such properties will become subject to the agreement and the purchase price will be correspondingly increased. Second, there are certain properties subject to ground leases as to which the lessor has a consent right. Third, there are certain properties subject to rights of first refusal held by third parties. These second and third categories were included in the agreed upon purchase price because Pacific Gulf Properties is the record owner of the properties. If we do not obtain the required consents with respect to these latter two categories, the purchase price will be correspondingly decreased.

        Adjustments to Purchase Price

               The purchase agreement provides for a base purchase price of $883.5 million for the industrial properties other than those owned by two limited partnerships in which Pacific Gulf Properties is the general partner and other than those that are under development. If the allocated values for those additional properties were added to the base purchase price, the total purchase price would be approximately $929 million. The base purchase price will be subject to the following adjustments:

            - reduction for the allocated value of any deleted property, including any industrial properties that Pacific Gulf Properties sells without obtaining the approval of CalWest;

            - increase for the allocated value of any property owned by a limited partnership in which Pacific Gulf Properties is the general partner and as to which the limited partners have certain consent rights if such consents are obtained;

            - reduction for the allocated value of any other property as to which a required third party consent is not obtained;

            - increase for certain properties included in the portfolio that are under development (generally, the increase will consist of Pacific Gulf Properties' purchase price plus development costs and an agreed upon return); and

            - reduction if the portfolio does not achieve certain agreed upon targets for tenant occupancy at closing.

               The allocated values of deferred properties will reduce the sales proceeds at the initial closing, but will be received by us upon the closing of any such deferred property sales.

        Closing

               The closing of the sale of Pacific Gulf Properties' portfolio of industrial properties to CalWest shall occur seven business days after the satisfaction or waiver of all conditions to closing, or such earlier time as we and CalWest may mutually agree upon in writing.

        Representations and Warranties

               Pacific Gulf Properties has made certain customary representations and warranties to CalWest, including as to:

        - financial ability,             - certain contracts and arrangements,

        - corporate citizenship,         - environmental and zoning matters,

        - corporate authorization,       - litigation,

        - non-contravention,             - corporate existence, and

        - corporate power,               - consents/waivers required.

               The representations and warranties contained in the purchase agreement will survive the initial closing for a period of six months and will survive for six months after the closing of any property whose sale is deferred until after the initial closing. In no event will Pacific Gulf Properties' liability for all breaches of representations and warranties exceed $12.5 million with respect to the properties sold at the initial closing. In addition, Pacific Gulf

Properties may be liable for additional amounts for the subsequent sale of a deferred property after the initial closing in an amount up to the greater of $250,000 and 2% of the allocated value of the deferred property.

        Covenants Regarding Conduct of Business Before the Sale

               Pacific Gulf Properties has agreed to maintain and operate the industrial properties in the ordinary course of business consistent with past practices at its sole cost and expense. In particular, we have agreed, subject to enumerated exceptions,:

      -     to not sell or refinance any property;

      - to not incur out-of-pocket third party costs for the development of selected properties;

      - to not enter into new tenant leases on terms less favorable to the lessor than those acceptable by CalWest;

      - to notify CalWest of any new environmental and zoning proceedings, notices of violations of law, litigation and any matters that would make any of its representations and warranties untrue;

      -     to maintain insurance currently in effect on the properties;

      - to deliver copies of operating statements prepared in the ordinary course of business to CalWest; and

      - to not enter into any new leasing, brokerage or service contract with respect to the properties.

        Conditions to the Completion of the Sale


               Pacific Gulf Properties and CalWest will complete the sale of industrial properties only if the conditions specified in the purchase agreement are either satisfied or waived. The conditions include:

      -     approval of the transaction by our shareholders;

      -     there being no law or court order prohibiting the transaction;

      - absence of a material uncured breach of the representations and warranties made by CalWest in the purchase agreement;

      - absence of a material uncured breach of the covenants and obligations made by CalWest in the purchase agreement;

      - the representations and warranties made by us in the purchase agreement remaining accurate;

      - Pacific Gulf Properties having performed in all material respects all of its covenants and obligations under the purchase agreement; and

      -     the receipt of a title insurance policy by CalWest.

        Termination of the Purchase Agreement

               The purchase agreement may be terminated under the following circumstances:

      -     by mutual consent;

      - by either us or CalWest if the closing has not occurred by December 15, 2000;

      -     by us if:

            -     the conditions above have not been met by CalWest;

            - its board of directors has received and is prepared to accept a superior proposal;

            - the remediation costs for environmental, title and zoning defects, whether related to deleted or deferred properties, exceeds $25 million in the aggregate;

            - the aggregate of the amount of diminutions in value of the properties due to condemnation and the costs to repair defects that occur after the diligence period expires or to cure damage or destruction to the properties exceeds $25 million in the aggregate, exclusive of certain items;

            - the aggregate of the remediation costs for environmental, title and zoning defects, of the amount of diminutions in value of the properties due to condemnation and the costs to repair defects that occur after the diligence period expires or to cure damage or destruction to the properties exceeds $40 million in the aggregate, exclusive of certain items;

            - the remediation costs for structural defects and defects related to improvements not meeting applicable standards exceeds $20 million or some proportionately lesser amount if properties are deleted from the portfolio sale; or

            - the value of properties that have been deemed to be deleted properties because the parties could not agree upon a plan to remedy a defect affecting such property equals or exceeds $90 million.

    -   by CalWest if:

            -     the conditions above have not been met by us;

            - our board of directors has accepted a superior proposal or has withdrawn or adversely modified its approval or recommendation of the purchase agreement; or

            - the aggregate square footage of the deleted properties exceeds 5 million square feet.

               In addition, the sale of any deferred property may be terminated after the closing based on similar circumstances as those described above.

        Deposit; Termination Fees and Expenses

               CalWest has made a deposit of $25 million into an escrow account, which may be refunded only if:

        (i) we terminate the purchase agreement because our board of directors has received and is prepared to accept a superior proposal;

        (ii) CalWest terminates the purchase agreement because our board of directors has accepted a superior proposal or has withdrawn or adversely modified its approval or recommendation of the purchase agreement;

        (iii) either party terminates the purchase agreement because of an order, decree, ruling or injunction issued or entered against Pacific Gulf Properties;

        (iv) either party terminates the purchase agreement because of failure to obtain approval for the transaction from the Pacific Gulf Properties' shareholders;

        (v) we terminate the purchase agreement because the value of properties that have been deemed to be deleted properties because the parties could not agree upon a plan to remedy a defect affecting such property equals or exceeds $90 million;

        (vi) CalWest terminates the purchase agreement because of breaches of representations and warranties or covenants by us;

        (vii)   the purchase agreement is terminated by mutual consent;

        (viii) we terminate the purchase agreement because of excessive remediation costs as

        (ix) described above under "Termination of the Purchase Agreement;" CalWest terminates the purchase agreement because the aggregate square footage of the deleted properties exceeds 5 million square feet; or

        (x) either party terminates the purchase agreement because a title policy has not been received by CalWest by December 15, 2000.

               In addition, Pacific Gulf Properties will pay to CalWest as a termination fee an additional $25 million in the circumstances described in items (i) and (ii) listed above. Pacific Gulf Properties will also pay to CalWest as reimbursement for expenses an additional $6 million in the circumstances described in the items (iii) through (vi) listed above. Finally, if CalWest terminates the purchase agreement because Pacific Gulf Properties breaches its covenant to deliver this proxy statement to its shareholders or to hold a meeting of its shareholders and within 6 months of such termination Pacific Gulf Properties enters into another agreement for the sale of its portfolio of industrial properties, then Pacific Gulf Properties shall pay an additional termination fee to CalWest of $19 million, unless the $25 million termination fee discussed in the first sentence of this paragraph has already been paid.

        No Solicitation; Covenant to Recommend

               The purchase agreement prevents us from negotiating or otherwise engaging in discussions with, or furnishing information to, a third party regarding a merger, acquisition or similar transaction involving our industrial properties portfolio as a whole unless:

      - we receive an unsolicited bona fide proposal from that third party to purchase all or a substantial portion of the industrial properties having at least 75% of the value of the portfolio;

      - our board of directors determines in good faith that that the third party proposal would result in a superior proposal; and

      -     we have notified CalWest about the proposal.

               Subject to fiduciary duties under applicable law, the board of directors of Pacific Gulf Properties has agreed to recommend the approval and adoption of the purchase agreement to Pacific Gulf Properties' shareholders.

        Amendment or Waiver of the Purchase Agreement

               The parties may amend the purchase agreement or waive its terms and conditions before the closing, but after Pacific Gulf Properties' shareholders have approved the purchase agreement, no such amendment shall be made except as allowed under applicable law. To date, the purchase agreement has been amended one time as set forth in Appendix A hereto.

        Management Agreement

               The parties have agreed to use commercially reasonable efforts to enter into a management agreement with respect to CalWest's retention of Pacific Gulf Properties as manager of the industrial properties after the closing of the sale.

ESTIMATED AMOUNTS AVAILABLE FOR DISTRIBUTION

        After the consummation of this transaction, we expect to make a cash distribution to our shareholders. It is impossible to determine at this time with any precision the aggregate net proceeds from the sale of industrial properties that may ultimately be available for distribution to our shareholders upon consummation of the sale of the portfolio. That amount will depend upon a variety of factors, including the timing of and the net proceeds realized from the sale of the portfolio of industrial properties, as well as the ultimate amount of expenditures required to remedy problems at the properties.

        As of June 30, 2000, Pacific Gulf Properties had outstanding $132.4 million under a $150.0 million unsecured revolving credit agreement. After the consummation of this transaction, it is anticipated that we will repay the debt outstanding under the credit agreement and renegotiate a new credit agreement.

PAST TRANSACTIONS BETWEEN PACIFIC GULF PROPERTIES AND CALWEST

        On December 23, 1998, Pacific Gulf Properties acquired six industrial properties from RREEF Performance Partnership I - L.P., an affiliate of CalWest, for a gross purchase price of $69.6 million.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF SALE OF THE INDUSTRIAL PROPERTIES PURSUANT TO THE PROPOSED AGREEMENT OF PURCHASE AND SALE, AS AMENDED.

              PROPOSAL 2--APPROVAL OF SALE OF REMAINING ASSETS AND
                   THE LIQUIDATION OF PACIFIC GULF PROPERTIES

GENERAL

        As previously announced, our board of directors decided last year to dispose of our multifamily properties, and we are in the process of disposing of all of those properties. With the pending sale of our industrial properties, our board decided that shareholder interests would best be served by a sale of all of our remaining assets. This plan to sell or otherwise dispose of our remaining assets and to subsequently make one or more cash distributions to our shareholders will be referred to in this proxy statement as our liquidation plan. At the special meeting, the shareholders of Pacific Gulf Properties will be asked to approve the liquidation plan. Approval of the liquidation plan will require the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote. The board of directors believes that the liquidation plan is in the best interests of Pacific Gulf Properties and its shareholders and recommends that shareholders vote FOR this proposal. The information that is set forth below is furnished in connection with the proposal.

        Shareholders who do not vote in favor of this proposal are not entitled to dissenters' appraisal rights under Maryland law.

DESCRIPTION OF THE LIQUIDATION PLAN

        The following is a brief summary of the liquidation plan, which must be approved by the holders of at least a majority of the shares entitled to vote. Upon the receipt of such approval, Pacific Gulf Properties will take such actions as are deemed necessary or appropriate by the board of directors to wind up the business and affairs and to dispose of, by sale, all remaining assets of Pacific Gulf Properties. The liquidation plan provides that our remaining assets will be converted into cash, which may be conveniently distributed to our shareholders. If we implement our liquidation plan as described in this proxy statement, no further approvals by the shareholders will be obtained. It is expected that all of our assets will be sold for cash.

        To date, although we have received indications of interest in our active seniors properties and held discussions with respect to their sale, we have not executed any definitive agreements or binding letters of intent. Sales of our remaining assets could occur in one transaction or through a series of transactions. See "Conduct of Business of Pacific Gulf Properties After Industrial Sale." Although we do not expect to sell our remaining properties under the plan of liquidation to any persons deemed to be our affiliates, it is possible that one or more of our shareholders (such as Five Arrows Realty Securities L.L.C., the beneficial holder of 11.8% of Pacific Gulf Properties' common stock, or another affiliate of Rothschild Realty Inc.) who could be deemed our "affiliates" could purchase properties by virtue of submitting the highest bids in respect of such properties. It is also possible that one or more members of our management might invest in, or be subsequently employed by, a successful bidder for some or all of our remaining assets.

        Each offer to purchase Pacific Gulf Properties' assets must be acted upon by the board of directors. In each case, the board of directors must determine that the cash proceeds received by

Pacific Gulf Properties for any property sale will equal or exceed the fair market value of such property as determined by a sophisticated real estate appraiser or investment bank. Appraisals of our remaining assets will be performed or updated such that the appraisals reflect the fair market value of any properties sold as of the time a definitive agreement for the sale of such properties has been reached or within 90 days before the closing of the sale of such properties. In determining the fair market value of any particular property, the real estate appraiser or investment bank will value the property without regard to any debt encumbering the property. The net proceeds to Pacific Gulf Properties will of course be net of any costs incurred to prepay any debt encumbering the property or any discounts incurred in selling such property subject to such debt.

        As part of the liquidation plan, existing debts and obligations of Pacific Gulf Properties will be satisfied from existing cash balances and the proceeds of the sale of our assets. Among these obligations is a requirement that we indemnify our executives for potential excise taxes that may be imposed upon them due to severance benefits to which they are entitled. See "Interest of Certain Persons in Matters to be Acted Upon." In addition, reserves may be established, as the board of directors deems necessary, for liabilities or expenses, contingent or otherwise, that may arise. We are considering purchasing insurance or establishing a liquidating trust in order to satisfy these obligations. The remaining proceeds will be distributed on a schedule established by the board of directors, on a pro rata basis, to our shareholders as full payment for the shares held by each shareholder. See "Distributions to Shareholders."

        Upon the sale of particular properties, the complete liquidation of Pacific Gulf Properties and distribution of our assets to or for the benefit of our shareholders, the appropriate officers of Pacific Gulf Properties will execute, acknowledge and file Articles of Transfer and/or Articles of Dissolution and/or Articles of Merger with the Maryland State Department of Assessments and Taxation. The officers of Pacific Gulf Properties may also execute other documents or make other governmental filings as appropriate to carry out the disposition of the remaining assets and effectuate the distributions to shareholders. It is difficult to predict the timing of the sale of our remaining assets and, consequently, the timing of liquidating distributions to shareholders since to date no definitive agreements or binding letters of intent have been signed for the sale of the remaining assets. See "Distributions to Shareholders." Although it is expected that Pacific Gulf Properties will continue to qualify as a REIT for the period prior to the distribution of Pacific Gulf Properties' assets to shareholders, no assurance can be given that Pacific Gulf Properties will not lose or terminate its status as a REIT as a result of unforeseen circumstances. See "Income Tax Consequences of Liquidation -- Consequences to Pacific Gulf Properties."

        If we are unable to sell all of our remaining assets within 24 months of the adoption of the liquidation plan or if it is otherwise appropriate or advantageous to do so, we may establish a liquidating trust to which we could distribute in kind our unsold assets. We may also set aside funds in the liquidating trust in order to satisfy contingent debts or obligations of Pacific Gulf Properties. Approval by the shareholders of the sale of our remaining assets and the liquidation plan will also constitute approval of the liquidating trust, any agreement to establish such a trust and appointment of a trustee thereunder. See "Federal Income Tax Considerations" for further discussion of the consequences to shareholders of the establishment of a liquidating trust.

ASSETS SUBJECT TO LIQUIDATION PLAN

        The liquidation plan gives our board of directors the power to sell any and all of the assets of Pacific Gulf Properties (other than the industrial properties and the multifamily properties that are already in the process of being sold) without further approval by the shareholders, provided that such actions are consistent with the terms of the liquidation plan as described in this proxy statement. We intend to conduct the sale of our remaining assets in an orderly manner, and will seek offers for specific pools of assets, although individual sales of assets may be effected and offers for the entire portfolio of investments may be sought. The following table sets forth our remaining assets:

----------------------------- -------------------------------- ----------------------------------------
          PROPERTY                       LOCATION                         NUMBER OF UNITS
----------------------------- -------------------------------- ----------------------------------------
     Active Senior Properties
----------------------------- -------------------------------- ----------------------------------------
Inn at Laguna Hills           Laguna Hills, CA                                140
----------------------------- -------------------------------- ----------------------------------------
The Fountains                 Rancho Santa Margarita, CA                      166
----------------------------- -------------------------------- ----------------------------------------
Tyler Springs                 Riverside, CA                                   273
----------------------------- -------------------------------- ----------------------------------------
Terrace Gardens               Escondido, CA                                   225
----------------------------- -------------------------------- ----------------------------------------
Morning View Terrace          Escondido, CA                                   326
----------------------------- -------------------------------- ----------------------------------------
Sunnyside I                   San Dimas, CA                                   164
----------------------------- -------------------------------- ----------------------------------------
Sunnyside II                  Ontario, CA                                      60
----------------------------- -------------------------------- ----------------------------------------
Sunnyside III                 Ontario, CA                                      84
----------------------------- -------------------------------- ----------------------------------------
     Development Properties
----------------------------- -------------------------------- ----------------------------------------
The Fountains                 Anaheim Hills, CA                               259
----------------------------- -------------------------------- ----------------------------------------
The Fountains                 Temecula, CA                                    244
----------------------------- -------------------------------- ----------------------------------------
The Fountains                 Sacramento, CA                                  166
----------------------------- -------------------------------- ----------------------------------------
The Fountains                 Laguna Niguel, CA                      is approximately equal to 190
----------------------------- -------------------------------- ----------------------------------------
The Fountains                 Pasadena, CA                           is approximately equal to 72
----------------------------- -------------------------------- ----------------------------------------
     Corporate Offices
----------------------------- -------------------------------- ----------------------------------------
Corporate Offices             Newport Beach, CA                is approximately equal to 28,000 sq. ft.
----------------------------- -------------------------------- ----------------------------------------

        In the course of the implementation of the liquidation plan, we reserve the right to make a distribution to our shareholders on a pro-rata basis of one or more subsidiary corporations. Such a spinoff could consist, for example, of Pacific Gulf Properties' property management subsidiary and one or more qualified REIT subsidiary corporations which hold certain properties.

DISTRIBUTION OF PROCEEDS

        Following the sale of Pacific Gulf Properties' remaining assets and satisfaction by Pacific Gulf Properties, through payment, establishment of reserves or implementation of insurance policies, for all of its liabilities and obligations, including the expenses of liquidation, we will distribute to shareholders on a pro-rata basis the balance of available liquidation proceeds. No assurances can be made as to the actual timing of such sales and subsequent distributions which could be made over a substantial period of time. To date, although discussions have occurred and negotiations have been entered into with prospective buyers with respect to some of the remaining assets and Pacific Gulf Properties has received indications of interest for other assets, no definitive agreements or binding letters of intent have been signed to date.

        It is impossible to determine at this time with any precision the aggregate net proceeds that may ultimately be available for distribution to Pacific Gulf Properties' shareholders upon liquidation. That amount will depend upon a variety of factors, including the timing of and the net proceeds realized from the sale of our remaining assets, as well as the ultimate amounts of liquidation-related expenses and other obligations and liabilities that must be satisfied out of such remaining assets. There can be no assurance as to the amount or nature of Pacific Gulf Properties' contingent liabilities, if any.

        The prices at which we will seek to sell our remaining assets will be determined by our management and our board of directors. The assets could be sold to one or more purchasers, in one or more transactions over a period of time, in which case Pacific Gulf Properties would continue to operate until all investments are sold. The amount of proceeds received from the disposition of individual assets is dependent on a number of conditions, many of which are beyond the power of Pacific Gulf Properties to control, including the condition of the real estate and financial markets.

        Distributions to shareholders will be made at such times and upon such terms as determined by the board of directors. Pacific Gulf Properties may from time to time fix a date in respect of any distribution for the determination of the persons to be treated as shareholders of record entitled to receive such distributions. Shareholders will be advised at the time of any such distribution as to the details of the mechanics of distribution and the means by which shares will be cancelled.

        Before the final distribution of our remaining assets to our shareholders, the shares will continue to be transferable and shareholders will continue to have such rights as applicable law confers upon shareholders.

AUTHORITY OF BOARD OF DIRECTORS AND OFFICERS

        The directors and officers of Pacific Gulf Properties will be given broad powers to take whatever action is necessary or desirable in order to carry out the provisions of the liquidation plan and to effect the complete liquidation of Pacific Gulf Properties.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE SALE OF PACIFIC GULF PROPERTIES' REMAINING ASSETS AND OUR SUBSEQUENT LIQUIDATION.

                        FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion addresses the United States federal income tax considerations that should be taken into account in determining whether to vote for or against Proposals 1 and 2. As discussed below, the tax rules applicable to the proposals are complex, and shareholders should consult their individual tax advisors in order to determine the precise consequences to them if both Proposals 1 and 2 are approved or if only Proposal 1 is approved. In addition, this discussion does not address state, local or foreign income tax considerations, and does not address taxes other than income taxes.

BACKGROUND

        We are a "real estate investment trust," or "REIT," subject to special tax rules under the Internal Revenue Code, which we refer to as the Code. Under the REIT rules in the Code, a REIT that meets certain requirements is generally not subject to federal income tax with respect to income it distributes to its shareholders. In order to maintain our status as a REIT, we must, among other things, continue to derive our income from qualified sources, principally rents from real property, interest from mortgages on real property and gains from the sale or exchange of real estate assets. In addition, our principal assets must continue to be real estate assets. Moreover, our deduction for dividends paid during any taxable year must equal at least 95% (90% for any taxable year beginning January 1, 2001) of our taxable income for that year, determined without regard to net capital gain or the deduction for dividends paid.

        Even if we maintain our qualification as a REIT, any net gain from sales of property held primarily for sale to customers in the ordinary course of a trade or business will be subject to a 100% tax. Whether a real estate asset is property held primarily for sale to customers in the ordinary course of a trade or business, the sale of which would be a prohibited transaction for a REIT, is a highly factual determination.

        While we expect to continue to qualify as a REIT under the Code, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because the board of directors deem such loss to be in the best interests of our shareholders, we would be taxable as a corporation for federal income tax purposes and would be liable for federal income taxes at the corporate rate with respect to our taxable income, including income from operations and from sales of assets.

CONSEQUENCES TO PACIFIC GULF PROPERTIES IF PROPOSALS 1 AND 2 ARE APPROVED

        We believe that if Proposal 1 is approved and the purchase agreement is consummated, the sale of property under that agreement will not be subject to the 100% tax mentioned above. Likewise, we believe that if Proposal 2 is approved and the balance of our properties are sold pursuant to a plan of complete liquidation of Pacific Gulf Properties, sales of properties pursuant to that plan will not be subject to the 100% tax.

        Distributions made within 24 months after adoption of a plan of liquidation will, to the extent of our earnings and profits for the taxable year, be treated as dividends paid for purposes of determining our deduction for dividends paid. Since we anticipate that distributions of the proceeds from the sales of the industrial properties will exceed our income for the year of the sale, provided we continue to meet the requirements for qualification as a REIT, we will not be subject to federal income tax on gain recognized in connection with sales of the industrial properties. Likewise, assuming Proposal 2 is approved, we anticipate that proceeds from the sale of our other assets distributed to our shareholders will exceed our income during the year of the sale, and thus that we will not be subject to federal income tax on the gain recognized in connection with the sale of those other properties. Moreover, if we transfer assets to a liquidating trust as described below, while we would recognize income to the extent assets transferred to the liquidating trust have a value that exceeds our tax basis in those assets, we would be entitled to a deduction as a result of such transfer in an amount equal to or greater than the amount of that income.

        As noted above, in order to continue to qualify as a REIT, we must continue to derive our income from qualified sources. Following the sale of the industrial properties, we expect to derive income from the management agreement described in "The Purchase Agreement Management Agreement," which income will not qualify as rents from real property or other qualified income. Therefore, it is possible that we would not be able to maintain our status as a REIT if we continued to earn management income under the management agreement following the sale of the industrial properties.

        Pursuant to recent changes to the Code, beginning on January 1, 2001, a REIT may own up to 100% of the securities of a "taxable REIT subsidiary" (subject to the limitation that the securities of all "taxable REIT subsidiaries" owned by the REIT do not represent more than 20% of the value of the REIT's assets). A "taxable REIT subsidiary" is any subsidiary owned by the REIT if the REIT and the subsidiary elect to treat the subsidiary as a "taxable REIT subsidiary." A taxable REIT subsidiary is taxed as a corporation. We intend to transfer the Management Agreement to a taxable REIT subsidiary after January 1, 2001 if we feel that the transfer is necessary to enable us to continue to comply with the income tests applicable to REITs. In that event, income earned under the management agreement will be subject to tax at corporate income tax rates.

        If we are not able to dispose of all of our remaining properties within 24 months after adopting the liquidation plan, or if it is otherwise advantageous or appropriate to do so (such as if we believe that it is necessary to retain reserves for the payment of contingent liabilities beyond the 24 month period), we may establish a liquidating trust to which we could distribute our remaining assets in order to complete the liquidation. Distributions to a liquidating trust are treated for tax purposes as distributions to shareholders, and are eligible for the deduction for dividends paid to the same extent as if the distributions were made directly to the shareholders. A trust will be treated for tax purposes as a liquidating trust if it is established for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are reasonably necessary to, and consistent with, the accomplishment of that purpose. In the event we establish a trust for these purposes, we intend to comply with the Internal Revenue Service guidelines for establishing a liquidating trust or otherwise to ensure that the trust will qualify for federal income tax treatment as a liquidating trust.

CONSEQUENCES TO SHAREHOLDERS IF PROPOSALS 1 AND 2 ARE APPROVED

        If both the purchase agreement and the plan of liquidation are approved and the proceeds of the sales of our assets and other cash are distributed, the cash received by a shareholder should first be applied against and reduce the basis in such shareholders' shares, and any distributions in excess of the shareholder's basis in its shares should be treated as a capital gain. If the sum of all liquidating distributions is less than a shareholder's basis in its shares, the difference will constitute a capital loss. Such capital gain or loss will be long-term or short-term, depending on whether such shares have been held for more than one year. The determination of the tax consequences of the distributions is made separately with respect to each share of stock owned by the shareholder. Thus, for example, gain may be recognized with respect to some shares prior to the time gain is recognized with respect to other shares if the shareholder's tax basis in each of his or her shares is not identical. Likewise, the character of any gain or loss as short-term or long-term capital gain or loss may differ if the shareholder acquired the shares at different times.

        As noted above, we may transfer assets to a liquidating trust as part of our complete liquidation. A trust treated as a liquidating trust for tax purposes will not be subject to taxation on the receipt of a distribution of our assets, nor on the income generated by such assets. Instead, a distribution to a liquidating trust is treated as a distribution directly to shareholders. Each shareholder will be treated as receiving a liquidating distribution equal to its share of the amount of cash and the fair market value of the assets distributed to the trust. Therefore, a shareholder may recognize gain if the value of the liquidating distribution exceeds its remaining basis in its stock, although the shareholder will not receive a current distribution of cash with which to pay the resulting tax liability. In addition, the shareholders will be treated as the owners of the liquidating trust. Each shareholder will therefore be required to take into account its ratable share of the liquidating trust's items of income and loss when computing its own taxable income. An individual shareholder who itemizes deductions may deduct his or her pro rata share of fees and expenses of the liquidating trust only to the extent that such amount, together with the shareholder's other miscellaneous deductions, exceeds 2% of his or her adjusted gross income. When the liquidating trust makes distributions to shareholders, the shareholders will recognize no additional gain or loss.

        If the trust established to receive liquidating distributions fails to qualify as a liquidating trust for tax purposes, the consequences will depend on the reason for the failure to qualify, but it is most likely that the trust will be taxable as a corporation, rather than as a trust. If the liquidating trust is taxable as a corporation, the trust itself will be subject to tax, and the shareholders could be subject to tax upon the receipt of distributions from the trust. As noted above, if we establish a liquidating trust, we intend to cause the trust to qualify for treatment as a liquidating trust for federal income tax purposes.

CONSEQUENCES TO PACIFIC GULF PROPERTIES IF PROPOSAL 1 IS APPROVED BUT PROPOSAL 2 IS NOT APPROVED

         If the liquidation plan is not adopted, and we continue operating our multi-family apartments and/or our active senior rental housing operations, the sale of the industrial properties and distribution of the net proceeds to our shareholder may constitute a "partial liquidation" for federal income tax purposes. As noted above, in order to continue to qualify as a REIT, our deduction for dividends paid must equal a specified percentage of our taxable income, excluding net capital gain, each year. If the liquidation plan is not adopted and we are treated as making distributions in partial liquidation when we distribute the proceeds of the sale of the industrial properties, we may have to treat a portion of those distributions as a return of capital for which we would not receive a deduction for dividends paid. While the law in this area is unclear, if the distribution of proceeds from the sale of our industrial properties is treated as a distribution in partial liquidation, we may not receive a deduction for dividends paid sufficient to offset all of our taxable income, although we believe that our deduction for dividends paid would be sufficient to enable us to maintain our status as a REIT under the Code. Thus, if Proposal 2 is not approved, we could incur a corporate-level tax on our undistributed net capital gains, even if we have distributed all of the proceeds of the sale of the industrial properties to our shareholders. If we incur a corporate-level tax, we could be forced to borrow funds or sell other assets in order to pay the tax. Given the uncertainty surrounding the application of the relevant Code provisions to our situation, we cannot estimate with any degree of certainty the amount of the potential tax liability if Proposal 2 is not approved. While we believe that we would be able to obtain the cash necessary to pay the tax, there can be no assurance that such cash will be available. Moreover, any corporate-level tax would reduce the amount that our shareholders ultimately receive from us with respect to their stock, and the need to obtain financing to pay the tax could affect our ability to maximize the value of our assets following the sale of our industrial properties.

CONSEQUENCES TO SHAREHOLDERS IF PROPOSAL 1 IS APPROVED BUT PROPOSAL 2 IS NOT APPROVED

        In the event that the plan of liquidation is not approved, and we do not adopt a liquidation plan before distributing the proceeds of the sale of the industrial properties, then distributions of those proceeds to our shareholders will not be treated as distributions in complete liquidation as described in "Consequences to Shareholders if Proposals 1 and 2 Are Approved" above. Instead, except as discussed below, any amounts distributed to shareholders (other than amounts we designate as capital gain dividends) will be treated as ordinary distributions to shareholders. Distributions (other than capital gain dividends) paid by a REIT to its shareholders, to the extent such distributions are paid out of current or accumulated earnings and profits, are taxed as ordinary income and are not eligible for the dividends received deduction for corporate shareholders. Distributions (other than capital gain dividends) that exceed the REIT's current and accumulated earnings and profits are not income to the shareholder until the distributions exceed the shareholder's basis in his or her shares. Distributions in excess of that basis are treated as capital gain, and are taxed as long-term capital gain or short-term capital gain, depending on the shareholder's holding period for the shares.

        To the extent of the net capital gain we recognize in the year of the sale, we can designate distributions to our shareholders as capital gain dividends. Capital gain dividends received by shareholders of a REIT are treated as gain from the sale of a long-term capital asset, regardless of how long the shareholder has held his or her shares. If the liquidation plan is not adopted, we intend to designate the distributions of proceeds from the sale of the industrial properties as capital gain dividends to the extent of our net capital gain for the year of the sale. Any distributions in excess of the designated capital gain dividends for the year will be treated as described in the preceding paragraph.

        As discussed above, if the liquidation plan is not adopted and we continue operating our multi-family apartments and/or our active senior rental housing operations, the sale of the industrial properties may constitute a "partial liquidation" for tax purposes. Distributions to non-corporate shareholders in a partial liquidation are not treated as ordinary distributions as described above, but instead are treated as distributions in exchange for shares held by the non-corporate shareholder. The non-corporate shareholder should not be taxed on the portion of the distribution that is treated as a return of capital, and the amount of the distribution in excess of any return of capital should be treated as a capital gain (short-term or long-term depending on whether such shares have been held for more than a year). The determination of what portion of the distribution will be treated as a return of capital is complex, and the treatment of the distributions may not be known until the end of the year in which they are made. In addition, if any portion of our distributions are treated as distributions in partial liquidation, we may be treated as having retained a portion of our net capital gains, and we would have to pay tax on that amount as described above. If we are treated as retaining net capital gains, each shareholder must include in its U.S. federal income tax return its ratable portion of the amount we are deemed to have retained. In that case, each shareholder would be entitled to a credit for its ratable share of the tax we pay on the capital gains that we are deemed to have retained.

SPECIAL RULES APPLICABLE TO NON-UNITED STATES SHAREHOLDERS

        For purposes of the following discussion, a non-U.S. shareholder is a holder of our shares who (for United States federal income tax purposes) is not
(1) a citizen or resident of the United States, (2) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (4) a trust of which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all substantial decisions. The rules governing United States federal income taxation of distributions received by our non-U.S. shareholders are complex, and no attempt is made herein to provide more than a brief summary of such rules. Accordingly, the discussion does not address all aspects of United States federal income tax law and does not address state, local or foreign tax consequences that may be relevant to a non-U.S. shareholder in light of its particular circumstances.

        As noted above, distributions in complete liquidation or distributions in partial liquidation to non-corporate shareholders are treated as paid in exchange for the shareholder's shares. A non-U.S. shareholder should not be subject to taxation on such distributions if we qualify as a "domestically-controlled REIT." A domestically-controlled REIT is a REIT in which at all times during the applicable testing period, which is generally five years preceding the date of the distribution, less than 50% of the value of the REIT's shares are held directly or indirectly by non-U.S. shareholders. We believe that we are a domestically-controlled REIT, but we cannot provide assurance that we will continue to be a domestically-controlled REIT in the future. Even if we are a domestically-controlled REIT, a non-U.S. shareholder will be subject to U.S. federal income tax on payments in exchange for its shares if its investment in our shares is effectively connected with a U.S. trade or business (or, if an income tax treaty applies, is attributable to a U.S. permanent establishment of the non-U.S. shareholder) or if the non-U.S. shareholder is a nonresident alien individual present in the United States for 183 or more days during the year of the distribution and certain other conditions apply. If we are not a domestically-controlled REIT, so long as our shares are publicly traded, a non-U.S. shareholder will be taxed on distributions paid in exchange for our shares only if the non-U.S. shareholder directly or indirectly owns, or has owned within the five year testing period, more than 5% of the total fair market value of our outstanding shares.

        If Proposal 2 is not approved and we do not adopt a plan of complete liquidation, distributions of the proceeds from the sale of our industrial properties will not be treated as liquidating distributions (subject to the discussion of partial liquidations above) and therefore will not be treated as paid in exchange for our stock. Distributions to a non-U.S. shareholder that are attributable to gain from sales by us of U.S. real property interests, and are not treated as paid in exchange for shares of our stock, will be treated as income that is effectively connected with a U.S. trade or business of the non-U.S. shareholder. Non-U.S. shareholders will thus generally be taxed on such distributions at the same rates applicable to U.S. shareholders (subject to a special alternative minimum tax in the case of nonresident alien individuals). Also, such gain may be subject to a 30% branch profits tax in the hands of a corporate non-U.S. shareholder that is not entitled to a treaty exemption or rate reduction. We are required to withhold 35% of any such distribution, and the withheld amount is creditable against the non-U.S. shareholder's U.S. federal income tax liability and refundable if it exceeds the U.S. tax liability of the non-U.S. shareholder.

STATE, LOCAL AND FOREIGN INCOME TAX

        Shareholders may also be subject to state or local taxes with respect to distributions received by them and should consult their tax advisor regarding such taxes.

        THE ABOVE DISCUSSION OF FEDERAL INCOME TAX CONSIDERATIONS DOES NOT ATTEMPT TO COMMENT ON ALL TAX MATTERS THAT MAY AFFECT PACIFIC GULF PROPERTIES OR THE SHAREHOLDERS IN THE COURSE OF THE SALE AND SUBSEQUENT CASH DISTRIBUTION. THE DISCUSSION ALSO DOES NOT CONSIDER VARIOUS TAX RULES OR LIMITATIONS APPLICABLE TO PARTICULAR SHAREHOLDER SUBJECT TO SPECIAL RULES, INCLUDING, WITHOUT LIMITATION, TAX EXEMPT ENTITIES, INSURANCE COMPANIES, FINANCIAL INSTITUTIONS OR BROKER-DEALERS, FOREIGN SHAREHOLDERS (EXCEPT AS PROVIDED ABOVE) AND SHAREHOLDERS WHO DO NOT OWN THEIR SHARES AS CAPITAL ASSETS. SHAREHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PROPOSALS, PARTICULARLY WITH RESPECT TO THE APPLICATION AND EFFECT OF TAX LAWS OF ANY STATE OR OTHER JURISDICTION IN WHICH THEY ARE SUBJECT TO TAX AND THE EFFECT OF TAX LAWS OTHER THAN INCOME TAX LAWS.

              CONDUCT OF BUSINESS OF PACIFIC GULF PROPERTIES AFTER
                         SALE OF INDUSTRIAL PROPERTIES

MULTIFAMILY PROPERTIES

        We intend to continue to pursue our previously announced plan to dispose of our multifamily properties. We have entered into or soon expect to enter into definitive contracts for the sale of a majority of our ten traditional multifamily apartment properties. The table below summarizes the status of such transactions:

        --------------- -------------------- ---------- ---------------------------------------
                                              NUMBER
           PROPERTY          LOCATION        OF UNITS                   STATUS
        --------------- -------------------- ---------- ---------------------------------------
        Applewood       Santa Ana, CA           406     Definitive contract signed.
                                                        Non-refundable deposit received.
        --------------- -------------------- ---------- ---------------------------------------
        Raintree        Ontario, CA             165     Definitive contract signed.  Due
                                                        diligence complete.  Subject to
                                                        approval of assumption of financing.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 5         Covina, CA              38      Listed for sale.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 7         Diamond Bar, CA         204     Listed for sale.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 12        San Dimas, CA           102     Definitive contract signed.
                                                        Non-refundable deposit received.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 16        West Covina, CA         250     Listed for sale.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 17        San Dimas, CA           156     Definitive contract signed.
                                                        Non-refundable deposit received.
        --------------- -------------------- ---------- ---------------------------------------
        Lariat          San Dimas, CA           30      Definitive contract signed.
                                                        Non-refundable deposit received.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 19        Ontario, CA             125     Definitive contract signed.  Due
                                                        diligence complete.  Subject to
                                                        approval of assumption of financing.
        --------------- -------------------- ---------- ---------------------------------------
        Daisy 20        Ontario, CA             155     Definitive contract signed.  Due
                                                        diligence complete.  Subject to
                                                        approval of assumption of financing.
        --------------- -------------------- ---------- ---------------------------------------

ACTIVE SENIOR PROPERTIES

        Whether or not proposal number 2 is adopted by our shareholders, we intend to continue to actively manage and expand our active senior housing operations. If proposal number 2 is approved, we will attempt to seek a buyer for our active senior housing operations as an on-going business in a attempt to capture the value from those operations in excess of the aggregate individual market values of those properties; if we are unable to sell those properties as an on-going business, then we will sell our active senior housing properties in an individual property basis to capture their individual values.

AGREEMENT TO MANAGE INDUSTRIAL PORTFOLIO

        Pursuant to the purchase agreement, Pacific Gulf Properties and CalWest may enter into an agreement for Pacific Gulf Properties to manage the operations of the industrial properties after their sale to CalWest. Although a definitive agreement has not been entered into at this time, negotiations have been in progress and we anticipate that an agreement will be signed by the closing of the sale of the industrial properties.

MANAGEMENT

        It is anticipated that our current officers and directors will continue to serve in their current capacities until we deem that their services are no longer necessary. We have not entered into severance and/or change of control agreements with key executives in order to retain their continued service following the sale of the industrial properties.

NEW YORK STOCK EXCHANGE LISTING

        It is our intention to maintain the listing of our common shares on the New York Stock Exchange or NYSE until such time as the NYSE causes our common shares to be delisted.

                 INFORMATION ABOUT PACIFIC GULF PROPERTIES INC.

        Additional information regarding Pacific Gulf Properties Inc. is contained in our filings with the SEC. For information on how you can obtain copies of such filings, please see the section entitled "Where You Can Find More Information" on page 44 of this proxy statement.

             INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

        When considering the recommendation of Pacific Gulf Properties' board of directors to approve the proposals submitted in this proxy statement, you should be aware that our officers have interests in the proposed sale and liquidation that are different from, or are in addition to, your interests.

        We have entered into an employment agreement or change of control agreements with our executives as described below. These agreements entitle them to certain benefits upon a change of control of Pacific Gulf Properties. Our board of directors has previously determined that, if and when our shareholders vote to approve our sale of the industrial properties pursuant to the purchase agreement as described in this proxy statement, a change of control will have occurred under both the employment agreement and under these change of control agreements. Our board of directors has also determined that, upon consummation of the sale of the industrial properties pursuant to the proposed purchase agreement, each of the executives will have good reason to terminate his or her employment due to a reduction in duties, responsibilities and salary from the substantial sale of assets of Pacific Gulf Properties. These executive will therefore terminate their employment with the company at the closing of the sale of the industrial properties, thereby entitling them to the benefits described below, and they may then be immediately rehired by Pacific Gulf Properties at reduced salaries.

EMPLOYMENT AGREEMENT

        We have entered into an employment agreement with Mr. Carpenter. The following summary of the material terms of such agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which has been filed as an exhibit to Pacific Gulf Properties' Quarterly Report on Form 10-Q filed with the Commission on November 13, 1998.

        Mr. Carpenter's employment agreement provides that, upon our sale of the industrial portfolio, Mr. Carpenter will become entitled to the following: (i) the immediate vesting of all restricted stock, stock options (subject to certain reductions under our 1999 Long Term Stock Compensation Plan) and other awards issued by Pacific Gulf Properties to Mr. Carpenter and all unvested employer contributions in Mr. Carpenter's 401(k) account, (ii) a cash severance payment equal to three times the sum of (A) Mr. Carpenter's base salary then in effect and (B) the highest annual bonus received by Mr. Carpenter during the five fiscal years ended prior to his termination date, (iii) medical, dental and hospitalization benefits, and life, disability and accident insurance coverage for Mr. Carpenter and his dependents and beneficiaries, at our expense, for 36 months after the sale, unless such coverage is sooner replaced by a new employer, (iv) payments in respect of excise taxes to which Mr. Carpenter may be subject, as described below, and (v) certain other benefits including outplacement services.

CHANGE OF CONTROL AGREEMENTS

        We have entered into change of control agreements with the following executive officers: Mr. Herrman, Mr. Wetzel, Mr. Nadal, Mr. Dewey, Ms. Solbakk and Ms. Wixted. The following summary of the material terms of such agreements is qualified in its entirety by reference to the full text of the Form of Change of Control Agreement, a copy of which has been filed as an exhibit to Pacific Gulf Properties' Annual Report on Form 10-K filed with the Commission on March 30, 1998.

        Under the change of control agreements, upon our sale of the industrial portfolio, each of these executives will become entitled to the following: (i) the immediate vesting of all restricted stock, stock options (subject to certain reductions under our 1999 Long Term Stock Compensation Plan) and other awards issued by Pacific Gulf Properties and all unvested employer contributions in their 401(k) accounts, (ii) a cash severance payment equal to two times the sum of (A) the executive's annual base salary plus (B) the executive's annual bonus for the fiscal year immediately preceding the change of control, (iii) medical, dental and hospitalization benefits for the executive and his or her dependents and beneficiaries, at our expense, for 24 months after the sale, unless such coverage is sooner replaced by a new employer, (iv) payments in respect of excise taxes to which the executive may be subject, as described below, and (v) certain other benefits including outplacement services.

EXCISE TAXES

        Mr. Carpenter's employment agreement and the change of control agreements also contain an excise tax gross-up provision that requires Pacific Gulf Properties to reimburse each executive for any excise tax imposed under
Section 4999 of the Internal Revenue Code, any interest and penalties thereon, and any income taxes or excise taxes imposed on the gross-up payments. This provision is intended to put the executive in the same position as if no excise tax had been imposed. The gross-up provision applies to any payments to the executives with respect to Pacific Gulf Properties, whether or not such payments are made pursuant to Mr. Carpenter's employment agreement or the change of control agreements.

        The excise tax is equal to 20% of any "excess parachute payment." A payment to an employee is an excess parachute payment to the extent that total "parachute payments" to such employee exceed his or her "base amount," except that the excise tax is not imposed unless the total parachute payments to such employee exceed three times such employee's base amount. "Parachute payments" are compensatory payments contingent on a change in ownership or effective control of Pacific Gulf Properties or a substantial portion of its assets, and the "base amount" for any employee is equal to his or her average annual compensation for the five-year period preceding the year of the change in control (or such shorter period as the individual has been employed by Pacific Gulf Properties).

        Severance payments and certain other payments under Mr. Carpenter's employment agreement and the change of control agreements would constitute parachute payments for purposes of the excise tax. In addition, acceleration of vesting under Pacific Gulf Properties' option, restricted stock and other plans, whether the acceleration occurs pursuant to such plans or pursuant to the change of control agreements, would be treated as parachute payments to the extent of the value of the acceleration.

BENEFITS TO OTHER OFFICERS

        On June 14, 2000, the compensation committee of our board of directors granted benefits packages to all of our vice presidents who are not a party to change of control agreements, who remain in our employ until the date of the closing of the sale of the industrial properties. Upon the closing of the transaction, these employees will receive a retention payment equal to the sum of (i) the employee's annual base salary and (ii) the employee's annual bonus for the 1999 fiscal year. All of these employee's unvested stock options and restricted stock will also vest upon the closing of the transaction. Finally, a cash payments in the amount of one-half of an employee's annual base salary will be made if such employee employed for 30 days after the closing of the transaction, but is then terminated without cause.

EMPLOYEE STOCK OPTIONS AND RESTRICTED STOCK

        The compensation committee of our board of directors has determined that the sale of the industrial properties pursuant to the proposed purchase agreement would constitute a change of control under Pacific Gulf Properties' 1993 Share Option Plan. Further, it has determined that all stock options and restricted stock issued to employees under the terms of such plan will immediately vest as of the date of the closing of such sale.

OFFICERS' STOCK OPTIONS

        The compensation committee of our board of directors has determined that the approval by the shareholders of the sale of the industrial properties pursuant to the proposed purchase agreement would constitute a change of control under Pacific Gulf Properties' 1999 Long Term

Stock Compensation Plan. This plan provides for the immediate vesting of stock options issued under the plan if within 24 months of a change of control, the executive terminates his employment for good cause (in some cases a formula will determine the number of options that will vest). The compensation committee of our board of directors has previously determined that upon consummation of the sale of the industrial properties pursuant to the proposed purchase agreement, each of the executives will have good reason to terminate his employment due to a reduction in duties, responsibilities and salary from the substantial sale of assets of Pacific Gulf Properties. As such, an executive who holds stock options issued under this plan who terminates his employment after the consummation of the industrial properties sale will receive the benefits discussed above.

         The following table sets forth, for each of our officers, (i) the current value of stock options (excess of market price of shares subject to options over aggregate exercise price of options) which will immediately vest,
(ii) the current value of restricted stock that will immediately vest, and (iii) severance payments due upon the closing of this transaction:

                                VALUE OF OPTIONS      VALUE OF RESTRICTED
                                   SUBJECT TO          STOCK SUBJECT TO
                                  ACCELERATED             ACCELERATED            SEVERANCE
               OFFICER             VESTING(1)             VESTING(1)             PAYMENTS
               -------          ----------------      --------------------     ------------
        Glenn L. Carpenter...     $ 1,635,000          $    858,000            $  1,882,000
        Donald G. Herrman....         976,000               166,000                 738,000
        J.R. Wetzel..........         939,000               261,000                 763,000
        Lonnie P. Nadal......         616,000                50,000                 590,000
        Robert A. Dewey......         573,000                59,000                 530,000
        All Officers as a           6,298,000             1,692,000               5,767,000
        Group................

        (1) Represents current value of options (excess of market price of shares subject to options over aggregate exercise price of options) and restricted stock based on share price as of August 18, 2000 of 26 1/16 per share.

        In addition, payments we are required to make to our executive officers in respect of excise taxes incurred by them may be as much as $5.2 million.

                 PROPOSALS FOR INCLUSION IN 2001 PROXY STATEMENT

        Any proposal by a shareholder intended to be presented at the 2001 annual meeting of shareholders and included in Pacific Gulf Properties' proxy statement must be received by Pacific Gulf Properties at its principal executive offices not later than December 18, 2000 for inclusion in Pacific Gulf Properties' proxy statement and form of proxy relating to that meeting.

                                  OTHER MATTERS

        Pacific Gulf Properties is not aware of any business or matter other than those indicated above which may properly be presented at the special meeting. If, however, any other matter properly comes before the special meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                       WHERE YOU CAN FIND MORE INFORMATION

        Pacific Gulf Properties Inc. files reports, proxy statements and other information with the SEC under the Securities Exchange Act. You may read and copy this information at the following public reference rooms of the SEC:

        WASHINGTON, D.C.                NEW YORK, NEW YORK           LOS ANGELES, CALIFORNIA
     450 Fifth Street, N.W.            7 World Trade Center          5670 Wilshire Boulevard
           Room 1024                        Suite 1300                      11th floor
     Washington, D.C. 20549             New York, NY 10048            Los Angeles, CA 90036

        You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the public reference rooms by calling the SEC at (800) SEC-0330.

        The SEC also maintains an Internet web site that contains reports, proxy statements and other information about issuers like Pacific Gulf Properties, which file electronically with the SEC. The address of that site is http://www.sec.gov.

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that important information may be disclosed to you by referring you to another document filed separately with the SEC. The information of Pacific Gulf Properties incorporated by reference is deemed to be part of this proxy statement, except for information superseded by information in, or incorporated by reference in, this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC. The following documents contain important information about us and our financial condition and operating results and are hereby incorporated by reference:

        -       Current Report on Form 8-K dated January 7, 1999;
        -       Annual Report on Form 10-K for the year ended December 31, 1999;
        -       Quarterly Report on Form 10-Q for the quarter ended March 31,
                2000;
        -       Quarterly Report on Form 10-Q for the quarter ended June 30,
                2000; and
        -       Current Report on Form 8-K dated June 26, 2000.

        We are also incorporating by reference additional documents that we may file with the SEC under the Exchange Act between the date of this proxy statement and the date of our special meeting of shareholders.

        You may have been sent some of the documents incorporated by reference, but you can obtain any of them through the SEC or Pacific Gulf Properties. Documents incorporated by reference are available from Pacific Gulf Properties, excluding any exhibits which are not specifically incorporated by reference as exhibits to this proxy statement, at the following address:

               Pacific Gulf Properties Inc.
               4220 Von Karman, Second Floor
               Newport Beach, California 92660-2002
               Attention:  Secretary

        If you would like to request documents from either company, please do so by __________, 2000 to receive them before the special meeting.

        You should rely only on the information in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                           By Order of the Board of Directors

                                           DONALD G. HERRMAN
                                           Executive Vice President
                                           Chief Financial Officer and Secretary


_____________, 2000

                          PACIFIC GULF PROPERTIES INC.

                          INDEX TO FINANCIAL STATEMENTS


                                                                                Page
PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000...............F-5

Pro Forma Condensed Consolidated Statement of Operations For the Year Ended
   December 31, 1999.............................................................F-6

Pro Forma Condensed Consolidated Statement of Operations for the Six Months
   Ended June 30, 2000...........................................................F-7

Notes to Pro Forma Condensed Consolidated Financial Statements...................F-8

                          PACIFIC GULF PROPERTIES INC.

              PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


Pacific Gulf Properties Inc. (the "Company") was incorporated in Maryland in 1993 and operates as a real estate investment trust under the Internal Revenue Code of 1986, as amended. The Company owns, develops and manages (i) a portfolio of industrial properties comprised of 72 properties encompassing more than 14.9 million square feet of space, (ii 10 traditional multifamily apartments containing 1,631 units which are currently being marketed for sale, and (iii) eight rental apartment communities comprised of 1,438 units and five properties designed for active seniors age 55 and older comprised of 931 units which are currently under development.

On June 20, 2000, pursuant to a definitive purchase agreement, the Company has contracted to sell its portfolio of 72 industrial properties (the "Industrial Property Portfolio") to CalWest Industrial Properties LLC ("CalWest"). The transaction has been unanimously approved by the Company's board of directors but is subject to shareholder approval. Pursuant to the purchase agreement, the Company and CalWest are likely to enter into a separate agreement for the Company to manage the operations of the industrial property portfolio after the sale to CalWest. It is anticipated that a separate management agreement will be signed by the closing of the sale.

During 2000, the Company has entered into two contracts to sell four of its traditional multifamily apartments: Applewood Apartments, Daisy 12 Apartments, Daisy 17 Apartments and Lariat Apartments (together the "Four Family Style Apartments") to independent third party buyers. These transactions have also been approved by the Company's board of directors and do not require shareholder approval.

If the aforementioned sales of the Four Family Style Apartments and the Industrial Property Portfolio are consummated, the Company's real estate portfolio will consist of six traditional multifamily apartments containing 937 units which are being marketed for sale, and 13 rental apartment communities designed for active seniors comprising 2,369 units, including 931 units at five communities which are currently under development.

The following unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2000 is based on the unaudited historical financial statements of the Company and has been prepared as if each of the following transactions had occurred as of June 30, 2000: (i) the acquisitions of two land parcels in Laguna Niguel and Pasadena, California for development of two active senior rental apartment communities; (ii) the sale of 12029 Regentview, an industrial building containing approximately 90,000 leasable square feet located in Downey, California subsequent to June 30, 2000; (iii) completion of the sales of the Four Family Style Apartments; and (iv) completion of the sale of the Industrial Property Portfolio to CalWest, including transactions in connection with such sale and the repayment of indebtedness utilizing proceeds from the sale as more fully described in this Proxy Statement.

The following unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1999 is based on the historical financial statements of the Company and have been prepared as if each of the following transactions had occurred as of January 1, 1999:

(i) the following acquisitions of industrial properties during 1999 (collectively referred to as the "1999 Acquisitions"): (a) Geneva Industrial Park, an industrial property containing approximately 68,000 leasable square feet located in Tempe, Arizona purchased in August 1999
        (b) PGDC-Las Vegas, an industrial property containing approximately 79,000 leasable square feet located in Las Vegas, Nevada purchased in November 1999 and (c) Broadwood Industrial Park, an industrial property containing approximately 156,000 leasable square feet located in Mesa, Arizona purchased in November 1999;

(ii) the following dispositions of industrial properties during 1999 (collectively referred to as the "1999 Dispositions"): (a) PGDS Anaheim, an industrial property containing approximately 91,000 leasable square feet located in Anaheim, California sold in June 1999; (b) Seattle Industrial, an industrial property containing approximately 42,000 leasable square feet located in Seattle, Washington sold in August 1999;
        (c) Goldenwest-Etiwanda, an industrial building containing approximately 301,000 leasable square feet located in Ontario, California sold in October 1999; and (d) Contra-Costa Diablo Business Park, an industrial building containing approximately 17,000 leasable square feet located in Concord, California sold in December 1999;

(iii) the following dispositions of industrial properties during 2000 (collectively referred to as the "2000 Dispositions") (a) PGBC Irvine, an industrial building containing approximately 12,000 leasable square feet located in Lake Forest, California sold in March 2000; (b) PGBP-Lake Forest, an industrial building containing approximately 25,000 leasable square feet located in Lake Forest, California sold in March 2000; (c) PGBP-Riverview, an industrial property containing approximately 107,000 leasable square feet located in San Bernardino, California sold in May 2000; (d) PGPB-Bell Ranch, an industrial building containing approximately 129,000 leasable square feet located in Santa Fe Springs, California sold in June 2000 and (e) 12029 Regentview, an industrial building containing approximately 90,000 leasable square feet sold subsequent to June 30, 2000;

(iv) the redemption of $12 million of remaining convertible subordinated debentures in 1999 in exchange for 640,772 shares of the Company's common stock;

(v)     the completion of the sales of the Four Family Style Apartments; and

(vi) the completion of the sale of the Industrial Property Portfolio to CalWest, including transactions in connection with such sale and the repayment of indebtedness utilizing proceeds from the sale as more fully described in this Proxy Statement.

The following unaudited Pro Forma Condensed Consolidated Statement of
Operations for the six months ended June 30, 2000 is based on the unaudited historical financial statements of the Company and has been prepared as if each of the following transactions had occurred as of January 1, 1999: (i) completion of the 2000 Dispositions; (ii) completion of the sales of the Four Family Style Apartments and (iii) completion of the sale of the Industrial Property Portfolio to CalWest including transactions in connection with such sale and the repayment of indebtedness utilizing proceeds from the sale as more fully described in this Proxy Statement.

The pro forma condensed consolidated financial statements do not reflect any anticipated distributions to shareholders from the above sales. In addition, the following pro forma information is not necessarily indicative of what the Company's financial position or results of operations would have been assuming the completion of the described transactions as of the beginning of the periods indicated, nor does it purport to project the Company's financial position or results of operations at any future date or for any future period. In addition, the historical operating results for the six months ended June 30, 2000 are not necessarily indicative of the results to be obtained by the Company for the year ending December 31, 2000. The following information should be read in conjunction with the Company's annual report on Form 10-K, the Company's Quarterly Reports for the quarters ended June 30, 2000 and March 31, 2000 and all of the financial information and notes thereto contained elsewhere in this Proxy Statement, or incorporated herein by reference.

                          PACIFIC GULF PROPERTIES INC.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                                  JUNE 30, 2000
                             (Dollars in thousands)

                                                                                     FOUR
                                                                                    FAMILY
                                                                                    STYLE
                                                  ACQUISITIONS/                   APARTMENTS
                                   HISTORICAL    DISPOSITIONS (A)    SUBTOTAL      SALES (B)     SUBTOTAL
                                   ---------     ----------------    ---------     ---------     ---------
ASSETS
Real estate assets
    Operating properties           $ 823,965        $  (3,203)       $ 820,762     $ (36,766)    $ 783,996
    Properties under development      48,360            6,194           54,554            --        54,554
Cash                                   8,598           (3,022)           5,576        49,023        54,599
Other assets                          24,864               --           24,864          (271)       24,593
                                   ---------        ---------        ---------     ---------     ---------
                                   $ 905,787        $     (31)       $ 905,756     $  11,986     $ 917,742
                                   =========        =========        =========     =========     =========

LIABILITIES
Loans payable                      $ 297,807        $      --        $ 297,807     $ (11,207)    $ 286,600
Line of credit                       132,350               --          132,350            --       132,350
Accounts payable and accrued
     liabilities                      18,481              (28)          18,453          (320)       18,133

Dividends payable                     10,561               --           10,561            --        10,561
                                   ---------        ---------        ---------     ---------     ---------
                                     459,199              (28)         459,171       (11,527)      447,644

Minority interest in consolidated     18,126               --           18,126            --        18,126
    partnerships

SHAREHOLDERS' EQUITY
Preferred shares                          28               --               28            --            28
Common shares                            212               --              212            --           212
Less notes receivable issued
     for common shares                (9,708)              --           (9,708)           --        (9,708)

Additional paid in capital           434,248               --          434,248            --       434,248
Retained earnings                      3,682               (3)           3,679        23,513        27,192
                                   ---------        ---------        ---------     ---------     ---------
                                     428,462               (3)         428,459        23,513       451,972
                                   ---------        ---------        ---------     ---------     ---------
                                   $ 905,787        $     (31)       $ 905,756     $  11,986     $ 917,742
                                   =========        =========        =========     =========     =========

                                    INDUSTRIAL
                                     PROPERTY
                                    PORTFOLIO
                                     SALE (C)       PRO FORMA
                                     ---------      ---------
ASSETS
Real estate assets
    Operating properties             $(672,279)     $ 111,717
    Properties under development       (19,419)        35,135
Cash                                   593,800        648,399
Other assets                            (8,036)        16,557
                                     ---------      ---------
                                     $(105,934)     $ 811,808
                                     =========      =========

LIABILITIES
Loans payable                        $(188,803)     $  97,797
Line of credit                        (132,350)            --
Accounts payable and accrued
     liabilities                        (7,519)(D)     42,837
                                        32,223 (E)
Dividends payable                           --         10,561
                                     ---------      ---------
                                      (296,449)       151,195

Minority interest in consolidated      (12,341)(F)      5,785
    partnerships

SHAREHOLDERS' EQUITY
Preferred shares                           (28)(G)         --
Common shares                               33 (F)(G)     245
Less notes receivable issued
     for common shares                     985 (H)     (8,723)

Additional paid in capital              12,336 (F)    446,584
Retained earnings                      189,530        216,722
                                     ---------      ---------
                                       202,856        654,828
                                     ---------      ---------
                                     $(105,934)     $ 811,808
                                     =========      =========


See accompanying notes

                                 PACIFIC GULF PROPERTIES INC.

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                             FOR THE YEAR ENDED DECEMBER 31, 1999
                        (Dollars in thousands, except per share data)

                                                                                                  FOUR
                                                                                              FAMILY STYLE
                                                     ACQUISITIONS/                             APARTMENTS
                                     HISTORICAL      DISPOSITIONS            SUBTOTAL            SALES
                                   ------------      ------------          ------------       ------------
REVENUES
Rental income
  Industrial properties            $     98,288      $      7,192 (I)      $    105,480       $         --
  Multifamily properties                 25,880              (179)(I)            25,701             (6,601)(M)
                                   ------------      ------------          ------------       ------------
                                        124,168             7,013               131,181             (6,601)

Fee income                                   --                --                    --                 --
                                   ------------      ------------          ------------       ------------
Total revenues                          124,168             7,013               131,181             (6,601)

EXPENSES
Rental property expenses
  Industrial properties                  21,570             1,442 (I)            23,012                 --
  Multifamily properties                  9,334              (128)(I)             9,206             (2,197)(M)
                                   ------------      ------------          ------------       ------------
                                         30,904             1,314                32,218             (2,197)

Depreciation                             26,117              (810)(J)            25,307               (989)(N)
Interest                                 27,242              (122)(K)            27,120               (808)(N)
General and administrative                7,165                --                 7,165                 --
Minority interest                         1,342                --                 1,342                 --
                                   ------------      ------------          ------------       ------------
Total expenses                           92,770               382                93,152             (3,994)
                                   ------------      ------------          ------------       ------------

INCOME BEFORE GAIN ON SALES              31,398             6,631                38,029             (2,607)
  AND PREFERRED DIVIDENDS

Preferred dividends                       4,971                --                 4,971                 --
                                   ------------      ------------          ------------       ------------

INCOME BEFORE GAIN ON SALES
   OF REAL ESTATE (X)              $     26,427      $      6,631          $     33,058       $     (2,607)
                                   ============      ============          ============       ============

Weighted average common
  shares outstanding (W)             20,216,704
                                   ============
Income per share before gains
  on sale of real estate(W)        $       1.31
                                   ============

                                                      INDUSTRIAL
                                                      PROPERTY
                                                      PORTFOLIO
                                    SUBTOTAL             SALE                  PRO FORMA
                                  ------------       ------------             ------------
REVENUES
Rental income
  Industrial properties           $    105,480       $   (105,480)(O)         $         --
  Multifamily properties                19,100                 --                   19,100
                                  ------------       ------------             ------------
                                       124,580           (105,480)                  19,100

Fee income                                  --              5,104 (P)                5,104
                                  ------------       ------------             ------------
Total revenues                         124,580           (100,376)                  24,204

EXPENSES
Rental property expenses
  Industrial properties                 23,012            (23,012)(O)                   --
  Multifamily properties                 7,009                 --                    7,009
                                  ------------       ------------             ------------
                                        30,021            (23,012)                   7,009

Depreciation                            24,318            (20,606)(Q)                3,712
Interest                                26,312            (20,595)(L)(R)             5,717
General and administrative               7,165                 --                    7,165
Minority interest                        1,342             (1,104)(S)                  238
                                  ------------       ------------             ------------
Total expenses                          89,158            (65,317)                  23,841
                                  ------------       ------------             ------------

INCOME BEFORE GAIN ON SALES             35,422            (35,059)                     363
  AND PREFERRED DIVIDENDS

Preferred dividends                      4,971             (4,971)(T)                   --
                                  ------------       ------------             ------------

INCOME BEFORE GAIN ON SALES
   OF REAL ESTATE (X)             $     30,451       $    (30,088)            $        363
                                  ============       ============             ============

Weighted average common
  shares outstanding (W)                                                        24,879,387
                                                                              ============
Income per share before gains
  on sale of real estate(W)                                                   $        .01
                                                                              ============

See accompanying notes

                                 PACIFIC GULF PROPERTIES INC.

                   PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                            FOR THE SIX MONTHS ENDED JUNE 30, 2000 (Dollars in
                        thousands, except per share data)

                                                                                                      FOUR
                                                                                                  FAMILY STYLE
                                                             2000                                  APARTMENTS
                                       HISTORICAL        DISPOSITIONS            SUBTOTAL             SALES
                                      ------------       ------------          ------------       ------------
REVENUES
Rental income
    Industrial properties             $     53,480       $       (858)(U)      $     52,622       $         --
    Multifamily properties                  13,517                 --                13,517             (3,468)(M)
                                      ------------       ------------          ------------       ------------
                                            66,997               (858)               66,139             (3,468)
Fee income                                      --                 --                    --                 --
                                      ------------       ------------          ------------       ------------
Total revenues                              66,997               (858)               66,139             (3,468)
EXPENSES
Rental property expenses
    Industrial properties                   11,566               (156)(U)            11,410                 --
    Multifamily properties                   4,502                 --                 4,502             (1,057)(M)
                                      ------------       ------------          ------------       ------------
                                            16,068               (156)               15,912             (1,057)
Depreciation                                14,567               (216)(V)            14,351               (517)(N)
Interest                                    14,524               (202)(V)            14,322               (404)(N)
General and administrative                   3,650                 --                 3,650                 --
Minority interest expense                      604                 --                   604                 --
                                      ------------       ------------          ------------       ------------
                                            49,413               (574)               48,839             (1,978)
                                      ------------       ------------          ------------       ------------
INCOME BEFORE GAIN ON SALES AND             17,584               (284)               17,300             (1,490)
    PREFERRED DIVIDENDS
Preferred dividends                          2,529                 --                 2,529                 --
                                      ------------       ------------          ------------       ------------
INCOME BEFORE GAIN ON SALES ON
    REAL ESTATE (Y)                   $     15,055       $       (284)         $     14,771       $     (1,490)
                                      ============       ============          ============       ============
Weighted average common shares
    outstanding (W)                     20,694,000
                                      ============
Income per share before gains on
    sale of real estate(W)            $        .73
                                      ============


                                                          INDUSTRIAL
                                                           PROPERTY
                                                           PORTFOLIO
                                        SUBTOTAL             SALE               PRO FORMA
                                      ------------       ------------          ------------
REVENUES
Rental income
    Industrial properties             $     52,622       $    (52,622)(O)      $         --
    Multifamily properties                  10,049                 --                10,049
                                      ------------       ------------          ------------
                                            62,671            (52,622)               10,049
Fee income                                      --              2,769(P)              2,769
                                      ------------       ------------          ------------
Total revenues                              62,671            (49,853)               12,818
EXPENSES
Rental property expenses
    Industrial properties                   11,410            (11,410)(O)                --
    Multifamily properties                   3,445                 --                 3,445
                                      ------------       ------------          ------------
                                            14,855            (11,410)                3,445
Depreciation                                13,834            (11,877)(Q)             1,957
Interest                                    13,918            (11,066)(R)             2,852
General and administrative                   3,650                 --                 3,650
Minority interest expense                      604               (483)(S)               121
                                      ------------       ------------          ------------
                                            46,861            (34,836)               12,025
                                      ------------       ------------          ------------
INCOME BEFORE GAIN ON SALES AND             15,810            (15,017)                  793
    PREFERRED DIVIDENDS
Preferred dividends                          2,529             (2,529)(T)                --
                                      ------------       ------------          ------------
INCOME BEFORE GAIN ON SALES ON
    REAL ESTATE (Y)                   $     13,281       $    (12,488)         $        793
                                      ============       ============          ============
Weighted average common shares
    outstanding (W)                                                              24,926,236
                                                                               ============
Income per share before gains on
    sale of real estate(W)                                                     $        .03
                                                                               ============



See accompanying notes

                          PACIFIC GULF PROPERTIES INC.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                    (DOLLARS IN THOUSANDS, EXCEPT SHARE DATA)

(A) Includes the following: (i) acquisitions of two land parcels for development of active senior multifamily communities in Laguna Niguel and Pasadena, California at a purchase price of $2,230 and $3,964, respectively, and (ii) disposition of 12029 Regentview with an aggregate net book value of $3,203. Net proceeds from the sale of 12029 Regentview total $3,172 after selling expenses ($250) and the assumption by CalWest of security deposit liabilities ($28).

(B) Disposition of the Four Family Style Apartments with an aggregate net book value of $36,766. Net proceeds from the sales total $49,023, after repayment of secured indebtedness ($11,207) and assumption by CalWest of security deposit liabilities ($320). In connection with the sale, $271 of related other assets will be charged to operations.

(C) Disposition of the Company's Industrial Property Portfolio with an aggregate net book value of $691,698 ($672,279 of operating properties and $19,419 of properties under development). Assumes an aggregate sales price of $929,000 if all of the properties comprising the Industrial Property Portfolio are sold to CalWest. The exact number of properties sold may differ as more fully discussed in the purchase agreement.

Net proceeds from the sale total $593,800, after selling expenses and related costs ($14,147), the repayment of secured indebtedness ($77,283), the assumption by CalWest of secured indebtedness ($111,520). Proceeds from the sale will be utilized to repay the outstanding balance of the Company's line of credit ($132,350). In connection with the sale, $8,036 of related other assets will be charged to operations.

(D) Assumption of security deposit liabilities by CalWest of the Industrial Property Portfolio ($7,519).

(E) Accrual of costs directly associated with the sale of the Industrial Property Portfolio including: employee severance payments and additional compensation ($17,911); broker fees ($6,078); loan prepayment fees ($4,734), and legal accounting and other costs ($3,500).

(F) Conversion of the minority interests of two limited partnerships into 548,341 shares of common stock (aggregate par value $5; additional paid-in-capital $12,336) as a result of the Industrial Property Portfolio sale. The partnership interests were converted into common stock at their historical carrying value of $12,341.

(G) Conversion of Class A Preferred Stock (aggregate par value $28) into 2,763,116 shares of Common Stock in connection with the Industrial Property Portfolio sale.

(H) Accelerated vesting of restricted stock and related unearned compensation expense ($985) in connection with the Industrial Property Portfolio sale.

(I) Adjustment to reflect revenues and certain expenses of the following industrial and multifamily properties comprising the 1999 Acquisitions for the period prior to their acquisition by the Company (adjusted to reflect increased property taxes based on the properties' acquisition cost and current property tax rates), and revenues and certain expenses of the properties comprising the 1999 Dispositions and the 2000 Dispositions for the period prior to their disposal by the Company:

                                                YEAR ENDED DECEMBER 31, 1999
                                --------------------------------------------------------------
                                   1999               1999              2000
                                ACQUISITIONS     DISPOSITIONS       DISPOSITIONS         TOTAL
                                ------------     ------------       ------------         -----
Rental income
   Industrial properties          $ 11,925          $ (3,102)         $ (1,631)         $  7,192
   Multifamily properties               --              (179)               --              (179)
                                  --------          --------          --------          --------
                                    11,925            (3,281)           (1,631)            7,013
Rental property expenses
   Industrial properties             2,157              (412)             (303)            1,442
   Multifamily properties               --              (128)               --              (128)
                                  --------          --------          --------          --------
                                     2,157              (540)             (303)            1,314
                                  ========          ========          ========          ========
                                  $  9,768          $ (2,741)         $ (1,328)         $  5,699
                                  ========          ========          ========          ========

(J) Reduction in depreciation expense of $810 resulting from an increase of $486 relating to the purchase of the 1999 Acquisitions, net of a reduction of $1,296 due to the 1999 Dispositions and the 2000 Dispositions (the actual depreciation relating to the 1999 Dispositions and the 2000 Dispositions during the year ended December 31, 1999). The depreciation expense related to the purchase of the 1999 Acquisitions for the period prior to their acquisition was computed utilizing estimated remaining useful lives of 35 years and the depreciable basis of the properties as follows:

                                                     DEPRECIABLE      DEPRECIATION
PROPERTY                            TOTAL COST          BASIS            EXPENSE
--------                            ----------          -----            -------
1999 Acquisitions
   Geneva                            $  3,237          $  1,717         $     32
   PGDC - Las Vegas                    18,738            12,588              313
   Broadwood Business Center            7,973             5,640              141
                                     --------          --------         --------
                                       29,948            19,945              486

1999 Dispositions                                                           (923)
2000 Dispositions                                                           (373)
                                                                        --------
                                                                        $   (810)
                                                                        ========

(K) Increase in interest expense of $122 resulting from an increase of $965 on the borrowings utilized to finance the purchase of the 1999 Acquisitions, net of a reduction in interest expense of $1,087 resulting from the sale of 1999 Dispositions and the 2000 Dispositions (the actual interest relating to the 1999 Dispositions and the 2000 Dispositions during 1999), for the period prior to their purchase, calculated based on the actual interest rates of the specific new borrowings as follows:


Property                         Debt      Interest Rate  Interest Expense
--------------------------------------------------------------------------
1999 Acquisitions
PGDC-Las Vegas                 $ 4,366          8.38%      $   319
Broadwood Business Center        6,500          8.15%          462
Fountains - Anaheim Hills        2,620          8.03%          184
                                                           -------
                                                               965
1999 Dispositions                                             (687)
2000 Dispositions                                             (400)
                                                           -------
                                                           $  (122)
                                                           =======


        The 1999 Acquisitions were financed utilizing borrowings under one fixed rate and two variable rate mortgage notes payable. Interest expense on the mortgage notes payable is calculated for the period indicated utilizing the actual rates on the date of the borrowings.

(L) Includes a reduction in interest expense of $615 associated with the redemption of $12,000 of convertible subordinated debentures in 1999 in exchange for 640,772 shares of the Company's common stock.

(M) Adjustment to eliminate the revenues and certain expenses of the multifamily properties comprising the Four Family Style Apartments sales for the following periods:


                                                   SIX MONTHS
                                 YEAR ENDED          ENDED
                             DECEMBER 31, 1999   JUNE 30, 2000
                             -----------------   -------------
Rental income                     $ 6,601           $ 3,468
Rental property expenses           (2,197)           (1,057)
                                  =======           =======
                                  $ 4,404           $ 2,411
                                  =======           =======

(N) Reduction in depreciation and interest expense due to the completion of the Four Family Style Apartments sales (the actual depreciation and interest relating to the Four Family Style Apartments for the periods indicated):


                                     SIX MONTHS
                   YEAR ENDED           ENDED
                DECEMBER 31, 1999   JUNE 30, 2000
                -----------------   -------------
Depreciation          $989              $517
                      ====              ====
Interest               808               404
                      ====              ====


(O) Adjustment to eliminate the revenues and certain expenses of the properties comprising the Industrial Property Portfolio sale for the following periods:


                                                     SIX MONTHS
                                   YEAR ENDED          ENDED
                               DECEMBER 31, 1999   JUNE 30, 2000
                               -----------------   -------------
Rental income                      $105,480           $ 52,622
Rental property expenses            (23,012)           (11,410)
                                   --------           --------
                                   $ 82,468           $ 41,212
                                   ========           ========

(P) Fee income consisting of management and leasing fees totaling $5,104 and $2,769 for the year ended December 31, 1999 and the six months ended June 30, 2000, respectively. Management fees are based on 3% of the rental revenues of the Industrial Property Portfolio pursuant to an agreement with CalWest.

(Q) Reduction in depreciation expense due to the Industrial Property Portfolio sale (the actual depreciation relating to the Industrial Property Portfolio sale for the periods indicated):


                                                SIX MONTHS
                             YEAR ENDED            ENDED
                         DECEMBER 31, 1999     JUNE 30, 2000
                         -----------------     -------------
                              $20,606             $11,877
                              -------             -------

(R) Reduction in interest expense due to the Industrial Property Portfolio sale, including the repayment of specific debt, the assumption by CalWest of indebtedness secured by the Industrial Property Portfolio and the repayment of the Company's Line of Credit as follows:


                                                   SIX MONTHS
                                 YEAR ENDED          ENDED
                             DECEMBER 31, 1999   JUNE 30, 2000
                             -----------------   -------------
Secured debt                       $13,392          $ 7,146
Line of credit                       6,588            3,920
                                   =======          =======
                                   $19,980          $11,066
                                   =======          =======


        The reduction in interest expense represents the actual interest incurred on the secured debt related to the Industrial Property Portfolio and line of credit borrowings for the periods indicated.

(S) Reduction in minority interest resulting from the conversion of limited partnership interests in two industrial properties into 548,341 shares of common stock as of the beginning of the periods presented.

(T) Elimination of preferred dividend requirements as of the beginning of the periods presented resulting from the conversion of the Class A Preferred Stock into 2,763,116 shares of common stock, at a conversion ratio of 1:1, in connection with the Industrial Property Portfolio sale.

(U) Adjustment to eliminate the revenues and certain expenses of the industrial properties comprising the 2000 Dispositions for the period prior to their disposal by the Company:


Rental income                     $ 858
Rental property expenses           (156)
                                  -----
                                  $ 702
                                  =====


(V) Reduction in depreciation and interest expense of $216 and 202, respectively, due to the 2000 Dispositions (the actual depreciation and interest expense relating to the 2000 Dispositions during the six months ended June 30, 2000).

(W) Per share data is calculated using the weighted average of common shares outstanding during the periods presented. Pro forma weighted average common shares include the following common stock issuances as of the beginning of the periods presented: (i) 640,772 shares of common stock issued by the Company in conjunction with the redemption of $12 million of convertible subordinated debentures in 1999; (ii) 548,341 shares of common stock issued upon the conversion of limited partnership units held by minority partners in two properties included in the Industrial Property Portfolio and three properties in the Four Family Style Apartments; (iii) 2,763,116 shares of common stock issued in exchange for 2,763,116 shares of Class A Preferred Stock redeemed in connection with the sale of the Industrial Property Portfolio and (iv) 893,657 shares for the accelerated vesting of employee stock options.

(X)     Excludes a $8,472 nonrecurring gain from the 1999 Dispositions.

(Y)     Excludes a $3,415 nonrecurring gain from the 2000 Dispositions.

                                                                       EXHIBIT A

                         AGREEMENT OF PURCHASE AND SALE

                              DATED JUNE 20, 2000
                                    BETWEEN

                          PACIFIC GULF PROPERTIES INC.
                                      AND

                       CALWEST INDUSTRIAL PROPERTIES, LLC

                               TABLE OF CONTENTS

ARTICLE I  PURCHASE AND SALE OF PROPERTY.....................................   A-1
  Section 1.1    Sale........................................................   A-1
  Section 1.2    Deposit; Purchase Price.....................................   A-2
  Section 1.3    Adjustments to Purchase Price...............................   A-3
  Section 1.4    Material Adverse Matters....................................   A-4
  Section 1.5    Partnership Properties......................................   A-5
  Section 1.6    Ground Leases...............................................   A-6
  Section 1.7    Right of First Refusal Properties...........................   A-6
  Section 1.8    Deferred Properties.........................................   A-7

ARTICLE II  REPRESENTATIONS AND WARRANTIES; BUYER'S EXAMINATION..............   A-8
  Section 2.1    Representations and Warranties of the Seller................   A-8
  Section 2.2    Representations and Warranties of the Buyer.................  A-10
  Section 2.3    Survival of Representations and Warranties; Limitations.....  A-10
  Section 2.4    The Buyer's Independent Investigation.......................  A-11
  Section 2.5    Release.....................................................  A-13
  Section 2.6    Release Related to General Physical Items and ADA...........  A-13
  Section 2.7    Survival....................................................  A-14

ARTICLE III  TITLE...........................................................  A-14
  Section 3.1    Conditions of Title.........................................  A-14
  Section 3.2    Evidence of Title...........................................  A-15
  Section 3.3    Cost of Title and Other Closing Costs.......................  A-15

ARTICLE IV  RISK OF LOSS; INSURANCE PROCEEDS; SUBSEQUENT MATERIAL ADVERSE
            MATTERS..........................................................  A-16
  Section 4.1    Minor Loss..................................................  A-16
  Section 4.2    Major Loss..................................................  A-16
  Section 4.3    Minor Loss -- Subsequent Material Adverse Matter............  A-16
  Section 4.4    Major Loss -- Subsequent Material Adverse Matter............  A-17
  Section 4.5    Certain Procedures..........................................  A-17

ARTICLE V  BROKERS AND EXPENSES..............................................  A-17
  Section 5.1    Brokers.....................................................  A-17
  Section 5.2    Expenses....................................................  A-17

ARTICLE VI  COVENANTS........................................................  A-18
  Section 6.1    Maintenance, Leasing and Sale of the Properties.............  A-18
  Section 6.2    Assumption of Mortgages.....................................  A-19
  Section 6.3    Service Contracts...........................................  A-19
  Section 6.4    Tenant Notices; Estoppels...................................  A-20
  Section 6.5    Solicitation; Negotiations..................................  A-20
  Section 6.6    Proxy Statement; Meeting of Stockholders....................  A-20
  Section 6.7    No Employees................................................  A-21
  Section 6.8    Management Agreement........................................  A-21

ARTICLE VII  CLOSING AND ESCROW..............................................  A-21
  Section 7.1    Escrow Instructions.........................................  A-21
  Section 7.2    Closing.....................................................  A-21
  Section 7.3    Deposit of Documents........................................  A-22
  Section 7.4    Further Efforts.............................................  A-23
  Section 7.5    Prorations..................................................  A-23

ARTICLE VIII  CONDITIONS TO CLOSING..........................................  A-24
  Section 8.1    Conditions to Each Party's Obligations to Effect the
                 Closing.....................................................  A-24
  Section 8.2    Conditions to the Obligations of the Seller.................  A-25
  Section 8.3    Conditions to the Obligations of the Buyer..................  A-25

ARTICLE IX  TERMINATION......................................................  A-26
  Section 9.1    Termination.................................................  A-26
  Section 9.2    Effect of Termination.......................................  A-27
  Section 9.3    Fees and Expenses...........................................  A-27
  Section 9.4    Termination after the Closing...............................  A-29
  Section 9.5    Effect of Termination after the Closing.....................  A-30

ARTICLE X  MISCELLANEOUS.....................................................  A-31
  Section 10.1   Notices.....................................................  A-31
  Section 10.2   Entire Agreement............................................  A-32
  Section 10.3   Entry and Indemnity.........................................  A-32
  Section 10.4   Time........................................................  A-33
  Section 10.5   Attorneys' Fees.............................................  A-33
  Section 10.6   Assignment..................................................  A-33
  Section 10.7   Counterparts................................................  A-33
  Section 10.8   Governing Law...............................................  A-33
  Section 10.9   Confidentiality and Return of Documents.....................  A-33
  Section 10.10  Interpretation of Agreement.................................  A-34
  Section 10.11  Limited Liability...........................................  A-34
  Section 10.12  Amendments..................................................  A-34
  Section 10.13  No Recording................................................  A-34
  Section 10.14  Drafts Not an Offer to Enter Into a Legally Binding
                 Contract....................................................  A-34
  Section 10.15  No Partnership..............................................  A-34
  Section 10.16  Survival....................................................  A-34
  Section 10.17  Oregon Statutory Disclaimer.................................  A-34
  Section 10.18  Survival of Article X.......................................  A-34
  Section 10.19  Delivery Items..............................................  A-34
  Section 10.20  Intent to Transfer Industrial Portfolio.....................  A-35
  Section 10.21  Defined Terms...............................................  A-35

                         AGREEMENT OF PURCHASE AND SALE

     This Agreement of Purchase and Sale ("Agreement"), dated June 20, 2000, is between Pacific Gulf Properties Inc. (the "Seller"), and CalWest Industrial Properties, LLC (the "Buyer"). The definition of certain capitalized terms used herein, as well as the location of the definition of other capitalized terms used herein, are set forth in Section 10.19 hereof.

                                   ARTICLE I

                         PURCHASE AND SALE OF PROPERTY

     SECTION 1.1  Sale.

     (a) The Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from Seller, subject to the terms, covenants and conditions set forth herein:

          (i) certain parcels of real property, together with any and all rights, privileges and easements appurtenant thereto owned by the Seller, which includes, without limitation, the ground lessee's interest in certain ground leases therein, as described on Exhibit B (each, a "Ground Lease," and collectively the "Ground Leases") and all improvements, buildings, systems, fixtures, water and water rights located therein or thereon owned by the Seller, which real property is more particularly described in Exhibit A attached hereto (the legal descriptions included in Exhibit A being subject to the Buyer's review and confirmation during the Diligence Period) and made a part hereof (each, a "Real Property" and collectively the "Real Properties"); provided, however, that in the case of Real Properties subject to Ground Leases, the term Real Property shall refer to the Seller's ground leasehold interest in the real property covered thereby and the Seller's fee simple interest in the improvements on such real property);

          (ii) The Seller's interest in all tenant leases and any other occupancy agreements (including, without limitation, any telecommunications licenses or agreements, signage agreements or billboard agreements applicable to the Properties and any subleases under the Ground Leases) (each, a "Lease" and collectively the "Leases") affecting the right to occupy any portion of the Real Properties;

          (iii) The Seller's interest in any intangible personal property now or hereafter used in connection with the operation, maintenance, management, or occupancy of the Real Properties, including, without limitation, (a) the Seller's interest in all permits, approvals, development rights, air rights and entitlements, if any, with respect to the foregoing, (b) the Seller's interest in all permits and approvals, if any, with respect to the Development Properties (as defined below), (c) the Seller's interest in any and all warranties and guaranties relating the Properties, (d) the Seller's interest in any stock, warrants or rights to purchase stock or other ownership interests arising out of telecommunication licenses or agreements, and (e) the Seller's interest in any trade names and trademarks associated with the Real Property, provided that the Seller makes no absolutely representation that it has any rights whatsoever with respect to trade names or trademarks and provided that in no event will the Buyer acquire any rights in or to the Seller's name or logo (collectively, the "Intangible Property"); and

          (iv) The Seller's interest in any personal property owned by the Seller, if any, located on the Real Property and used exclusively in the operation or maintenance of the Real Properties including, without limitation all water rights that are personal property under Arizona law, including without limitation all type 2 nonirrigation grandfathered rights (if applicable), all irrigation rights, all ditch rights, right to irrigation district stock, all contracts for effluent, all contracts for Central Arizona Project water, and all other contractual rights to water in or relating to or used in connection with the Properties and all shares of stock evidencing any such water right, but excluding any personal property owned by the Seller and used in the leasing or management offices of the Real Properties (including, without limitation, any vehicles), located on the Real Properties, as the same may be further described in any list which is in the Seller's possession and is furnished to the Buyer within the Diligence Period as defined in Section 1.4(a) below (the "Personal Property").

Each Real Property, the related Leases and the related Intangible Property and Personal Property to be transferred to the Buyer is referred to herein as a "Property," and all are collectively referred to herein as the "Properties."

     (b) The parties agrees that, within a commercially reasonable time after the Closing (as defined below), the Buyer, at its cost, shall remove from the Properties any name or logo of the Seller (other than in connection with the Seller's role, if any, with respect to the management of the Properties). If the Buyer does not timely remove such names or logos, the Seller shall have the right to enter the Properties, remove such names and logos from the Properties and the Buyer shall be obligated to reimburse the Seller for its expenses related thereto.

     SECTION 1.2  Deposit; Purchase Price.

     (a) Within two (2) business days after the execution and delivery of this Agreement by the Buyer and the Seller, the Buyer shall deposit into escrow with First American Title Insurance Company, 1850 Mt. Diablo Boulevard, Suite 300, Walnut Creek, California 94596, Attention: John Wilson, fax number (510) 927-2180 (the "Title Company") an all-cash payment in immediately available funds in the amount of Twenty-Five Million Dollars ($25,000,000) (the "Deposit"). The Deposit shall be invested in investments reasonably approved by both parties and pursuant to escrow instructions consistent with the terms hereof.

     (b) The purchase price of the Properties is Eight Hundred Eighty-Three Million Five Hundred Thousand Dollars ($883,500,000), subject to adjustment as set forth in Section 1.3 hereof (after giving effect to such adjustments, if any, the "Purchase Price"); the portion of the Purchase Price attributable to each Property (the "Allocated Values") are set forth on Exhibit A-1 attached hereto.

     (c) The Purchase Price shall be paid as follows:

          (i) Upon the consummation of the purchase and sale of the Properties (other than Deferred Properties) contemplated hereunder (the "Closing"), the Buyer shall receive a credit towards the Purchase Price in the amount of the sum of (1) an amount equal to the product of (A) a fraction, the numerator of which is the aggregate Allocated Values for all Properties to be purchased at such Closing and the denominator of which is the remainder that results when the aggregate of the Allocated Values of all Deferred Properties that are not purchased at the Closing is subtracted from the aggregate of the Allocated Values of all Properties (giving effect to Section 1.8(c), which provides that Deleted Properties cease to be Properties) and (B) the Deposit, plus interest on such product from the date of placement of the Deposit into escrow to the Closing Date, and (2) the aggregate unpaid principal balance as of the date of Closing of all loans secured by a lien on any of the Properties (a list of all such loans is set forth on Exhibit C hereto (the "Loans")) to the extent such Loan is assumed by the Buyer pursuant to Section 6.2 hereof (the parties agree that substantially similar credits will be applied to the purchase price of any Deferred Property that is to be purchased after the Closing using the principles of the foregoing formula).

          (ii) The balance of the Purchase Price, except for the Allocated Value of any Deferred Property that is not being purchased by the Buyer at the Closing, shall be paid by the Buyer to the Seller by wire transfer in immediately available funds to the Title Company at the Closing.

          (iii) The Allocated Value of each Deferred Property that is not purchased by the Buyer at the Closing shall be paid upon the closing of the purchase of such Deferred Property using the closing procedures set forth in Section 1.8 hereof, including application of the portion of the Deposit applicable thereto.

     SECTION 1.3 Adjustments to Purchase Price. In addition to the prorations and credits contemplated by Section 7.5 below, the Purchase Price shall be increased or decreased as follows:

          (a) the Purchase Price shall be decreased by the aggregate amount of the Allocated Values of any Deleted Properties;

          (b) the Purchase Price shall be increased by the purchase price, as set forth on Exhibit A-2 (each, a "Partnership Property Price"), of each Partnership Property that becomes a Property under the terms of Section 1.5 hereof;

          (c) the Purchase Price shall be increased, with respect to each of the properties identified on Exhibit A hereto as "Development Properties" that are not otherwise Deleted Properties or Deferred Properties, by the sum of the following: (i) the purchase price paid by the Seller for each such Development Property (such purchase prices, as agreed by the Buyer and the Seller, are set forth on Exhibit D hereto), (ii) the Seller's out-of-pocket third party costs (a summary of such costs to date is set forth on Exhibit D hereto), whether expensed or capitalized for financial reporting purposes, for the development of such Development Properties, plus (iii) an amount that would accrue on the amounts set forth in preceding clauses (i) and (ii) at the rate of eleven percent (11%) interest per annum, not compounded, from the date hereof or, if later, the date of expenditure of such costs, through the Closing Date.

          (d) with respect to the Properties identified on Exhibit A hereto as "Fully-Leased Properties" (defined as properties identified on Exhibit A hereto as "Fully-Leased Properties" that are not otherwise Deleted Properties or Deferred Properties), if at Closing there exists any rentable square footage that is not subject to a Fully-Paying Executed Lease, then the Purchase Price shall be adjusted as follows (in each case other than any such amounts for which the Buyer has been compensated under Section 4.1, 4.2, 4.3 or 4.4):

             (i) first, with respect to any Non-Paying Lease in effect at Closing at a Fully-Leased Property, the Purchase Price shall be decreased by the amount of the Payment Reduction that will apply with respect to periods after the Closing Date, but in no event more than six
        (6) months; and

             (ii) second, with respect to any rentable square footage at a Fully-Leased Property that is not subject to a Fully-Paying Executed Lease or a Non-Paying Lease at Closing, the Purchase Price shall be decreased by the sum of the following items from Exhibit E applicable to any of such square footage: (A) pro forma tenant improvements per square foot, (B) leasing commissions per square foot, and (C) six (6) months pro forma base rent per square foot, operating expenses, taxes and assessments that would otherwise be payable by a tenant of such space.

          (e) with respect to the Property identified on Exhibit A hereto as the "Spectrum" (the "Spectrum") (as long as such property is not otherwise a Deleted Property or a Deferred Property), if at Closing the aggregate square footage subject to a Fully-Paying Executed Lease is less than 95% of the total rentable square footage at the Spectrum (such shortfall, the "Spectrum Leased Space Shortfall" (e.g., if the square footage subject to a Fully-Paying Executed Lease is 91% of the total rentable square footage, the Spectrum Leased Space Shortfall shall be 4% of the total rentable square footage)), then the Purchase Price shall be adjusted as follows (in each case other than any such amounts for which the Buyer has been compensated under Section 4.1, 4.2, 4.3 or 4.4):

             (i) first, with respect to any square footage, up to the number of square feet in the Spectrum Leased Space Shortfall, that is subject to a Non-Paying Lease in effect at Spectrum at Closing, the Purchase Price shall be decreased by the amount of the Payment Reduction attributable to such square footage that will apply with respect to periods after the Closing Date, but in no event more than six (6) months; and

             (ii) second, if the square footage subject to Non-Paying Leases is less than the Spectrum Leased Space Shortfall (such shortfall, the "Spectrum Vacant/Delinquent Space" (e.g., if, as noted above, the Spectrum Leased Space Shortfall is 4% of total rentable square footage and the square footage subject to Non-Paying Leases is 3% of the total rentable square footage, the Spectrum Vacant/Delinquent Space shall be 1% of the total rentable square footage)), then the Purchase Price shall be decreased by the sum of the following items from Exhibit E applicable to the Spectrum Vacant/Delinquent Space: (A) pro forma tenant improvements per square foot, (B) leasing commissions per square foot, and (C) six (6) months pro forma base rent per square foot, operating expenses, taxes and assessments that would otherwise be payable by a tenant of such space.

          (f) with respect to any of the Properties being purchased by the Buyer at the Closing other than the Fully-Leased Properties and the Spectrum (the "Partially-Leased Properties"), if at Closing the aggregate square footage subject to a Fully-Paying Executed Lease is less than 92% of the total rentable square footage at the Partially-Leased Properties (such shortfall, the "Partially-Leased Space Shortfall"), then the Purchase Price shall be adjusted as follows (in each case other than any such amounts for which the Buyer has been compensated under Section 4.1, 4.2, 4.3 or 4.4):

             (i) first, with respect to any square footage, up to the number of square feet in the Partially-Leased Space Shortfall, that is subject to a Non-Paying Lease in effect at a Partially-Leased Property at Closing, the Purchase Price shall be decreased by the amount of the Payment Reduction attributable to such square footage that will apply with respect to periods after the Closing Date, but in no event more than six
        (6) months; and

             (ii) second, if the square footage subject to Non-Paying Leases is less than the Partially-Leased Space Shortfall (such shortfall, the "Partially-Leased Vacant/Delinquent Space"), then the Purchase Price shall be decreased by $5 for each square foot of Partially-Leased Vacant/ Delinquent Space.

          (g) the Purchase Price shall be decreased by the aggregate amount of the Allocated Values of any Sold Properties (as defined in Section 6.1).

          (h) if and to the extent that the Seller has failed to timely comply with its obligations under Section 2.6(c), the Purchase Price shall be decreased by the reasonable cost of the aggregate amount of remediation that was required, under Section 2.6(c), to be performed on the Properties by the Seller but was not performed.

     SECTION 1.4  Material Adverse Matters.

     (a) On or prior to the date ninety (90) days from the date hereof (such period, the "Diligence Period"), the Buyer may deliver to the Seller a written notice or notices, any such notice to specifically state that such notice constitutes a "Defect Letter" hereunder, specifying any Material Adverse Matters (a "Defect Letter"). A Defect Letter may consist of a written report or notice, provided that it is in accordance with the terms of the preceding sentence, from one of the Buyer's members, officers, employees, advisors, attorneys or consultants. The Buyer's failure to deliver to the Seller on or prior to the close of the Diligence Period a Defect Letter shall be deemed conclusively as the Buyer's confirmation of the absence of any Material Adverse Matters, and the Buyer shall be deemed to be satisfied with, and to have waived objection to, any Code Defect, Environmental Defect, Structural Defect, Title Defect or Zoning Defect other than those specifically set forth in a Defect Letter and other than as contemplated in Sections 4.3 and 4.4.

     (b) If a Defect Letter is delivered identifying any Material Adverse Matters, the Defect Letter shall set forth: (i) the identity of any Properties as to which the Buyer has identified any Material Adverse Matters, (ii) the nature of the Material Adverse Matters and (iii) a reasonably detailed description of the existence of such Material Adverse Matters.

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

     (c) For each Property having a Material Adverse Matter, the Seller shall have the option, exercisable by written notice to the Buyer within ten (10) business days of the Seller's receipt of the Defect Letter, either (i) to treat such Property as a Deleted Property, in which case it shall cease to be a Property, or (ii) to treat such Property as a Deferred Property, in which event the procedures set forth in Section 1.8 shall apply.

     (d) In the case of Deferred Properties having an Environmental Defect, a Title Defect or a Zoning Defect, subject to Section 9.1(c)(v) and (vii), the Seller shall bear all costs of remediation of such Material Adverse Matter. In the case of Deferred Properties having a Structural Defect or a Code Defect, subject to Section 9.1(c)(viii), the Buyer and the Seller shall each contribute equal amounts to the remediation of such Material Adverse Matter up to the Shared Remediation Maximum (except for any Structural Defect or Code Defect identified under Sections 4.1 or 4.2, for which the Buyer shall have no obligation to contribute), and the Seller shall bear all remediation costs in excess thereof.

     SECTION 1.5  Partnership Properties.

     (a) The Buyer and the Seller acknowledge that the parcels of real estate identified on Exhibit A-2 hereto as "Partnership Properties") are owned by partnerships of which the Seller is the general partner and that, as set forth on Exhibit L hereto, the consent of the limited partners of such partnerships is required to effect the sale of such Partnership Properties. Subject to Section 1.5(b) through (d), between the date hereof and thirty (30) days after the date hereof, the Seller shall use commercially reasonable efforts to obtain all such required consents and to cause such partnerships to sell such Partnership Properties to the Buyer on the terms provided herein. When any Partnership Property becomes a Property under the terms hereof, the Seller shall cause any such partnership to sell such Partnership Property to the Buyer on, and subject to, the terms hereof.

     (b) Within thirty (30) days after the date hereof, the Seller may give written notice to the Buyer that the Seller has obtained the required consents (such consents to be reasonably satisfactory to the Buyer) with respect to a particular Partnership Property, that such Partnership Property is to become a Property and that the Buyer may begin its diligence with respect to such Partnership Property. If the Seller delivers such a notice with respect to a particular Partnership Property, such Partnership Property shall become a Property to be purchased by the Buyer hereunder at its Partnership Property Price, subject to such Partnership Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

     (c) If, within such thirty (30) days, the Seller does not deliver such a notice with respect to a particular Partnership Property, such Partnership Property shall not become a Property.

     (d) If the Seller has delivered such a notice with respect to a particular Partnership Property, but such required consents are terminated, cancelled or otherwise negated such that the Seller cannot deliver such Partnership Property for sale to the Buyer prior to the termination hereof, then (i) such Partnership Property shall cease to be a Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Partnership Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Partnership Property to cover legal and other costs.

     (e) Notwithstanding the fact that a particular Partnership Property will not constitute a Property unless and until such Partnership Property becomes a Property under Section 1.5(b) hereof, the term "Property" shall be deemed to include the Partnership Properties for purposes of the Seller's representations, warranties, covenants and agreements herein; provided that if at Closing such Partnership Property has not become a Property under Section 1.5(b) hereof, the term "Property" shall not include such Partnership Property and such Partnership Property shall not be deemed to be a Deleted Property, a Category A Deleted Property or a Category B Deleted Property.

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

     SECTION 1.6  Ground Leases.

     (a) The Buyer and the Seller acknowledge that the Properties identified on Exhibit A hereto as Ground Lease Properties consist of the Seller's interest as a lessee in the Ground Leases and the improvements thereon and that, as set forth on Exhibit L hereto, certain ground lessors under such Ground Leases have the right to object to a transfer of the Ground Leases and/or to acquire the Seller's interest in the Ground Lease and the improvements thereon in the event of a proposed sale of such interests by the Seller. Between the date hereof and thirty (30) days after the date hereof, the Seller shall use commercially reasonable efforts to obtain consents and/or waivers of all such rights of first refusal.

     (b) If, within such thirty (30) days, the Seller obtains the consents and/or waivers of rights of first refusal (such consents and/or waivers to be reasonably satisfactory to the Buyer) with respect to a particular Ground Lease, the Seller will give written notice to the Buyer that such Ground Lease will continue to constitute Property and will be included in the Properties transferred hereunder, subject to such Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

     (c) If, within such thirty (30) days, the Seller does not obtain the consents and/or waivers of rights of first refusal with respect to a particular Ground Lease Property and does not so notify the Buyer, (i) such Ground Lease Property shall be deemed to be a Category A Deleted Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Ground Lease Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Ground Lease Property to cover legal and other costs.

     (d) The parties acknowledge and agree that if one of the two Ground Lease Properties located in Tustin, California becomes a Deleted Property, the other Ground Lease Property so located shall likewise be a Deleted Property.

     SECTION 1.7  Right of First Refusal Properties.

     (a) The Buyer and the Seller acknowledge that the Properties identified on Exhibit A hereto as Right of First Refusal Properties consist of Properties as to which the Seller has granted a right of first refusal or option to purchase to a tenant or otherwise and that, as set forth on Exhibit L hereto, such tenants or other parties may have the right to object to a transfer of the Right of First Refusal Properties and/or to acquire the Seller's interest in the Right of First Refusal Properties in the event of a proposed sale of such interests by the Seller. Subject to Section 1.7(b) through (d), between the date hereof and thirty (30) days after the date hereof, the Seller shall use commercially reasonable efforts to obtain consents and/or waivers in a form reasonably approved by the Buyer and the Title Company of all such rights of first refusal or options to purchase.

     (b) Within thirty (30) days after the date hereof, the Seller may give written notice to the Buyer that the Seller has obtained the required consents and/or waivers (such consents and/or waivers to be reasonably satisfactory to the Buyer) with respect to a particular Right of First Refusal Property, that such Right of First Refusal Property is to remain a Property and that the Buyer may begin its diligence with respect to such Right of First Refusal Property. If the Seller delivers such a notice with respect to a particular Right of First Refusal Property and such Right of First Refusal Property shall be purchased by the Buyer hereunder at its Allocated Value, subject to such Right of First Refusal Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

     (c) If, within such thirty (30) days, the Seller does not deliver such a notice with respect to a particular Right of First Refusal Property, such Right of First Refusal Property shall be deemed to be a Category A Deleted Property.

     (d) If the Seller has delivered such a notice with respect to a particular Right of First Refusal Property, but such required consents and/or waivers are terminated, cancelled or otherwise negated such that the Seller cannot deliver such Right of First Refusal Property for sale to the Buyer prior to the termination hereof, then (i) such Right of First Refusal Property shall be deemed to be a Category A

Deleted Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Right of First Refusal Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Right of First Refusal Property to cover legal and other costs.

     SECTION 1.8  Deferred Properties.

     (a) In the event a Property is proposed by the Seller to be designated as a Deferred Property, the Seller and the Buyer shall use their respective good faith efforts to determine, taking into account, if reasonably necessary, the effect of the Material Adverse Matter upon the future tenancy of the Property subject to the Material Adverse Matter, a plan to cure such Material Adverse Matter (a "Plan"). Each Plan proposed by the Buyer or the Seller shall be reasonably detailed in scope given the nature and extent of the Material Adverse Matter, and shall include any anticipated governmental approvals or closures required and the estimated costs of implementation of such Plan, including the costs of obtaining any required governmental approvals or closures. If the parties do not agree upon such a Plan within ten (10) business days of the receipt by the Buyer of the Seller's election to treat the Property as a Deferred Property under the terms hereof, the Property subject to the Material Adverse Matter shall be treated as a Deleted Property and shall be deemed to be a Category B Deleted Property (with respect to Sections 9.1(c)(v), (vi), (vii) and (viii), the remediation costs for any Material Adverse Matter as to which the parties cannot agree upon a Plan shall be the costs set forth in the Seller's proposed Plan). If the parties reasonably agree that the Material Adverse Matter cannot be fully cured prior to the projected first anniversary of the Closing, the Property subject to the Material Adverse Matter shall be deemed to be a Deleted Property. If the parties do agree upon such a Plan, the Seller shall use commercially reasonable efforts to attempt to cure, in accordance with such Plan, the Material Adverse Matter affecting such Deferred Property during the period ending on the first anniversary of the Closing. If the parties agree that such cure is successfully consummated in accordance with such Plan, then, within thirty (30) days of such cure, but no earlier than the Closing, the Buyer shall be obligated to purchase the cured Deferred Property at its Allocated Value in accordance with the procedures set forth herein (other than timing). If the parties do not agree that any such cure has been successfully consummated in accordance with such Plan, the parties shall refer the matter to arbitration for resolution. The arbitration shall be conducted in Los Angeles, California by three neutral arbitrators acting by majority vote (the "Panel") selected by agreement of the parties or, failing such agreement, appointed pursuant to the commercial arbitration rules of the American Arbitration Association, as amended from time to time (the "AAA Rules"). If an arbitrator so selected becomes unable to serve, his or her successors shall be similarly selected or appointed. The arbitration shall be conducted pursuant to such procedures as the Buyer and the Seller may agree, or, in the absence of or failing such agreement, pursuant to the AAA Rules for large commercial arbitrations. The award shall be in writing and shall specify the factual and legal basis for the award. The Panel shall apportion all costs and expenses of arbitration, including the Panel's fees and expenses and fees and expenses of experts, between the prevailing and non-prevailing party as the Panel deems fair and reasonable. Any arbitration award shall be binding and enforceable against the parties hereto and judgment may be entered thereon in any court of competent jurisdiction.

     (b) During the period after the Closing, all of the terms and conditions herein shall apply to the extent related to the Deferred Property. In furtherance and not in limitation of the foregoing:

          (i) Subject to the Maximum Post-Closing Exposure, the Seller's representations and warranties set forth in Section 2.1 (only insofar as they relate to such Deferred Property) shall survive for a period of six
     (6) months from the date of closing of the Buyer's purchase of such Deferred Property;

          (ii) with respect to the period between the designation of a Property as a Deferred Property and the closing of the Buyer's purchase of such Deferred Property, the covenants set forth herein, including without limitation Article IV and VI, shall apply to the extent related to such Deferred Property;

          (iii) all of the conditions to closing set forth in Section 8 shall apply to the extent related to such Deferred Property; and

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

          (iv) at any closing of the purchase of a Deferred Property, the adjustments to the Purchase Price set forth in Section 1.3(d), (e), (f) and
     (h) shall apply to the purchase of the Deferred Property as if such Deferred Property were being acquired by the Buyer at the Closing together with all other Properties that have been acquired by the Buyer; provided that the occupancy rates and payment terms of such Deferred Property at the time of its purchase by the Buyer shall be aggregated with the occupancy rates and rent payment terms in effect at the closing(s) of all of other Properties purchased by the Buyer prior thereto.

     (c) If a Property becomes a Deleted Property, (i) it shall cease to be a Property or a Real Property, (ii) the Buyer and the Seller shall have no further obligation to purchase or sell, respectively, the Deleted Property, and (iii) the Buyer and the Seller shall remain obligated to purchase and sell, respectively, all other Properties in accordance with the terms hereof.

                                   ARTICLE II

              REPRESENTATIONS AND WARRANTIES; BUYER'S EXAMINATION

     SECTION 2.1 Representations and Warranties of the Seller. Subject to the provisions of Section 2.3 below, the Seller hereby makes the following representations and warranties with respect to the Properties, provided that the Seller makes no representations or warranties with respect to the matters (the "Disclosure Items") which are set forth in Schedule 1 attached hereto and made a part hereof. Notwithstanding anything to the contrary contained herein or in any document delivered in connection herewith, the Seller makes no representations or warranties with respect to the Disclosure Items other than as set forth in
Schedule 1 (any covenants, representations or warranties set forth in Schedule 1 shall be deemed to be covenants, representations or warranties, as the case may be, under this Section 2.1 and shall survive as set forth in Section 2.3). Nothing herein shall prohibit the Buyer from raising an Environmental Defect, a Title Defect, a Code Defect, a Zoning Defect or a Structural Defect with respect to the Disclosure Items. The Seller shall indemnify, hold harmless and defend the Buyer from and against any and all claims, losses, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys' fees and costs) with respect to any claims, liabilities, damages, losses and expenses arising out of any litigation disclosed in Schedule 1 which is an exception to
Section 2.1(j) and with respect to any additional litigation filed prior to Closing against the Properties or the Seller as owner of the Properties or the partnerships as owners of the Partnership Properties (unless any such litigation relates to actions of the Buyer). The foregoing indemnity shall survive the Closing. For purposes of this Agreement and any document delivered at Closing, whenever the phrase "to the best of the Seller's knowledge" or the "knowledge" of the Seller or words of similar import are used, they shall be deemed to refer to the current actual knowledge of Glenn L. Carpenter, the Seller's Chairman of the Board, President and Chief Executive Officer, Donald G. Herrman, the Seller's Executive Vice President, Chief Financial Officer and Secretary, J.R. Wetzel, the Seller's Executive Vice President of Operations and Chief Operating Officer, Robert A. Dewey, the Seller's Senior Vice President of Industrial Operations and Angela M. Wixted, the Seller's Senior Vice President and Treasurer, at the times indicated only and not any implied, imputed or constructive knowledge, without any independent investigation having been made or any implied duty to investigate.

          (a) The Seller has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the Seller's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Seller's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of the Seller's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

          (b) The Seller is not a "foreign person" as defined in Section 1445 of the Internal Revenue Code of 1986, as amended (the "Code") and any related regulations.

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

          (c) This Agreement and all documents executed by the Seller which are to be delivered at the Closing (i) have been or will be duly authorized, executed and delivered by the Seller, and (ii) except as set forth on
     Schedule 1, do not or will not violate any provision of any material agreement or judicial order to which the Seller is a party or to which the Seller or the Properties are subject. Assuming the due authorization, execution and delivery of such documents by the Buyer, this Agreement constitutes (and all other documents executed by the Seller which are to be delivered at the Closing will constitute) the legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or to general principles of equity.

          (d) Subject to the requisite vote of the Seller's stockholders, the Seller has the power and authority to enter into this Agreement and to perform its obligations hereunder.

          (e) Copies of the documents evidencing the Loans (the "Loan Documents"), the Leases, Ground Leases and contracts delivered to the Buyer by the Seller are true and accurate copies of such items.

          (f) The only tenant Leases and amendments thereto in force for the Properties as of June 15, 2000 are listed on Exhibit F attached hereto and made a part hereof (such Exhibit F being materially consistent with documentation previously delivered by the Seller to the Buyer or the Buyer's representatives). The only tenant Leases executed by the Seller since June 15, 2000 have been in the ordinary course of business. The only Ground Leases and amendments thereto in force for the Properties as of the date hereof are listed on Exhibit B attached hereto and made a part hereof. The only Loan Documents and amendments thereto in force for the Properties as of the date hereof are listed on Exhibit C attached hereto and made a part hereof.

          (g) To the best of the Seller's knowledge and except as set forth on
     Schedule 1, the Seller has received no written notice that the Properties or their current use and operation are in material violation of any applicable law.

          (h) To the best of the Seller's knowledge, the documents which have been or will be delivered by the Seller to the Buyer or have been made or will be made available by the Seller to the Buyer for the Buyer's inspection and copying are true and complete copies of all documents in the Seller's possession related to the Properties except for the Seller's internal economic memoranda and reports, attorney-client privileged materials and the Seller's appraisals of the Properties, if any.

          (i) To the best of the Seller's knowledge and except as set forth on
     Schedule 1, the Seller has received no written notice of any (i) condemnation, environmental, zoning or other land-use proceedings, instituted or threatened, against the Properties or (ii) special assessment proceedings affecting the Properties.

          (j) To the best of the Seller's knowledge, the Seller has received no written notice of any material litigation or arbitration, instituted or intended to be instituted, against the Properties or against the Seller as owner of the Properties except as set forth on Schedule 1.

          (k) To the best of the Seller's knowledge, the Seller has received no written notice that any tenant of a Property has either filed or been the subject of any filing of a petition under any federal or state bankruptcy or insolvency laws except as set forth on Schedule 1.

          (l) The Seller has received no written notice of any defaults by the Seller under any of the Loan Documents, the Leases or Ground Leases except as set forth on Schedule 1. Except as set forth on Schedule 1 and except for notices of defaults with respect to insurance certificate requirements, the Seller has given no written notice to any tenant of the Properties of any material defaults under its Lease which has not been cured, the Seller has given no written notice to any ground lessor of the Ground Lease Properties of any defaults under its Ground Lease which has not been cured and the

     Seller has given no written notice to any lender under the Loan Documents of any defaults thereunder which has not been cured.

          (m) The Seller has received no written notice of any defaults by the Seller which have not been cured under the service contracts, guaranties, or warranties which will be binding on the Buyer, after the Closing.

          (n) The Seller is duly formed, validly existing and in good standing under the laws of the State of Maryland and is qualified to do business as a foreign corporation in the jurisdictions where such qualification is required, except for any such jurisdiction where the failure to be so qualified would not have a material adverse effect on the Seller.

          (o) Exhibit L sets forth a complete list of the consents and/or waivers required with respect to the consummation of the transactions contemplated hereby to the extent related to the Partnership Properties, the Excluded Ground Leases and the Right of First Refusal Properties and describes all rights of first refusal or options to purchase any Property, portion thereof or interest therein.

          (p) The only contracts or agreements affecting the Real Properties that will be binding upon a Buyer after the Closing are the Ground Leases, the Leases, the Loan Documents (to the extent assumed under Section 6.2 hereof) and other customary service contracts entered into by the Seller in the ordinary course of business.

          SECTION 2.2 Representations and Warranties of the Buyer. Subject to the provisions of Section 2.3 below, the Buyer represents and warrants to the Seller as follows:

          (a) The Buyer represents and warrants to the Seller that this Agreement and all documents executed by the Buyer which are to be delivered to the Seller at Closing do not and at the time of Closing will not violate any provision of any material agreement or judicial order to which the Buyer is a party or to which the Buyer is subject.

          (b) The Buyer represents and warrants to the Seller that the Buyer has not (i) made a general assignment for the benefit of creditors, (ii) filed any voluntary petition in bankruptcy or suffered the filing of any involuntary petition by the Buyer's creditors, (iii) suffered the appointment of a receiver to take possession of all, or substantially all, of the Buyer's assets, (iv) suffered the attachment or other judicial seizure of all, or substantially all, of the Buyer's assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally.

          (c) The Buyer is duly formed, validly existing and in good standing under the laws of the State of California. The Buyer has duly authorized, executed and delivered this Agreement. Assuming the due authorization, execution and delivery of such documents by the Seller, this Agreement constitutes (and all other documents executed by the Buyer which are to be delivered at the Closing will constitute) the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally or to general principles of equity.

          (d) The Buyer had a tangible net worth (the book value of all tangible assets minus the book value of all liabilities), based on a balance sheet prepared in accordance with generally accepted accounting principles consistently applied with prior periods, of at least Two Hundred Fifty Million Dollars ($250,000,000).

     SECTION 2.3  Survival of Representations and Warranties; Limitations.

     (a) The representations and warranties of the Seller set forth in Section 2.1, together with the Seller's liability for any breach before Closing of any of the Seller's interim operating covenants under Section 6.1, will survive the Closing for a period of six (6) months (as set forth in Section 1.8(b)(i), with respect to the purchase of a Deferred Property, such representations, warranties and covenants (only insofar as they relate to such Deferred Property) shall survive for six (6) months after such purchase).

The Buyer will not have any right to bring any action against the Seller as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds (with respect to the Closing and all subsequent purchases of Deferred Properties) One Hundred Thousand Dollars ($100,000), and then the Buyer may bring an action for all such amounts; provided that in no event will the Seller's liability for all such breaches exceed, in the aggregate (i) with respect to the Closing, Twelve Million Five Hundred Thousand Dollars ($12,500,000) (the "Maximum Post-Closing Exposure") and (ii) with respect to purchases of Deferred Properties after the Closing, the greater of Two Hundred and Fifty Thousand Dollars ($250,000) and 2% of the Allocated Value of such Deferred Property (the "Individual Deferred Property Maximum Exposure"). The Seller agrees to maintain reasonable access to funds (which funds shall be kept available in cash and cash equivalents, the availability of which shall be confirmed by Morgan Stanley Dean Witter & Co. to the Buyer on a monthly basis) in an amount necessary to satisfy (i) with respect to the six (6) months after the Closing, the Maximum Post-Closing Exposure, and (ii) with respect to the six
(6) months after the purchase of a Deferred Property, the Individual Deferred Property Maximum Exposure. Furthermore, the Seller agrees to maintain, during the pendency of any claim timely made by the Buyer hereunder, an amount sufficient to satisfy such claim (subject to the Maximum Post-Closing Exposure and the Individual Deferred Property Maximum Exposure). The Seller shall have no liability with respect to any of the Seller's representations, warranties and covenants herein if, prior to the Closing (or, with respect to the subsequent purchase of a Deferred Property, prior to the purchase thereof), the Buyer has actual knowledge of any breach of a representation, warranty or covenant of the Seller herein, or the Buyer obtains actual knowledge (from whatever source, including, without limitation, any tenant or ground lessor estoppel certificates, as a result of the Buyer's due diligence or written disclosure by the Seller or the Seller's agents and employees) that contradicts any of the Seller's representations and warranties herein, and the Buyer nevertheless consummates the transaction contemplated by this Agreement. Sections 5.1, 10.5 and 10.9 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by the Seller under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date.

     (b) The representations and warranties of the Buyer set forth in Section
2.2 will survive the Closing for a period of six (6) months. The Seller will not have any right to bring any action against the Buyer as a result of any untruth or inaccuracy of such representations and warranties, or any such breach, unless and until the aggregate amount of all liability and losses arising out of any such untruth or inaccuracy, or any such breach, exceeds One Hundred Thousand Dollars ($100,000), and then the Seller may bring an action for all such amounts; provided that in no event will the Buyer's liability for all such breaches exceed, in the aggregate, Twelve Million Five Hundred Thousand Dollars ($12,500,000). The Buyer shall have no liability with respect to any of the Buyer's representations, warranties and covenants herein if, prior to the Closing, the Seller has actual knowledge of any breach of a representation, warranty or covenant of the Buyer herein, or the Seller obtains actual knowledge (from whatever source, including, without limitation, any tenant or ground lessor estoppel certificates, as a result of the Seller's due diligence or written disclosure by the Buyer or the Buyer's agents and employees) that contradicts any of the Buyer's representations and warranties herein, and the Seller nevertheless consummates the transaction contemplated by this Agreement. Sections 5.1, 10.5 and 10.9 will survive Closing without limitation unless a specified period is otherwise provided in this Agreement. All other representations, warranties, covenants and agreements made or undertaken by the Buyer under this Agreement, unless otherwise specifically provided herein, will not survive the Closing Date.

     SECTION 2.4  The Buyer's Independent Investigation.

     (a) The Buyer acknowledges and agrees that it has been given or will be given before the end of the Diligence Period, a full opportunity to inspect and investigate each and every aspect of the Properties, either independently or through agents of the Buyer's choosing, including, without limitation:

          (1) All matters relating to title, together with all governmental and other legal requirements such as taxes, assessments, zoning, use permit requirements and building codes.
                                      A-11
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          (2) The physical condition and aspects of the Properties, including, without limitation, the interior, the exterior, the square footage within the improvements on the Real Properties and within each tenant space therein, the structure, seismic aspects of the Properties, the paving, the utilities, and all other physical and functional aspects of the Properties. Such examination of the physical condition of the Properties shall include an examination for the presence or absence of Hazardous Materials, as defined below, which shall be performed or arranged by the Buyer at the Buyer's sole expense. For purposes of this Agreement, "Hazardous Materials" shall mean inflammable explosives, radioactive materials, asbestos, polychlorinated biphenyls, lead, lead-based paint, under and/or above ground tanks, hazardous materials, hazardous wastes, hazardous substances, oil, or related materials, which are listed or regulated in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C. Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code
     Section 13000, et seq.), the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.), the Arizona Environmental Quality Act, A.R.S. sec. 49-201, et seq.; the Arizona "State Superfund" provisions, A.R.S. sec. 49-281, et seq.; the Arizona Solid Waste Management provisions, A.R.S. sec. 49-701, et seq.; the Arizona Hazardous Waste Management Act, A.R.S. sec. 49-921, et seq.; and the Arizona Underground Storage Tank provisions, A.R.S. sec. 49-1001, and any other applicable federal, state or local laws and regulations.

          (3) Any easements and/or access rights affecting the Properties.

          (4) The leases and all matters in connection therewith, including, without limitation, the ability of the tenants to pay the rent and the economic viability of the tenants.

          (5) The service contracts and any other documents or agreements of significance affecting the Properties.

          (6) All economic and financial matters relating to the Properties.

          (7) All other matters of material significance affecting the Properties.

     (b) THE BUYER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT THE SELLER IS SELLING AND BUYER IS PURCHASING THE PROPERTIES ON AN "AS IS WITH ALL FAULTS" BASIS AND THAT THE BUYER IS NOT RELYING ON ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, FROM SELLER, ITS AGENTS, OR BROKERS AS TO ANY MATTERS CONCERNING THE PROPERTIES EXCEPT AS EXPRESSLY SET FORTH IN
SECTION 2.1 ABOVE OR IN THE CLOSING DOCUMENTS, INCLUDING WITHOUT LIMITATION: (i) the quality, nature, adequacy and physical condition and aspects of the Properties, including, but not limited to, the structural elements, seismic aspects of the Properties, foundation, roof, appurtenances, access, landscaping, parking facilities and the electrical, mechanical, HVAC, plumbing, sewage, and utility systems, facilities and appliances, the square footage within the improvements on the Real Properties and within each tenant space therein, (ii) the quality, nature, adequacy, and physical condition of soils, geology and any groundwater, (iii) the existence, quality, nature, adequacy and physical condition of utilities serving the Properties, (iv) the development potential of the Properties, and the Properties' use, habitability, merchantability, or fitness, suitability, value or adequacy of the Properties for any particular purpose, (v) the zoning or other legal status of the Properties or any other public or private restrictions on use of the Properties, (vi) the compliance of the Properties or its operation with any applicable codes, laws, regulations, statutes, ordinances, covenants, conditions and restrictions of any governmental or quasi-governmental entity or of any other person or entity, (vii) the presence of Hazardous Materials on, under or about the Properties or the adjoining or neighboring property, (viii) the quality of any labor and materials used in any
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improvements on the Real Properties, (ix) the condition of title to the
Properties, (x) the leases, service contracts, or other agreements affecting the Properties and (xi) the economics of the operation of the Properties.

     SECTION 2.5  Release.

     (a) Without limiting the above, and subject to the representations and warranties of the Seller contained in Section 2.1 hereof and the terms and conditions hereof and the other covenants of the Seller contained herein or in the Closing Documents, the Buyer on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, the Seller, the Seller's affiliates, the Seller's investment manager, the partners, trustees, beneficiaries, shareholders, members, directors, officers, employees and agents of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the "Seller Related Parties"), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, attorneys' fees and costs), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of or in any way be connected with (i) the physical condition of the Properties including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Properties and Hazardous Materials on, under or about the Properties, and
(ii) any law or regulation applicable to the Properties, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 6901, et seq.), the Resources Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901, et seq.), the Clean Water Act (33 U.S.C. Section 1251, et seq.), the Safe Drinking Water Act (14 U.S.C. Section 1401, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.), the Toxic Substance Control Act (15 U.S.C.
Section 2601, et seq.), the California Hazardous Waste Control Law (California Health and Safety Code Section 25100, et seq.), the Porter-Cologne Water Quality Control Act (California Water Code Section 13000, et seq.), and the Safe Drinking Water and Toxic Enforcement Act of 1986 (California Health and Safety Code Section 25249.5, et seq.), the Arizona Environmental Quality Act, A.R.S. sec. 49-201, et seq.; the Arizona "State Superfund" provisions, A.R.S.
sec. 49-28 1, et seq.; the Arizona Solid Waste Management provisions, A.R.S. sec. 49-701, et seq.; the Arizona Hazardous Waste Management Act, A.R.S.
sec. 49-921, et seq.; and the Arizona Underground Storage Tank provisions, A.R.S. sec. 49-1001, and any other applicable federal, state or local laws and regulations.

     (b) In connection with Section 2.5(a) above, the Buyer expressly waives the benefits of Section 1542 of the California Civil Code, which provides as follows: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

     SECTION 2.6 Release Related to General Physical Items and ADA. The Buyer acknowledges and agrees that, as of the date hereof, it has approved of and consented to (i) any non-compliance (to the extent any such non-compliance exists) of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, and (ii) all General Physical Items. The Buyer and the Seller further acknowledges that:

          (a) notwithstanding Section 2.3 hereof, the Seller shall have no liability, and the Buyer may not bring an action to recover against the Seller, with respect to (i) any non-compliance of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, or (ii) any General Physical Items;

          (b) for purposes of the conditions to the obligations of the Buyer set forth in Section 8.3 hereof, (i) any non-compliance of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, and (ii) any General Physical Items shall not render the representations and warranties of the Seller contained in Section 2.1(g) to be untrue or incorrect; and

          (c) prior to Closing, the Seller shall, at the Seller's cost and to the reasonable satisfaction of the Buyer, cure any non-compliance of the Properties with the Americans With Disabilities Act of 1990 to the extent that the Seller has received, on or prior to the date hereof, written notice from a governmental entity of such specific item of non-compliance, along with a demand to remedy the same. Written notice from such governmental entity of its satisfaction (unconditional except with respect to ongoing inspection) with such cure or unconditional written clearance (unconditional except with respect to ongoing inspection) from such governmental entity of such non-compliance shall be deemed to satisfy the Buyer hereunder, provided that, such written notice or clearance shall be in a form reasonably approved by the Buyer.

     SECTION 2.7 Survival. The provisions of this Article II shall survive the Closing subject to the limitations and qualifications contained in such provisions.

                                  ARTICLE III

                                     TITLE

     SECTION 3.1  Conditions of Title.

     (a) At the Closing, the Seller shall convey title to the Properties to the Buyer by grant deed for those Real Properties in California, in the form attached hereto as Exhibit G-1, by statutory bargain and sale deed for those Real Properties in Washington, in the form attached hereto as Exhibit G-2, by grant bargain and sale deed for those Real Properties located in Nevada, in the form attached hereto as Exhibit G-3, by special warranty deeds, in the form attached hereto as Exhibit G-4, for those Real Properties located in Arizona, and by special warranty deeds, in the form attached hereto as Exhibit G-5, for those Real Properties located in Oregon (collectively the "Deeds"), subject to no exceptions other than:

          (i) Interests of tenants in possession without any rights of first refusal or options to purchase a Property, portion thereof or interest thereon which have not been waived;

          (ii) Non-delinquent liens for real estate taxes and assessments; and

          (iii) Any exceptions disclosed by (A) the preliminary title reports or title commitments issued by the Title Company for the Properties delivered to the Buyer during the Diligence Period, and (B) the survey obtained by the Buyer for each of the Properties during the Diligence Period.

     (b) Excluding those matters objected to in any Defect Letter, the foregoing exceptions shall be collectively referred to as the "Conditions of Title." If, after the Diligence Period, any additional exceptions to title are disclosed in a supplemental or updated title report or title commitment issued by the Title Company with respect to the Properties (a "Supplemental Title Report"), the Buyer shall have fifteen (15) business days after the delivery by the Title Company or the Seller of such Supplemental Title Report to the Buyer to deliver a Defect Letter to the Seller specifying any Material Adverse Matters. The Buyer's failure to deliver to the Seller within said fifteen (15) business day period a Defect Letter shall be deemed conclusively as the Buyer's confirmation that none of such new exceptions to title constitutes a Material Adverse Matter. In the event that the Buyer delivers a Defect Letter to the Seller pursuant to this Section 3.1, the provisions set forth in Section 1.4 and Section 1.8 shall apply thereto.

     (c) Notwithstanding anything to the contrary contained herein, the Seller shall pay off all liens and encumbrances on the Properties prior to Closing, other than those liens with respect to any Loans the Buyer is assuming at Closing and liens for non-delinquent real estate taxes and assessments, and the Buyer shall have no obligation to give the Seller a Defect Letter with respect to such liens and encumbrances.

     (d) By acceptance of the Deed and the Closing of the purchase and sale of the Properties, (i) the Buyer agrees it is assuming for the benefit of the Seller all of the obligations of the Seller with respect to
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

the Conditions of Title but only to the extent such obligations arise from and after the Closing, and (ii) the Buyer agrees that the Seller shall have conclusively satisfied its obligations with respect to title to the Properties. The provisions of this Section 3.1 shall survive the Closing.

     SECTION 3.2 Evidence of Title. Delivery of title in accordance with the foregoing shall be evidenced by the willingness of the Title Company to issue, at Closing, its ALTA extended coverage Owner's Policy of Title Insurance (Form B, rev. 10/17/70) (provided that a leasehold policy shall be issued for Real Properties subject to Ground Leases) in the amount of the Purchase Price showing title to the Real Properties vested in the Buyer, subject to the Conditions of Title and with the following CLTA endorsements (or equivalent thereof): 100.2 (modified for an owner); 101.4; 103.1, 103.4 or 103.6; 103.4 or 103.7 (as applicable); 116; 116.1; 116.4 (if applicable); 116.7; 123.2 (modified to include parking); creditors' rights endorsement; separate tax parcel endorsement; tie-in endorsement (including said endorsements, the "Title Policy"), or the equivalent, but only to the extent that the Buyer shall confirm in writing with the Title Company prior to the end of the Diligence Period that the Title Company will issue the aforesaid endorsements at Closing and the Buyer shall, prior to the end of the Diligence Period, provide the Seller with a copy of such confirmation. The Seller is under no obligation to provide any indemnity or other agreement or undertaking to the Title Company in order for Title Company to issue the foregoing endorsements. The Buyer shall have prepared, at the Buyer's cost, the ALTA survey of the Properties necessary to support the issuance of the Title Policy; provided that if the Buyer does not so obtain an ALTA survey and if the Title Company is unable to issue the form of Title Policy described above (including endorsements) without the survey, a CLTA policy of title insurance shall satisfy the requirements of this Section 3.2. The Title Policy shall contain reinsurance and co-insurance as reasonably required by the Buyer. The Buyer shall be entitled to request that the Title Company provide such additional endorsements (or amendments) (other than the endorsements whose numbers are specifically set forth above) to the Title Policy as the Buyer may reasonably require, provided that (a) such additional endorsements (or amendments) shall be at no cost to, and shall impose no additional liability on, the Seller, (b) the Buyer's obligations under this Agreement shall not be conditioned upon the Buyer's ability to obtain such endorsements and, if the Buyer is unable to obtain such endorsements, the Buyer shall nevertheless be obligated to proceed to close the transaction contemplated by this Agreement without reduction of or set off against the Purchase Price, and (c) the Closing shall not be delayed as a result of the Buyer's request.

     SECTION 3.3  Cost of Title and Other Closing Costs. The Seller shall pay
(a) one-half of the Escrow Agent's escrow fee, (b) the premium for the CLTA portion of the Title Policy (including any sales tax thereon), (c) recording fees in connection with any reconveyance requested hereby, (d) all state, county, city, local and other transfer taxes, excise taxes, documentary stamp taxes and sales taxes, if any, (e) all costs of re-insurance and co-insurance (to the extent allocated to portion of the Title Policy paid for by the Seller) and (f) any additional costs and charges customarily charged to the Sellers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by the Buyer hereunder. The Buyer shall pay (a) one-half of the Escrow Agent's escrow fee, (b) the premium for the ALTA portion of the Title Policy (including any sales tax thereon) and the costs of any endorsements the Buyer may require in accordance with Section 3.2 and all costs of re-insurance and co-insurance (to the extent allocated to portion of the Title Policy and endorsements paid for by the Buyer) (c) the recording fees required in connection with the transfer of the Property to the Buyer, and (d) any additional costs and charges customarily charged to the Buyers in accordance with common escrow practices in the county in which the Property is located, other than those costs and charges specifically required to be paid by the Seller hereunder. In addition to the foregoing, the Buyer shall be responsible for any costs of updating the Surveys of the Property or otherwise conforming the Surveys to the requirements for issuance of such Title Policy or for any new survey that may be required for issuance of such Title Policy.

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                                   ARTICLE IV

                  RISK OF LOSS; INSURANCE PROCEEDS; SUBSEQUENT
                            MATERIAL ADVERSE MATTERS

     SECTION 4.1 Minor Loss. The Buyer shall be bound to purchase, and the Seller shall be bound to sell, a Property for the full Allocated Value (or Partnership Property Price, as applicable) thereof as required by the terms hereof, without regard to the occurrence or effect of any damage to such Property or destruction of any improvements thereon or condemnation of any portion of such Property, provided that: (a) the aggregate cost to repair any such damage or destruction plus the diminution in the value of such Property as a result of condemnation does not exceed One Hundred Thousand Dollars ($100,000) and (b) upon the Closing, the Seller shall, in respect of such Property as a result of any such damage or destruction or condemnation, (i) assign to the Buyer (A) any insurance proceeds to be collected and (B) any condemnation awards to be collected and (ii) deliver or pay to the Buyer (A) any insurance proceeds collected by the Seller to date, (B) any condemnation awards collected by the Seller to date, (C) the amount of any deductible payable by the Seller under any such insurance, (D) the amount of any uninsured losses incurred by the Seller and (E) the amount of any rent abatements allowed to tenants, except in each case to the extent needed to reimburse the Seller for sums expended to repair or restore such Property reasonably approved by the Buyer.

     SECTION 4.2  Major Loss.

     (a) If, with respect to any Property, the aggregate cost to repair any such damage or destruction plus the diminution in the value of such Property as a result of condemnation equals or exceeds One Hundred Thousand Dollars ($100,000), then, with respect to each such Property, the Buyer may, at its option to be exercised within five (5) business days of the Buyer's receipt of the Seller's notice of the occurrence of the damage or destruction or the commencement of condemnation proceedings (which notice shall include a statement by the Seller as to the effectiveness and coverage amounts of any insurance policy with respect thereto), either (i) request that the Seller cure or restore such Property (a "Major Loss Cure Election") or (ii) elect to consummate the purchase of such Property at its Allocated Value (or Partnership Property Price, as applicable).

     (b) If the Buyer fails to notify the Seller within such 5 business day period of its Major Loss Cure Election for a particular Property, the parties will be obligated to consummate the sale and purchase of such Property at its Allocated Value (or Partnership Property Price, as applicable) at the Closing, in which case the Seller shall, in respect of such Property as a result of any such damage or destruction or condemnation, (i) assign to the Buyer (A) any insurance proceeds to be collected and (B) any condemnation awards to be collected and (ii) deliver or pay to the Buyer (A) any insurance proceeds collected by the Seller to date, (B) any condemnation awards collected by the Seller to date, (C) the amount of any deductible payable by the Seller under any such insurance and (D) the amount of any rent abatements allowed to tenants, except in each case to the extent needed to reimburse the Seller for sums expended to repair or restore such Property reasonably approved by the Buyer.

     (c) If the Buyer timely delivers a Major Loss Cure Election for a particular Property, then, subject to Sections 9.1(c), the Seller may, at its option to be exercised within five (5) business days of the Seller's receipt of the Buyer's Major Loss Cure Election, either: (i) treat such Property as a Deleted Property, or (ii) treat such Property as a Deferred Property, in which case the procedures set forth in Section 1.4 and 1.8 shall apply (provided that any cure of a Deferred Property shall include payment to the Buyer of any applicable condemnation awards).

     SECTION 4.3 Minor Loss -- Subsequent Material Adverse Matter. The Buyer shall be bound to purchase, and the Seller shall be bound to sell, a Property for the full Allocated Value (or Partnership Property Price, as applicable) thereof as required by the terms hereof, without regard to a Subsequent Material Adverse Matter with respect to such property, provided that: (a) the aggregate cost to repair any such Subsequent Material Adverse Matter does not exceed One Hundred Thousand Dollars ($100,000) and (b) upon the Closing, the Seller shall, in respect of such Property as a result of any such Subsequent

Material Adverse Matter, (i) assign to the Buyer any insurance proceeds to be collected and (ii) deliver or pay to the Buyer (A) any insurance proceeds collected by the Seller to date, (B) the amount of any deductible payable by the Seller under any such insurance, (C) the amount of any uninsured losses incurred by the Seller and (D) the amount of any rent abatements allowed to tenants, except in each case to the extent needed to reimburse the Seller for sums expended to repair or restore such Property reasonably approved by the Buyer.

     SECTION 4.4  Major Loss -- Subsequent Material Adverse Matter.

     (a) If, with respect to any Property, the aggregate cost to repair any such Subsequent Material Adverse Matter equals or exceeds One Hundred Thousand Dollars ($100,000), then, with respect to each such Property, the Seller may, at its option to be exercised by written notice to the Buyer, either: (i) treat such Property as a Deleted Property, or (ii) treat such Property as a Deferred Property, in which case the procedures set forth in Section 1.4 and 1.8 shall apply.

     SECTION 4.5 Certain Procedures. The Seller shall promptly notify the Buyer after the Seller obtains knowledge of any material damage, destruction or condemnation action with respect to the Properties or of any Subsequent Material Adverse Matter with respect to the Properties. The aggregate cost to repair any such Subsequent Material Adverse Matter, damage or destruction of all Deferred Properties and Deleted Properties plus the diminution in the value of all Deferred Properties and Deleted Properties as a result of condemnation is referred to herein as the "Value Diminution."

                                   ARTICLE V

                              BROKERS AND EXPENSES

     SECTION 5.1  Brokers.

     (a) The Seller represents and warrants to the Buyer that the Seller engaged, retained or hired no broker or finder with respect to this transaction except for Morgan Stanley Dean Witter & Co. ("Seller's Broker"). At Closing, the Seller shall pay the commission due, if any, to the Seller's Broker, which shall be paid pursuant to separate agreements between the Seller and the Seller's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with the Seller or the Seller's Broker, then the Seller shall defend the Buyer from such claim, and shall indemnify the Buyer and hold the Buyer harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Buyer in defending against the claim.

     (b) The Buyer represents and warrants to the Seller that the Buyer engaged, retained or hired no broker or finder with respect to this transaction except for Secured Capital ("Buyer's Broker"). At Closing, the Buyer shall pay the commission due, if any, to the Buyer's Broker, which shall be paid pursuant to separate agreements between the Buyer and the Buyer's Broker. If any other person brings a claim for a commission or finder's fee based upon any contact, dealings or communication with the Buyer or the Buyer's Broker, then the Buyer shall defend the Seller from such claim, and shall indemnify the Seller and hold the Seller harmless from any and all costs, damages, claims, liabilities or expenses (including without limitation, reasonable attorneys' fees and disbursements) incurred by the Seller in defending against the claim.

     (c) The provisions of this Section 5.1 shall survive the Closing or, if the purchase and sale is not consummated, any termination of this Agreement.

     SECTION 5.2 Expenses. Except as otherwise provided in this Agreement, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby.

                                   ARTICLE VI

                                   COVENANTS

     SECTION 6.1 Maintenance, Leasing and Sale of the Properties. Between the date hereof and the Closing, the Seller shall maintain and operate the Properties, including without limitation, enter into new leases and perform tenant improvements, in the ordinary course of business consistent with past practices, in each case at the Seller's sole cost and expense. In furtherance of the foregoing, between the date hereof and the Closing (except as set forth in clause (vi) below):

          (i) The Seller shall not sell or refinance any Real Property, or enter into any agreement to sell or refinance any Real Property without first obtaining the Buyer's approval in Buyer's sole discretion (all such Real Property that is sold or to be sold in accordance with the foregoing, the "Sold Properties"). If the Buyer fails to give the Seller notice of its approval of any such proposed sale or refinance within five (5) business days after the Seller notifies the Buyer of the Seller's desire to take such action, then the Buyer shall be deemed to have disapproved of such action.

          (ii) Without the prior consent of the Buyer in Buyer's sole discretion, the Seller will not incur out-of-pocket third party costs, whether expensed or capitalized for financial reporting purposes, for the development of the Development Properties.

          (iii) The Seller will provide the Buyer with prior written notice before entering into any new tenant leases for any of the Properties if the terms of such new tenant leases are materially less favorable to the lessor, on the whole, than the parameters of terms for new tenant lease terms set forth on Exhibit E hereto; provided, however, if after the date hereof, the Buyer delivers written notice to the Seller that leases with respect to at least twenty-five percent (25%) of the square footage of Properties leased by the Seller after the date hereof are not, on the whole, within or more favorable than such parameters, and the Seller cannot within three (3) business days disprove the facts asserted in such notice, then the Seller shall not enter into any such new leases without the Buyer's prior written consent in the Buyer's sole discretion. In addition, the Seller shall not, without the prior written consent of the Buyer in its sole discretion, enter into any new lease with a term longer than 5 years (except for the proposed lease with Shimoda in the Miramar Facility).

          (iv) The Seller shall promptly notify the Buyer of (A) any condemnation, environmental, zoning or other land-use regulation proceedings of which the Seller obtains knowledge, (B) any notices of violations of any applicable federal, state or local law, regulation or ordinances relating to the Properties of which the Seller obtains knowledge, (C) any litigation of which the Seller obtains knowledge that arises out of the ownership of the Properties, and (D) any matters of which the Seller obtains knowledge, which would make any of the Seller's representations and warranties contained herein untrue.

          (v) The Seller shall maintain or cause to be maintained, at the Seller's sole cost and expense, all policies of insurance currently in effect with respect to the Properties (or comparable replacements thereof).

          (vi) The Seller shall deliver to the Buyer copies of all operating statements prepared in the ordinary course of business within fifteen (15) days after the Seller's preparation thereof relating to periods prior to Closing, even if prepared after Closing. The Seller shall also deliver to the Buyer copies of any bills for real estate taxes and personal property taxes and copies of any notices pertaining to real estate taxes or assessments applicable to the Properties that are received by the Seller after the date hereof, even if received after Closing. The obligations set forth in this Paragraph 6.1(vi) shall survive the Closing.

          (vii) Without the prior consent of the Buyer, which consent shall not be unreasonably withheld, the Seller shall not enter into any new leasing, brokerage or service contract with respect to the Properties that will be binding upon the Buyer for a period in excess of three (3) months after Closing and the Seller shall not enter into any other contract or agreement (other than as set forth in clause (iii) above) that will be binding upon the Buyer for any period of time after Closing without the Buyer's consent in its sole discretion.

     SECTION 6.2 Assumption of Mortgages. The Buyer will assume the Loans; provided that it shall be a condition precedent to the Buyer's obligation to assume any Loan encumbering a Property that the following terms and conditions are satisfied at the Closing:

          (a) Subject to the terms of this Section 6.2 and Section 10.21 below, at the Closing, the Buyer and the Seller will execute and deliver an Assumption Agreement reasonably approved by the Buyer with respect to each Loan being assumed by the Buyer, along with such other reasonable documentation reasonably approved by the Buyer as necessary or appropriate, or as reasonably required by any Mortgage Lender, to cause the Buyer to assume such Loan. Each such Assumption Agreement shall confirm the amounts outstanding under the applicable Loan, shall confirm the Loan Documents, and shall contain a representation that to the best of the Lender's knowledge, there are no defaults by the borrower thereunder. Notwithstanding the foregoing, the Buyer shall not be required to assume any of the Seller's obligations under the Loans and Loan Documents arising prior to the Closing Date. Notwithstanding anything to the contrary contained herein, under no circumstances shall the Loan Documents, Assumption Agreement or such other reasonable documentation contain any provision which provides recourse against California Public Employee Retirement System or any entity other than the Buyer.

          (b) In connection with the Buyer's assumption of Loans at Closing, the Buyer and the Seller shall each pay fifty percent (50%) of all commercially reasonable assumption fees and other commercially reasonable costs and expenses to be paid to the Mortgage Lender under the applicable Loan Documents for such assumption (including the Mortgage Lender's legal fees, if required to be paid under the Loan Documents), and any title, recording, escrow, transfer fees and closing costs related thereto.

          (c) Notwithstanding anything to the contrary contained herein, at the Closing, the Buyer shall not be required to assume any Loan which (i) encumbers any property which is not described on Exhibit A, Exhibit A-2 or Exhibit B attached hereto, (ii) encumbers any property which is not being acquired by the Buyer at such Closing, or (iii) is cross-defaulted with any other loan or agreements affecting any property not being acquired by the Buyer at the Closing.

          (d) In the event that any of the conditions or terms set forth in Sections 6.2(a) through Section 6.2(c) are not satisfied prior the Closing, the Seller shall repay the Loan or Loans for which such conditions or terms are not satisfied at the Closing, including, without limitation, any prepayment penalty or fee in connection therewith.

          (e) If the terms of a Loan related to a particular Property prohibit prepayment by the Seller and the lender(s) under such Loan do not consent to the assumption of such Loan by the Buyer, then such Property shall be deemed to be a Category A Deleted Property.

     SECTION 6.3 Service Contracts. Not later than sixty (60) days after the commencement of the Diligence Period, the Buyer may deliver a written notice to the Seller instructing the Seller which property management, brokerage and leasing contracts and servicing contracts the Buyer wishes to be terminated upon Closing. If the Buyer delivers such a timely notice, then, unless otherwise agreed by the Seller and the Buyer, (i) the Seller will terminate, prior to the Closing, all such identified property management, brokerage and leasing contracts (subject to customary obligations under such contracts to pay commissions if the leasing agent secures a tenant from a designated list of possible tenants within a specified period of time (not more than ninety (90) days) after termination, which the Buyer will assume); and (ii) and the Seller will notify third parties under all such service contracts of the Seller's intent to terminate such service contracts at the earliest possible termination date (but no earlier than Closing, unless the Seller elects to do so). The Seller shall pay any termination fees incurred by the Seller with respect to any such cancellation.

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     SECTION 6.4  Tenant Notices; Estoppels.

     (a) At the Closing, the Seller shall furnish the Buyer with a signed notice to be given to each tenant of the Properties. The notice shall disclose that the Property has been sold to the Buyer, that, after the Closing, all rents should be paid to the Buyer at an address to be supplied by the Buyer and that the Buyer shall be responsible for all the tenant's security deposit. The form of the notice and the amount of each tenant's security deposit listed therein shall be otherwise reasonably acceptable to the parties.

     (b) Between the date hereof and the Closing, the Seller shall use commercially reasonable efforts to obtain estoppel certificates, substantially in the form of Exhibit H hereto, from tenants of the Properties.

     (c) Between the date hereof and the Closing, the Seller shall use commercially reasonable efforts to obtain ground lessor estoppel certificates, in form reasonably satisfactory to the Buyer, or on such other form as may be required by the applicable lessors, from lessors under the Ground Leases.

     SECTION 6.5  Solicitation; Negotiations.

     (a) Subject to Section 6.5(b), unless and until this Agreement shall have been terminated in accordance with its terms, the Seller agrees and covenants that (i) neither the Seller nor any of its respective subsidiaries or affiliates, shall, and each of them shall direct and cause their respective officers, directors and employees, and shall use commercially reasonable efforts to cause their agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries), not to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, or similar transaction involving the direct or indirect purchase of all or any material portion of the Properties or of the Seller (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations with, or provide any confidential information or data to, or have any discussions with, any person relating to, an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

     (b) Notwithstanding anything set forth in this Agreement to the contrary, the Board of Directors of the Seller (the "Seller Board") may furnish information to or enter into discussions or negotiations with any person that makes an unsolicited bona fide proposal to purchase all or a portion of the Properties having an aggregate Allocated Value of at least seventy-five percent (75%) of the Purchase Price, whether, directly or indirectly, by merger, purchase of stock, purchase of assets, consolidation or otherwise (a "Proposal"), if the Seller Board determines in good faith that the Proposal, if consummated as proposed, would result in a transaction more favorable to the Seller's stockholders from a financial point of view than the transactions contemplated by this Agreement (any such Proposal being referred to herein as a "Superior Proposal"). If the Seller Board is prepared to accept the Superior Proposal, then the Seller shall give the Buyer 48 hours notice that the Seller Board is prepared to accept the Superior Proposal, provided that the Seller may not definitively accept a Superior Proposal unless the Seller concurrently therewith terminates this Agreement pursuant to Section 9.1(c)(iv) and, promptly after such termination, makes any payments required by Section 9.3.

     SECTION 6.6  Proxy Statement; Meeting of Stockholders.

     (a) Promptly after the execution hereof and no later than thirty (30) days before the Final Date (but in no event earlier than may be required, under the circumstances of the transactions contemplated hereby and any other related transactions, for such proxy statement to comply with applicable law), the Seller shall prepare and file with the Securities and Exchange Commission (the "SEC") the proxy statement for the solicitation of a vote of the Seller's stockholders to approve the transactions contemplated hereby, which, subject to the fiduciary duty of the Seller Board, shall include the recommendation of the Seller Board that stockholders of the Seller vote in favor of the approval and adoption of this Agreement (the "Proxy Statement"). The Seller shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable after such filing, and promptly thereafter mail the Proxy Statement to the stockholders of the Seller. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Seller will promptly inform the Buyer of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Seller, such amendment or supplement.

     (b) The Seller shall take all actions necessary in accordance with Maryland law, its Certificate of Incorporation and bylaws to duly call, give notice of, convene and hold a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption and approval of this Agreement and the transactions contemplated hereby (the "Meeting"). The stockholder vote required for the adoption and approval of the transactions contemplated by this Agreement shall be the vote required by Maryland law, the Seller's Certificate of Incorporation and bylaws. Notwithstanding anything to the contrary contained in this Agreement, the Seller may adjourn or postpone (i) the Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Proxy Statement is provided to the Seller's stockholders in advance of a vote on the transactions contemplated by this Agreement or (ii) the time for which the Meeting is originally scheduled (as set forth in the Proxy Statement), if there are insufficient shares represented, either in person or by proxy, to constitute a quorum necessary to conduct the business of the Meeting.

     (c) The Seller will promptly inform the Buyer of the results of the Meeting and the satisfaction or non-satisfaction of the condition set forth in Section 8.1(a).

     SECTION 6.7 No Employees. In no event will the transactions contemplated hereby be deemed to render employees of the Seller to be employees of the Buyer, and the Buyer shall have no obligations with respect to such employees.

     SECTION 6.8 Management Agreement. The Buyer and the Seller hereby covenant to use commercially reasonable efforts to enter into a management agreement with respect to the Buyer's retention of the Seller as the manager of the Properties after the Closing. Notwithstanding the foregoing or any other terms contained herein, neither the execution or non-execution of such management agreement nor the satisfaction or nonsatisfaction of the obligations of either party hereto under this Section 6.8 shall be a condition to the respective obligations of the parties to effect the Closing and, if the parties do not enter into any such management agreement, neither party will have any further obligation to the other with respect to such management agreement.

                                  ARTICLE VII

                               CLOSING AND ESCROW

     SECTION 7.1 Escrow Instructions. Upon execution of this Agreement, the parties hereto shall deposit an executed counterpart of this Agreement with the Title Company, and this instrument shall serve as the instructions to the Title Company as the escrow holder for consummation of the purchase and sale contemplated hereby. The Seller and the Buyer agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Title Company to comply with the terms of this Agreement; provided, however, that in the event of any conflict between the provisions of this Agreement and any supplementary escrow instructions, the terms of this Agreement shall control.

     SECTION 7.2 Closing. Subject to Article VIII hereof, the Closing hereunder shall be held and delivery of all items to be made at the Closing under the terms of this Agreement shall be made at the offices of the Title Company on the date which is seven (7) business days after the satisfaction or waiver of all conditions to Closing, and before 9:00 a.m. local time, or such other earlier date and time as the Buyer and the Seller may mutually agree upon in writing (the "Closing Date"). Except as expressly provided in this Agreement, such date and time may not be extended without the prior written approval of both the Seller and the Buyer. All funds of the Buyer to be deposited in escrow for the Closing shall be deposited by the Buyer in escrow no later than the last business day prior to the Closing Date.

     SECTION 7.3  Deposit of Documents.

     (a) At or before the Closing, the Seller shall deposit into escrow the following items:

          (1) the duly executed and acknowledged Deeds conveying the Real Properties to be purchased at the Closing (but not the Real Properties subject to Ground Leases, provided, the Buyer may require a Deed to it conveying the Seller's interest as owner of buildings and improvements on such Ground Leased Property) to the Buyer subject to the Conditions of Title;

          (2) four (4) duly executed counterparts of the Bill of Sale in the form attached hereto as Exhibit I (the "Bill of Sale"), with Exhibit C to said Bill of Sale listing the Conditions of Title;

          (3) four (4) duly executed counterparts of an Assignment and Assumption of Leases, Service Contracts and Warranties in the form attached hereto as Exhibit J pursuant to the terms of which the Buyer shall assume all of the Seller's obligations under the Leases, equipment leases, service contracts, leasing commission agreements and tenant improvement agreements affecting the Properties to the extent set forth in said Exhibit J (the "Assignment of Leases"), with Exhibit D to said document listing the Conditions of Title;

          (4) four (4) duly executed counterparts of an Assignment and Assumption of Ground Leases in forms to be agreed by the parties pursuant to the terms of which the Buyer shall assume all of the Seller's obligations under the Ground Leases which accrue from and after the date of Closing (the "Assignment of Ground Leases");

          (5) four (4) duly executed counterparts of an Assumption Agreement for each Loan being assumed pursuant to Section 6.2 hereof pursuant to the terms of which the Buyer shall assume all of the Seller's obligations under the Loans which accrue from and after the date of Closing, which Assumption Agreements must be reasonably acceptable to the Buyer and conform to the provisions of Section 6.2 above (each, an "Assumption Agreement");

          (6) an affidavit pursuant to Section 1445(b)(2) of the Federal Code, and on which the Buyer is entitled to rely, that the Seller is not a "foreign person" within the meaning of Section 1445(f)(3) of the Federal Code and any other comparable state certificates;

          (7) good standing letters reasonably satisfactory to the Buyer from the Arizona Department of Revenue ("DOR") and all other appropriate state, county and/or municipal taxing authorities in Arizona (collectively the "Arizona Taxing Authorities") stating that Seller has paid all applicable rental taxes, transaction privilege (sales) taxes, personal property taxes, use taxes and similar excise taxes due in connection with the Properties located in Arizona and the operation of the Seller's business at the Properties located in Arizona;

          (8) An Affidavit of Property Value for each of the Real Properties located in Arizona allocating the value of said Real Properties in accordance with Exhibit A-1;

          (9) A Washington real estate excise tax affidavit in the form required by the Title Company for each of the Real Properties located in Washington allocating the value of said Real Properties in accordance with Exhibit A-1;

          (10) Four (4) duly executed counterparts of a closing statement in form and content satisfactory to the Buyer and the Seller (the "Closing Statement") duly executed by the Seller.

     (b) At or before Closing, the Buyer shall deposit into escrow the following items:

          (1) funds necessary to close this transaction;

          (2) four (4) duly executed counterparts of the Bill of Sale;

          (3) four (4) duly executed counterparts of the Assignment of Leases;

          (4) An Affidavit of Property Value for each of the Real Properties located in Arizona allocating the value of said Real Properties in accordance with Exhibit A-1; and

          (5) A Washington real estate excise tax affidavit in the form required by the Title Company for each of the Real Properties located in Washington allocating the value of said Real Properties in accordance with Exhibit A-1;

          (6) four (4) duly executed counterparts of the Closing Statement.

          (7) four (4) duly executed counterparts of the Assignment of Ground Leases; and

          (8) four (4) duly executed counterparts of an Assumption Agreement for each Loan being assumed pursuant to Section 6.2 hereof.

     (c) The Buyer and the Seller shall each deposit such other instruments as are reasonably required by the Title Company or otherwise required to close the escrow and consummate the purchase and sale of the Properties in accordance with the terms hereof, including, without limitation, an agreement (the "Designation Agreement") designating Title Company as the "Reporting Person" for the transaction pursuant to Section 6045(e) of the Federal Code and the regulations promulgated thereunder, and executed by the Seller, the Buyer and Title Company. The Designation Agreement shall appear in the Seller's and the Buyer's escrow instructions and shall be in a form reasonably acceptable to the parties, and, in any event, shall comply with the requirements of Section 6045(e) of the Federal Code and the regulations promulgated thereunder.

     (d) The Seller shall deliver to the Buyer originals of the leases, copies of the tenant correspondence files (for the three (3) most recent years of the Seller's ownership of the Properties only), and originals of any other items which the Seller was requested to furnish the Buyer copies of or make available at the Properties, except for the Seller's general ledger and other internal books or records which shall be retained by the Seller, within five (5) business days after the Closing Date. The Seller shall deliver to the Buyer keys to the Properties on the Closing Date.

     (e) The Seller shall deliver possession of the Properties to the Buyer upon the Closing, subject to the Conditions of Title.

     SECTION 7.4 Further Efforts. Subject to the terms and conditions herein provided, including Section 6.5, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including using all reasonable efforts to do the following, (i) obtain consents of all third parties and governmental entities necessary, proper, advisable or reasonably requested by the Buyer or the Seller, for the consummation of the transactions contemplated by this Agreement; (ii) use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable in order for the conditions to closing set forth in Article VIII hereof to be satisfied; and (iii) execute any additional instruments necessary to consummate the transactions contemplated hereby.

     SECTION 7.5  Prorations.

     (a) Except as set forth herein, the Seller shall pay for all tenant improvement costs, leasing commissions and Tenant Inducements for leases executed prior to the Closing. Rents, including, without limitation, percentage rents, if any, and any additional charges and expenses payable under tenant Leases or licenses, including without limitation telecommunications licenses, all as and when actually collected (whether such collection occurs prior to, on or after the Closing Date); rents payable by the Seller on the Ground Leases, interest payable under the Loans, real property taxes and assessments; water, sewer and utility charges; personal property taxes, if any; amounts payable under any service contracts; annual permits and/or inspection fees (calculated on the basis of the period covered); any other expenses of the operation and maintenance of the Properties; and the above market portions of tenant improvement costs and leasing commissions related to the Properties in the event the parties, in their sole discretion, agree in writing, after written prior notice thereof from the Seller to the Buyer, that any such tenant improvements or leasing commissions are for amounts that are above market rates, shall all be prorated as of 12:01 a.m. on the date the Deed is recorded, on the basis of a 365-day year. Any sums collected by the Buyer from tenants after the Closing shall be promptly paid to the Seller to the extent of any rents and other sums which were delinquent at Closing, after first applying all such amounts collected to current obligations. The Buyer shall use reasonable efforts to collect such delinquent rents but shall not be obligated to expend any sums, commence any litigation, terminate any lease or threaten to terminate any lease to do so. The Seller retains the rights to collect any such delinquent rents from tenants after Closing provided that the Seller shall use personnel independent of any personnel who may be performing management services for the Buyer to do so and provided that the Seller shall not commence any legal or equitable proceedings in the nature of an unlawful detainer, eviction or other proceeding which would have the effect of interfering with any tenant's quiet enjoyment of its leased premises or result in a lien or encumbrance on such leased premises. The amount of any security deposits (but not letters of credit in lieu thereof, which shall be transferred by the Seller in accordance with the provisions of Section 7.5(b) below) under tenant Leases shall be credited against the Purchase Price and the Buyer shall assume all liabilities thereunder. The Seller shall receive credits at Closing for the amount of any utility or other deposits with respect to the Properties, in which case all such deposits for which the Seller receives credit shall remain in place for the benefit of the Buyer and the Seller shall execute and deliver such documents as shall be necessary to assign such deposits to the Buyer. The Buyer shall use reasonable efforts to cause all utilities and letters of credit to be transferred into the Buyer's name and account at the time of Closing. The Seller and the Buyer hereby agree that if any of the aforesaid prorations and credits cannot be calculated accurately on the Closing Date, then the same shall be calculated as soon as reasonably practicable after the Closing Date and either party owing the other party a sum of money based on such subsequent proration(s) or credits shall promptly pay said sum to the other party. The Seller and the Buyer shall jointly prepare and approve a preliminary Closing Statement on the basis of the Leases and other sources of income and expenses, and shall deliver such computation to the Title Company prior to the Closing.

     (b) In connection with the transfer of the Property to the Buyer, the Seller shall use commercially reasonable efforts to have each letter of credit security deposit or other noncash security deposit (collectively, the "Noncash Deposits") for those tenants of the Properties which have Noncash Deposits reissued in favor of the Buyer upon the Closing. In the event that the Seller is unable to have all of the Noncash Deposits reissued in favor of the Buyer upon the Closing, then the Seller shall use commercially reasonable efforts to have the Noncash Deposits promptly reissued in favor of the Buyer after the Closing. Until all of the Noncash Deposits are reissued in favor of the Buyer, in the event that the Buyer is entitled to draw down a Noncash Deposit or otherwise realize upon a Noncash Deposit pursuant to a tenant's lease, then the Seller shall reasonably cooperate with the Buyer as reasonably requested by the Buyer to facilitate such draw down or realization.

     (c) The provisions of Sections 7.4 and 7.5 shall survive the Closing.

                                  ARTICLE VIII

                             CONDITIONS TO CLOSING

     SECTION 8.1  Conditions to Each Party's Obligations to Effect the
Closing. The respective obligations of each party hereto to effect the Closing are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) this Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Seller; and

          (b) no statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any United States federal or state court or United States federal or state governmental entity that prohibits or enjoins the consummation of the Closing.

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

     SECTION 8.2 Conditions to the Obligations of the Seller. The obligation of the Seller to effect the Closing is subject to the satisfaction at or prior to the Closing Date of the following conditions:

          (a) there shall not have been a breach of any representations and warranties on the part of the Buyer set forth in this Agreement that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, except for any such breach that the Buyer has cured within five (5) business days after notice by the Seller thereof, and, at the Closing, the Buyer shall have delivered to the Seller a certificate to that effect, executed by an executive officer of the Buyer;

          (b) there shall not have occurred a breach by the Buyer of any of its covenants and obligations hereunder that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, except for any such breach that the Buyer has cured within five (5) business days after notice by the Seller thereof, and, at the Closing, the Buyer shall have delivered to the Seller a certificate to that effect, executed by an executive officer of the Buyer; and

          (c) The Buyer shall have delivered the documents set forth in Sections 7.3(b) and (c) and as otherwise required hereby.

          (d) The Seller shall have received a copy of the resolutions of the Buyer, certified by an appropriate officer of the Buyer, reflecting the Buyer's authority to consummate the transactions contemplated hereby, including the authority of the Buyer to consummate the purchase of Deferred Properties, if any.

     SECTION 8.3 Conditions to the Obligations of the Buyer. The obligations of the Buyer to effect the Closing are subject to the satisfaction at or prior to the Closing Date of the following conditions (provided that, with respect to any event, circumstance or condition that is both a Material Adverse Matter and a breach of a representation, warranty, covenant or agreement of the Seller, such event, circumstance or condition shall be treated as a Material Adverse Matter and not as a breach of a representation, warranty, covenant or agreement of the Seller):

          (a)(i) the representations and warranties of the Seller contained in this Agreement (other than those set forth in Sections 2.1(e), (f), (l) and (h) (to the extent (h) relates to Leases, Ground Leases or other income-producing assets related to the Properties)) shall be true and correct at and as of the Closing with the same effect as if made at and as of the Closing and, at the Closing (except to the extent the aggregate of all such breaches, together with breaches of the covenants and obligations of the Seller to be performed at or before the Closing pursuant to the terms of this Agreement, do not result in damages or losses incurred or to be incurred by the Buyer that equal or exceed Five Hundred Thousand Dollars ($500,000) and with respect to Section 2.1(f) except for Leases entered into in compliance with Section 6.1(iii)); and

          (ii) the representations and warranties of the Seller set forth in Sections 2.1(e), (f), (l) and (h) (to the extent (h) relates to Leases, Ground Leases or other income-producing assets related to the Properties) of this Agreement shall be true and correct at and as of the Closing with the same effect as if made at and as of the Closing, except with respect to
     Section 2.1(f) for Leases entered into in compliance with Section 6.1(iii),

     and, with respect to each of clauses (i) and (ii), the Seller shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Seller;

          (b) each of the covenants and obligations of the Seller to be performed at or before the Closing pursuant to the terms of this Agreement shall have been duly performed at or before the Closing (except to the extent the aggregate of all such breaches, together with breaches of the representations and warranties of the Seller contained in this Agreement, do not result in damages or losses incurred or to be incurred by the Buyer that equal or exceed Five Hundred Thousand Dollars ($500,000)) and, at the Closing, the Seller shall have delivered to the Buyer a certificate to that effect, executed by an executive officer of the Company;

          (c) The Seller shall have delivered the documents set forth in Sections 7.3(a) and (c) and as otherwise required hereby;

          (d) The Buyer shall have received a copy of the resolutions of the Seller's Board of Directors, certified by an appropriate officer of the Seller, reflecting the authorization of the transactions contemplated hereby; and

          (e) the Title Company shall have delivered the Title Policy to the Buyer.

                                   ARTICLE IX

                                  TERMINATION

     SECTION 9.1 Termination. This Agreement may be terminated at any time prior to the Closing, whether before or after approval and adoption of this Agreement by the Seller's stockholders:

          (a) by mutual written consent of the Buyer and the Seller;

          (b) by the Buyer or the Seller if the Closing has not been consummated by December 15, 2000 (the "Final Date"); provided, however, that no party may terminate this Agreement pursuant to this Section 9.1(b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing shall not have occurred on or before said date;

          (c) by the Seller if:

             (i) there shall have been a breach of any representations or warranties on the part of the Buyer set forth in this Agreement that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect;

             (ii) there shall have been a breach by the Buyer of any of its covenants or agreements hereunder that materially adversely affects (or materially delays) the ability of the Buyer to consummate the Closing, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect;

             (iii) the Seller shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders at the Meeting (including any adjournments thereof) to approve this Agreement and the transactions contemplated hereby;

             (iv) the Seller Board has received and is prepared to accept a Superior Proposal and has complied with the provisions of Section 6.5; provided that no such termination shall be effective until the Seller shall have made the termination payment set forth in Section 9.3(a);

             (v) the remediation costs (net of insurance proceeds received by the Seller related to such remediation costs, exclusive of Breach Costs and exclusive of a maximum of One Million Five Hundred Thousand Dollars in remediation costs (if any), for Environmental Defects directly related to the Tayfor leased space at the Mountain Avenue facility) for Environmental Defects, Title Defects and Zoning Defects (whether related to Deferred Properties or Deleted Properties) exceeds Twenty-Five Million Dollars ($25,000,000) in the aggregate;

             (vi) the aggregate Value Diminution (net of insurance proceeds and condemnation awards received by the Seller related to such Value Diminution and exclusive of Breach Costs) (whether related to Deferred Properties or Deleted Properties) exceeds Twenty-Five Million Dollars ($25,000,000);

             (vii) the sum of remediation costs (net of insurance proceeds received by the Seller related to such remediation costs, exclusive of Breach Costs and exclusive of a maximum of One Million

        Five Hundred Thousand Dollars in remediation costs (if any), for Environmental Defects directly related to the Tayfor leased space at the Mountain Avenue facility) for Environmental Defects, Title Defects and Zoning Defects plus the aggregate Value Diminution (net of insurance proceeds and condemnation awards received by the Seller related to such Value Diminution) (in each case whether related to Deferred Properties or Deleted Properties) exceeds Forty Million Dollars ($40,000,000) in the aggregate;

             (viii) the remediation costs (net of insurance proceeds received by the Seller related to such remediation costs and exclusive of Breach Costs) for Structural Defects and Code Defects (whether related to Deferred Properties, Deleted Properties or Properties as to which the Seller elects to cure any Material Adverse Matter) exceeds the Shared Remediation Maximum; or

             (ix) the aggregate Allocated Values for all Category B Deleted Properties equals or exceeds Ninety Million Dollars ($90,000,000);

     provided, however, with respect to clauses (v), (vi), (vii) and (viii), the remediation costs for a particular matter shall not count both as remediation costs and Value Diminution (with the intent that amounts are not double counted).

          (d) by the Buyer if:

             (i) there shall have been a breach of any representations or warranties on the part of the Seller set forth in this Agreement such that the condition set forth in Section 8.3(a) would be incapable of being satisfied by the Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect;

             (ii) there shall have been a breach by the Seller of any of its covenants or agreements hereunder such that the condition set forth in
        Section 8.3(b) would be incapable of being satisfied by the Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect;

             (iii) the Seller shall have convened the Meeting and shall have failed to obtain the requisite vote of its stockholders at the Meeting (including any adjournments thereof) to approve this Agreement and the transactions contemplated hereby;

             (iv) the Seller Board has accepted a Superior Proposal or has withdrawn or adversely modified its approval or recommendation of this Agreement; or

             (v) the aggregate square footage of the Deleted Properties exceeds Five Million (5,000,000) square feet.

     SECTION 9.2 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders; provided that the provisions of this Section 9.2 and Sections 9.3, 9.4, 10.5, 10.8, 10.9 and 10.10 shall survive any such termination. Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of any covenant in this Agreement prior to such termination.

     Section 9.3  Fees and Expenses.

     (a) In the event that this Agreement shall be terminated pursuant to
Section 9.1(c)(iv) or 9.1(d)(iv), the Title Company shall promptly (within two
(2) business days) return the Deposit to the Buyer, with interest from the date of placement of the Deposit into escrow, and the Seller shall promptly (within two (2) business days) pay to the Buyer as a termination fee an additional Twenty-Five Million Dollars ($25,000,000).

     (b) IN THE EVENT THAT THIS AGREEMENT SHALL BE TERMINATED PURSUANT TO
SECTION 9.1(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITION SET FORTH IN
SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE SELLER OR PURSUANT TO SECTION 9.1(c)(iii), 9.1(c)(ix), 9.1(d)(i), 9.1(d)(ii) OR 9.1(d)(iii), THEN, AS THE BUYER'S SOLE REMEDY, THE TITLE COMPANY SHALL PROMPTLY (WITHIN TWO (2) BUSINESS DAYS) RETURN THE DEPOSIT TO THE BUYER, WITH INTEREST FROM THE DATE OF PLACEMENT OF THE DEPOSIT INTO ESCROW, AND THE SELLER SHALL PROMPTLY (WITHIN TWO (2) BUSINESS DAYS) PAY TO THE BUYER THE AMOUNT OF SIX MILLION DOLLARS ($6,000,000) AS REIMBURSEMENT FOR THE OUT-OF-POCKET COSTS, FEES AND EXPENSES INCURRED BY THE BUYER OR ON ITS BEHALF IN CONNECTION WITH THIS AGREEMENT AND AS LIQUIDATED DAMAGES IMMEDIATELY UPON THE OCCURRENCE OF THE EVENT DESCRIBED IN THIS SECTION 9.3(b) GIVING RISE TO SUCH DAMAGES. IT IS SPECIFICALLY AGREED THAT THE AMOUNTS TO BE PAID PURSUANT TO THIS SECTION 9.3(b) REPRESENT LIQUIDATED DAMAGES AND NOT A PENALTY. THE SELLER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.3(b) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE BUYER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS: THE SELLER ____________                         THE BUYER ____________

     (c) In the event that this Agreement shall be terminated pursuant to
Section 9.1(a), 9.1(c)(v), 9.1(c)(vi), 9.1(c)(vii), 9.1(c)(viii) or 9.1(d)(v) or pursuant to Section 9.1(b) as a result of a failure to satisfy the condition set forth in Section 8.3(e), the Title Company shall promptly (within two (2) business days) return the Deposit to the Buyer, with interest from the date of placement of the Deposit into escrow.

     (d) IN THE EVENT THIS AGREEMENT IS TERMINATED PURSUANT TO SECTION 9.1(c)(i) OR 9.1(c)(ii) OR IN THE EVENT THIS AGREEMENT HAS BEEN TERMINATED UNDER SECTION 9.1(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITION SET FORTH IN SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE BUYER, THEN, AS THE SELLER'S SOLE REMEDY, THE TITLE COMPANY SHALL PROMPTLY (WITHIN TWO (2) BUSINESS DAYS) DELIVER THE DEPOSIT, TOGETHER WITH ANY INTEREST THEREON FROM THE DATE OF PLACEMENT OF THE DEPOSIT INTO ESCROW, TO THE SELLER AND THE SELLER SHALL BE ENTITLED TO RETAIN SUCH FUNDS. IT IS SPECIFICALLY AGREED THAT THE AMOUNT TO BE PAID PURSUANT TO THIS SECTION 9.3(d) REPRESENTS LIQUIDATED DAMAGES AND NOT A PENALTY. THE BUYER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.3(d) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT

THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS: THE SELLER ____________                         THE BUYER ____________

     (e) In the event this Agreement has been terminated under Section 9.1(d)(ii) as a result of the Seller's breach of its covenants and agreements set forth in Section 6.6 and, within six (6) months of the termination of this Agreement, the Seller shall enter into an agreement under which a third party would acquire, directly or indirectly, by merger or acquisition of stock or assets, all or substantially all of the Properties, then the Seller shall promptly (within two (2) business days) pay to the Buyer an additional termination fee of Nineteen Million Dollars ($19,000,000) (unless the termination fee of Twenty-Five Million Dollars ($25,000,000) set forth in
Section 9.3(a) has already been paid).

     SECTION 9.4 Termination after the Closing. The obligations to purchase and sell a particular Deferred Property after the Closing may be terminated at any time after the Closing:

          (a) by mutual written consent of the Buyer and the Seller;

          (b) by the Buyer or the Seller if the cure for such Deferred Property, agreed upon under the terms hereof, has not been effected, under the terms hereof, prior to the first anniversary of the Closing or if the purchase and sale of such Deferred Property has not been consummated by the date that is thirteen months after the Closing (such date, the "Deferred Property Final Date"); provided, however, that no party may terminate its obligations with respect to such Deferred Property pursuant to this Section 9.4(b) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the purchase and sale of such Deferred Property shall not have occurred on or before said date;

          (c) by the Seller if:

             (i) there shall have been a breach of any representations or warranties on the part of the Buyer set forth in this Agreement that materially adversely affects (or materially delays) the ability of the Buyer to consummate the purchase and sale of such Deferred Property, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect; or

             (ii) there shall have been a breach by the Buyer of any of its covenants or agreements hereunder that materially adversely affects (or materially delays) the ability of the Buyer to consummate the purchase and sale of such Deferred Property, and the Buyer has not cured such breach within five (5) business days after notice by the Seller thereof, provided that the Seller has not breached any of its obligations hereunder in any material respect.

          (d) by the Buyer if:

             (i) there shall have been a breach of any representations or warranties on the part of the Seller set forth in this Agreement such that the condition set forth in Section 8.3(a) would be incapable of being satisfied by the Deferred Property Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect;

             (ii) there shall have been a breach by the Seller of any of its covenants or agreements hereunder such that the condition set forth in
        Section 8.3(b) would be incapable of being satisfied by the Deferred Property Final Date, and the Seller has not cured such breach within five (5) business days after notice by the Buyer thereof, provided that the Buyer has not breached any of its obligations hereunder in any material respect.

     SECTION 9.5  Effect of Termination after the Closing.

     (a) In the event that the obligations with respect to a particular Deferred Property are terminated pursuant to Section 9.4(a), the Title Company shall promptly return to the Buyer the Deferred Property Deposit with respect to such Deferred Property.

     (b) IN THE EVENT THAT THE OBLIGATIONS WITH RESPECT TO A PARTICULAR DEFERRED PROPERTY ARE TERMINATED UNDER SECTION 9.4(d) OR UNDER SECTION 9.4(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITIONS SET FORTH IN SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE SELLER, THEN, AS THE BUYER'S SOLE REMEDY, THE BUYER MAY EITHER (i) ELECT TO ENFORCE SPECIFIC PERFORMANCE OF THIS AGREEMENT WITH RESPECT TO SUCH DEFERRED PROPERTY OR (ii) ELECT TO TERMINATE ITS OBLIGATIONS WITH RESPECT TO SUCH DEFERRED PROPERTY IN WHICH CASE THE TITLE COMPANY SHALL PROMPTLY RETURN TO THE BUYER AN AMOUNT EQUAL TO THE DEFERRED PROPERTY DEPOSIT WITH RESPECT TO SUCH DEFERRED PROPERTY, AND THE SELLER SHALL PROMPTLY PAY TO THE BUYER AN AMOUNT EQUAL TO THE PRODUCT OF (A) SIX MILLION DOLLARS ($6,000,000) AND (B) A FRACTION, THE NUMERATOR OF WHICH IS THE ALLOCATED VALUE OF SUCH DEFERRED PROPERTY AND THE DENOMINATOR OF WHICH IS THE AGGREGATE ALLOCATED VALUES OF ALL PROPERTIES. SUCH AMOUNT SHALL BE REIMBURSEMENT FOR THE OUT-OF-POCKET COSTS, FEES AND EXPENSES INCURRED BY THE BUYER OR ON ITS BEHALF IN CONNECTION WITH SUCH DEFERRED PROPERTY AND AS LIQUIDATED DAMAGES IMMEDIATELY UPON THE OCCURRENCE OF THE EVENT DESCRIBED IN THIS SECTION 9.5(b) GIVING RISE TO SUCH DAMAGES. IN THE EVENT THE BUYER ELECTS TO TERMINATE ITS OBLIGATION WITH RESPECT TO SUCH DEFERRED PROPERTY PURSUANT TO THE TERMS OF THIS
SECTION 9.5(b), IT IS SPECIFICALLY AGREED THAT THE AMOUNTS TO BE PAID PURSUANT TO THIS SECTION 9.5(b) REPRESENT LIQUIDATED DAMAGES AND NOT A PENALTY. THE SELLER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET FORTH IN THIS SECTION 9.5(b) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE BUYER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS: SELLER ____________                                 BUYER ____________

     (c) IN THE EVENT THAT THE OBLIGATIONS WITH RESPECT TO A PARTICULAR DEFERRED PROPERTY ARE TERMINATED UNDER SECTION 9.4(c) OR UNDER SECTION 9.4(b) AS A RESULT OF A FAILURE TO SATISFY THE CONDITIONS SET FORTH IN SECTION 8.1(b) DUE TO AN ORDER, DECREE, RULING OR INJUNCTION ISSUED OR ENTERED AGAINST THE BUYER, THEN, AS THE SELLER'S SOLE REMEDY, THE TITLE COMPANY SHALL PROMPTLY DELIVER TO THE SELLER AN AMOUNT EQUAL TO THE DEFERRED PROPERTY DEPOSIT WITH RESPECT TO SUCH DEFERRED PROPERTY, AND THE SELLER SHALL BE ENTITLED TO RETAIN SUCH FUNDS. IT IS SPECIFICALLY AGREED THAT THE AMOUNT TO BE PAID PURSUANT TO THIS SECTION 9.5(c) REPRESENTS LIQUIDATED DAMAGES AND NOT A PENALTY. THE BUYER HEREBY WAIVES ANY RIGHT TO SET-OFF OR COUNTERCLAIM AGAINST SUCH AMOUNT. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, THE AMOUNTS SET

FORTH IN THIS SECTION 9.5(c) ARE A REASONABLE ESTIMATE OF THE DAMAGES THAT THE SELLER WOULD INCUR IN SUCH EVENT. BY PLACING THEIR INITIALS BELOW, EACH PARTY SPECIFICALLY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.

INITIALS: SELLER __________                                     BUYER __________

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1 Notices. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile with confirmation of receipt, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

    To the Buyer:                CalWest Industrial Properties, LLC
                                 c/o The RREEF Funds
                                 101 California Street, 26th Floor
                                 San Francisco, California 94111
                                 Attention: Scott Stuckman
                                 Telephone: 415-781-3300
                                 Fax No.: 415-781-2229

    with a copy to:              Orrick, Herrington & Sutcliffe LLP
                                 Old Federal Reserve Bank Building
                                 400 Sansome Street
                                 San Francisco, California 94111
                                 Attention: Michael H. Liever, Esq.
                                 Telephone: 415 773-5808
                                 Fax No.: 415-773-4285

    To the Seller:               Pacific Gulf Properties Inc.
                                 4220 Von Karman, 2nd Floor
                                 Newport Beach, California 92660-2002
                                 Attention: Chief Executive Officer
                                 Telephone: 949-223-5000
                                 Fax No.: 949-223-5034

    with a copy to:              Gibson, Dunn & Crutcher LLP
                                 333 South Grand Avenue
                                 Los Angeles, California 90071
                                 Attention: Dhiya El-Saden, Esq.
                                 Telephone: 213-229-7196
                                 Fax No.: 213-229-6196

    To Title Company:            First America Title Insurance Co. of
                                 Walnut Creek, California
                                 1850 Mt. Diablo Boulevard, Suite 300
                                 Walnut Creek, California 94596
                                 Attention: John Wilson
                                 Telephone:
                                 Fax No.: 510-927-2180

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery.

     SECTION 10.2 Entire Agreement. This Agreement, together with the Exhibits hereto, contains all representations, warranties and covenants made by the Buyer and the Seller and constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. Any prior correspondence, memoranda or agreements are replaced in total by this Agreement together with the Exhibits hereto.

     SECTION 10.3 Entry and Indemnity. In connection with any entry by the Buyer, or its agents, employees or contractors onto the Properties, the Buyer shall give the Seller reasonable advance notice of such entry and shall conduct such entry and any inspections in connection therewith so as to minimize, to the extent reasonably possible, interference with the Seller's business and the business of the Seller's tenants and otherwise in a manner reasonably acceptable to the Seller. Without limiting the foregoing, prior to any entry to perform any on-site testing, the Buyer shall give the Seller oral or written notice thereof, including the identity of the company or persons who will perform such testing and the proposed scope of the testing. The Seller shall approve or disapprove the drilling aspects of any proposed testing within two (2) business days after receipt of such notice; provided that if the Seller disapproves of, and prevents the Buyer from performing, any such proposed drilling, the Property subject to such proposed drilling shall be deemed to be a Deleted Property and provided further that any proposed testing other than drilling shall be at the Buyer's discretion. If the Seller fails to respond within such two (2) business day period, the Seller shall be deemed to have disapproved the proposed testing. If the Buyer or its agents, employees or contractors take any sample from the Properties in connection with any such approved testing, the Buyer, at the request of the Seller, shall provide to the Seller a portion of such sample being tested to allow the Seller, if it so chooses, to perform its own testing. The Seller or its representative may be present to observe any testing or other inspection performed on the Properties. After any such testing, the Buyer shall, at its cost and to the reasonable satisfaction of the Seller after consideration of industry standards, restore each Property to its condition prior to any such testing. The Buyer shall provide the Seller with reasonable prior notice. If the Buyer intends to contact any governmental authority with respect to any environmental matter relating to the Properties and the Seller, at the Seller's election, shall be entitled to have a representative on any phone or other contact made by the Buyer to a governmental authority and present at any meeting by the Buyer with a governmental authority. In the event the Buyer contacts any governmental authority with respect to any matter other than environmental matters relating to the Properties, the Buyer shall provide the Seller with prior notice of such contact. The Buyer shall provide the Seller with reasonable prior notice If the Buyer intends to contact any tenant of the Properties and the Seller, at the Seller's election, shall be entitled to have a representative on any phone or other contact made by the Buyer to a tenant and present at any meeting by the Buyer with a tenant. The Buyer shall maintain, and shall assure that each of its contractors maintain, public liability and property damage insurance in amounts (minimum coverage of One Million Dollars ($1,000,000) per occurrence and Five Million Dollars ($5,000,000) in the aggregate) and in form and substance adequate (with the Seller named as an additional insured) to insure against all liability of the Buyer and its agents, employees or contractors, arising out of any entry or inspections of the Properties pursuant to the provisions hereof, and the Buyer shall provide the Seller with evidence of such insurance coverage upon request by the Seller. The Buyer shall indemnify and hold the Seller harmless from and against any costs, damages, liabilities, losses, expenses, liens or claims (including, without limitation, reasonable attorney's fees) arising out of or relating to any entry on the Properties by the Buyer, its agents, employees or contractors in the course of performing the inspections, testings or inquiries provided for in this Agreement; provided that the Buyer shall not be liable for pre-existing conditions that are discovered, and not caused, by the Buyer's inspection or testing. The foregoing indemnity shall survive beyond the Closing, or, if the sale is not consummated, beyond the termination of this Agreement.

     SECTION 10.4 Time. Time is of the essence in the performance of each of the parties' respective obligations contained herein.

     SECTION 10.5 Attorneys' Fees. If either party hereto fails to perform any of its obligations under this Agreement or if any dispute arises between the parties hereto concerning the meaning or interpretation of any provision of this Agreement, then the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party on account of such default and/or in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable attorneys' fees and disbursements. Any such attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Agreement shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Agreement and to survive and not be merged into any such judgment. As used in this Agreement, the term "attorneys' fees" or "expenses" (or similar references to attorneys' fees and costs or expenses) shall include, without limitation, all attorneys' and paralegals' fees and expenses, whether in action or proceeding, upon appeal therefrom, or in connection with any petition for review or action to rescind this Agreement, or in a case or proceeding under the Bankruptcy Code or successor statute, or in connection with any other action to enforce any provision of this Agreement.

     SECTION 10.6 Assignment. Prior to Closing, the Buyer's rights and obligations hereunder shall not be assignable without the prior written consent of the Seller. Notwithstanding the foregoing, the Seller's consent shall not be required for any assignment by the Buyer to an entity of which the Buyer has majority ownership and control. The Buyer shall in no event be released from any of its obligations or liabilities hereunder in connection with any assignment. Subject to the provisions of this Section, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

     SECTION 10.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     SECTION 10.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

     SECTION 10.9 Confidentiality and Return of Documents. The Buyer and the Seller shall each maintain as confidential any and all material obtained about the other or, in the case of the Buyer, about the Properties, this Agreement or the transactions contemplated hereby, and shall not disclose such information to any third party other than (i) each party's respective consultants and professionals in connection with their review, evaluation, negotiation and closing of the subject transaction, (ii) the parties' actual and prospective lenders and investors, or (iii) the parties' officers, directors, employees, agents, contractors, affiliates and representatives (collectively, the "Representatives"), provided that all such parties shall keep such information confidential as provided herein. The parties agree to keep, and to use all reasonable efforts to cause the Representatives to keep, any information and documents received from the other party (or based upon the party's evaluation of the Properties) confidential, except to the extent (a) such information was known by the party prior to the date hereof on the basis of information provided to the party by persons other than the other party or its agents, (b) such information was of general public knowledge prior to the date hereof, or (c) disclosure is required by law or court order or is used in connection with any litigation between the parties hereto. This provision shall survive the Closing or any termination of this Agreement.

     SECTION 10.10 Interpretation of Agreement. The article, section and other headings of this Agreement are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter. The term "person" shall include any individual, partnership, joint venture, corporation, trust, unincorporated association, any other entity and any government or any department or agency thereof, whether acting in an individual, fiduciary or other capacity.

     SECTION 10.11 Limited Liability. The obligations of the Seller are intended to be binding only on the property of the Seller and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of the Seller or its investment manager. The obligations of the Buyer are intended to be binding only on the property of the Buyer and shall not be personally binding upon, nor shall any resort be had to, the private properties of any of its trustees, officers, beneficiaries, directors, members, or shareholders, or of its investment manager, the general partners, officers, directors, members, or shareholders thereof, or any employees or agents of the Buyer.

     SECTION 10.12 Amendments. This Agreement may be amended or modified only by a written instrument signed by the Buyer and the Seller.

     SECTION 10.13 No Recording. Neither this Agreement or any memorandum or short form thereof may be recorded by the Buyer.

     SECTION 10.14 Drafts Not an Offer to Enter Into a Legally Binding Contract. The parties hereto agree that the submission of a draft of this Agreement by one party to another is not intended by either party to be an offer to enter into a legally binding contract with respect to the purchase and sale of the Properties. The parties shall be legally bound with respect to the purchase and sale of the Properties pursuant to the terms of this Agreement only if and when the parties have been able to negotiate all of the terms and provisions of this Agreement in a manner acceptable to each of the parties in their respective sole discretion, including, without limitation, all of the Exhibits and Schedules hereto, and both the Seller and the Buyer have fully executed and delivered to each other a counterpart of this Agreement, including, without limitation, all Exhibits and Schedules hereto.

     SECTION 10.15 No Partnership. The relationship of the parties hereto is solely that of the Seller and the Buyer with respect to the Properties and no joint venture or other partnership exists between the parties hereto. Neither party has any fiduciary relationship hereunder to the other.

     SECTION 10.16 Survival. Except as expressly set forth to the contrary herein, no representations, warranties, covenants or agreements of the Seller contained herein shall survive the Closing.

     SECTION 10.17 Oregon Statutory Disclaimer. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THIS PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.

     SECTION 10.18 Survival of Article X. The provisions of this Article X shall survive the Closing.

     SECTION 10.19  Delivery Items.

     (a) To the extent not previously delivered to Buyer and to the extent reasonably within Seller's control and possession, the Seller shall promptly (and in no event later than ten (10) business days of the date hereof) make available or deliver to the Purchaser at the Seller's sole cost and expense, the following: (i) copies of all existing and proposed easements, covenants, restrictions, agreements or other documents which affect title to each of the Properties that are actually known by the Seller and that would not typically be disclosed by a preliminary title report; (ii) all surveys of each of the Real Properties; (iii) copies of the most recent property tax bills for each of the Properties; (iv) copies of all documents relating to actions, suits, and legal or administrative proceedings affecting each of the Properties; (v) regularly-prepared financial information concerning income and expenses relating to the ownership and operation of each of the Properties for the prior three (3) years; (vi) copies of the Leases and financial information pertaining to the tenants under the Leases; and (vii) all environmental, structural, soils, seismic and other reports, studies or memoranda relating to the Properties, and all other contracts, agreements, or documents of material significance for the Properties.

     (b) In the event that there are any additional income producing agreements, other than those delivered to the Buyer pursuant to Section 10.20(a) above, solely relating to the operation of the Properties (i) of which the Seller or the Buyer becomes aware prior to the Closing, the Seller shall promptly deliver such agreements to the Buyer for the Buyer's review and reasonable approval prior to Closing, or (ii) of which the Seller or the Buyer becomes aware after the Closing, the Seller shall promptly delivery such agreements to the Buyer for the Buyer's review and reasonable approval. In the event that the Buyer approves of any such agreements pursuant to subsection (ii) above, then the Seller agrees to transfer its interest in such agreements to the Buyer pursuant to and assignment and assumption agreement approved by both parties.

     SECTION 10.20  Intent to Transfer Industrial Portfolio.

     The Seller acknowledges that its intent hereunder is to transfer to the Buyer all of the industrial properties it currently owns except for the 128,640 square foot building located at 9770 Bell Ranch Road, Santa Fe Springs, California, the 89,760 square foot building located at 12029 Regent View Road, Downey, California, the Seller's corporate headquarters building in Newport Beach, California, and the Seller's non-industrial assets.

     SECTION 10.21  Defined Terms.

     (a) As used herein, the following terms have the following meanings:

     "Assumption Agreement" shall mean a reasonable form of assumption agreement as may be required by any Mortgage Lender (including such covenants, representations and warranties as are customarily required by institutional lenders), which form shall be subject to the Buyer's reasonable approval, pursuant to which, in the case of each Loan being assumed by the Buyer, the Buyer shall assume all of the obligations of the Seller under the subject Loan arising on or after the Closing Date, and the Mortgage Lender shall consent to the sale of the subject Property to the Buyer and the assumption of the Loan by the Buyer.

     "Breach Costs" shall mean the remediation costs arising solely out of a breach of a representation or warranty of the Seller made herein.

     "Category A Deleted Property" shall mean a Deleted Property the Allocated Value of which shall not count towards the sums set forth in Section 9.1(c)(v),
(vi), (vii) and (viii).

     "Category B Deleted Property" shall mean a Deleted Property the Allocated Value of which shall count towards the sums set forth in Section 9.1(c)(ix) as set forth in Section 1.8(a).

     "Code Defects" shall mean the failure of the improvements located on a Property to be in compliance (after consideration of applicable "grandfather" clauses) with applicable federal, state or local law, regulation or ordinances relating to the construction of improvements or operation or use thereof or to health, safety, or access (including, without limitation, building codes, fire sprinklerization requirements and the Americans With Disability Act of 1990) (Title 24 of the California Health and Safety Codes), but excluding any Zoning Defects.

     "Closing Documents" shall mean all of the documents to be delivered by the parties pursuant to Section 7.3 above.

     "Deferred Property" shall mean each Property with respect to which the Seller has elected, pursuant to the terms hereof, to cure or restore a Material Adverse Matter or an event or condition giving rise to a Value Diminution, whether such cure or restoration is effected before or after the Closing and whether the sale and purchase of such Deferred Property occurs at or after the Closing.

     "Deferred Property Deposit" shall mean, with respect to a particular Deferred Property, the amount equal to the product of (i) of the Deposit then retained by the Title Company and (ii) a fraction, the numerator of which is the Allocated Value of such Deferred Property and the denominator of which is the aggregate Allocated Value of all Deferred Properties that have then not been purchased by the Buyer, together with interest on such product from the date of placement of the Deposit into escrow.

     "Environmental Defect" shall mean any of the following: (i) a condition on, under or about the Property by reason of which such Property is not in compliance with a federal, state or local law, ordinance or regulation applicable to such Property and relating to the existence, storage, disposal, release, emission or discharge of Hazardous Materials or to the protection of human health or the environment (collectively "Environmental Laws"), (ii) the presence of Hazardous Materials on the Property which are likely to cause Buyer to incur future material costs, which would not otherwise be incurred absent such condition, to abate or mitigate the presence of such Hazardous Materials during the course of development or other construction or demolition, in any of the following respects, in a manner that institutional buyers (including without limitation publicly-traded REITs) of properties similar to the Property would require such remediation: (A) remediation of contamination by Hazardous Materials of soil or groundwater on, under or about the Properties at concentrations which do not require immediate action under Environmental Laws,
(B) remediation of underground storage tank systems or other underground installations (including, without limitation, sumps, vaults and piping) containing or formerly containing Hazardous Materials and (C) remediation of asbestos-containing building materials, whether in a friable condition or not; and (iii) Properties occupied by one or more long-term (i.e. holding a lease with three or more years remaining) tenants engaged in one or more of the following activities or businesses: (A) dry cleaning establishments utilizing perchloroethylene (PCE) or similar chlorinated solvents or other businesses utilizing the same substances, (B) operations involving the bulk storage of Hazardous Materials, (C) operations classified under Environmental Laws as Large Quantity Generators of hazardous waste, and (D) operations that primarily relate to transportation, or the logistics or repair of vehicles used in transportation, where refueling or regular vehicle maintenance is routinely performed on the Property (e.g., where the refueling or maintenance typically takes place on the Property, and not elsewhere), but excluding automotive and truck repair operations.

     "Fully-Paying Executed Lease" means all tenant leases in effect at Closing other than Non-Paying Leases and other than tenant leases as to which the tenant is more than sixty (60) days delinquent in the payment of rent or other amounts due under such lease.

     "General Physical Items" shall mean, with respect to the Properties, the roof (consisting of the membrane of the roof, but excluding damage to the plywood if such damage is caused by a Structural Defect), painting, landscaping, parking facilities, windows, doors, seals and the HVAC system, electrical system, lighting system, plumbing system and the non-structural defects elements of the loading facilities.

     "Loan Documents" shall mean, collectively, with respect to each Loan, the loan documents set forth on Exhibit C attached hereto.

     "Material Adverse Matters" shall mean (i) Environmental Defects, (ii) Code Defects; (iii) Structural Defects, (iv) Title Defects and (iii) Zoning Defects; provided that in no event will Material Adverse Matters include (A) any non-compliance of the Properties with the Americans With Disabilities Act of 1990, other than any such non-compliance that has been specifically identified and cited to the Seller by a governmental entity, or (B) any General Physical Items.

     "Mortgage Lenders" shall mean the lenders under the Loans described on Exhibit C attached hereto.

     "Non-Paying Lease" means a tenant lease having a Payment Reduction in effect at Closing other than a tenant lease as to which such tenant is more than sixty (60) days delinquent in the payment of rent or other amounts due under such lease.

     "Payment Reduction" means, with respect to a Non-Paying Lease, the aggregate amount of reduction in regular rent, operating expenses, taxes and assessments that would be payable by the tenant under such Non-Paying Lease and that is attributable to any post-Closing period, of up to six (6) months, that is afforded to a tenant (i) during an initial period under its lease due to a free rent period, (ii) as a result of a rent abatement, (ii) during the pendency of tenant improvements or (iv) due to the fact that under such lease the tenant does not take possession until a date later than Closing.

     "Shared Remediation Maximum" shall mean an amount equal to the product of
(i) $20,000,000 multiplied by (ii) a fraction, the numerator if which is the difference of Eight Hundred Eighty-Three Million Five Hundred Thousand Dollars ($883,500,000) minus the aggregate Allocated Values of all Deleted Properties, and the denominator of which is Eight Hundred Eighty-Three Million Five Hundred Thousand Dollars ($883,500,000).

     "Structural Defect" shall mean a defect in the structure of a Property, including, without limitation, a condition of or defect in the structure of the improvements on a Property or condition of or a defect in the soil. "Structure" for the purpose of the foregoing definition means the foundation, soil, exterior walls, interior bearing walls, roof structure, hangers, purlins, beams, other structural members, including, without limitation, braces and other similar items, and structural components and supports for electrical, plumbing, water, and HVAC systems and operating systems. By way of example, "Structural Defect" shall not include, without limitation, (a) the failure of any component of the structure to be suitable for a use for which it was intended when built or installed (provided it is suitable for its current use); (b) any condition which exists by reason of normal wear and tear; or (c) any condition that is a Code Defect, Environmental Defect, Title Defect, General Physical Item or Zoning Defect.

     "Subsequent Material Adverse Matter" shall mean any event, condition or other matter occurring solely after the Diligence Period that would properly have been the subject of a Defect Letter if such event, condition or other matter had existed and been discovered by the Buyer during the Diligence Period.

     "Tenant Inducements" shall mean all costs paid or obligations incurred in connection with inducing a tenant to enter into a lease at a Property, including, without limitation, any moving costs, costs in connection with the assumption of a tenants' lease obligations at a location other than the Property and the obligations under such lease, and other payments to or on behalf of a tenant.

     "Title Defect" shall mean a condition of title to a Property reflecting that the Seller does not hold a fee simple interest therein (other than with respect to a Ground Lease Property) or that the Seller's title is encumbered by liens or encumbrances or other title exceptions having an adverse effect on the value, use, operation or ownership of such Property that would not be acceptable to a reasonably prudent institutional buyer (including, without limitation, publicly-traded REITs) in an arms-length sale at fair market value. In accordance with the foregoing sentence, Title Defect may include, without limitation, an objection based on the legal description, survey with respect to the Property or any condition or exception which causes the Title Company to conclude that it cannot issue any of the endorsements whose numbers are specifically set forth in Section 3.2.

     "Zoning Defect" shall mean the failure of a Property to be in compliance with federal, state or local laws, rules, regulations or ordinances relating to zoning or land-use matters, including, without limitation, the ability of an owner or occupant of a Property to develop and make a particular use of same; provided, however, that a Property shall not have a Zoning Defect if the improvements (or proposed improvements) thereon and/or use thereof is the subject of a conditional use permit or variance permitting same and the conditions to any such conditional use permit or variance are currently satisfied.

     (b) The following capitalized terms are defined in the corresponding locations:

Acquisition Proposal.....  Section 6.5(a)
Agreement................  Preamble
Allocated Values.........  Section 1.2(b)
Arizona Taxing
  Authorities............  Section 7.3(a)(7)
Assignment of Ground
  Leases.................  Section 7.3(a)(4)
Assignment of Leases.....  Section 7.3(a)(3)
Assumption Agreement.....  Section 7.3(a)(5)
Bill of Sale.............  Section 7.3(a)(2)
Buyer....................  Preamble
Buyer's Broker...........  Section 5.1(b)
Closing..................  Section 1.2(c)
Closing Date.............  Section 7.2
Closing Statement........  Section 7.3(a)(10)
Code.....................  Section 2.1(b)
Conditions of Title......  Section 3.1(b)
Deeds....................  Section 3.1(a)
Defect Letter............  Section 1.4(a)
Deposit..................  Section 1.2(a)
Designation Agreement....  Section 7.3(c)
  .......................  Section 7.3(c)
Development Properties...  Section 1.3(c)
Diligence Period.........  Section 1.4(a)
Disclosure Items.........  Section 2.1
DOR......................  Section 7.3(a)(7)
Final Date...............  Section 9.1(b)
Fully-Leased
  Properties.............  Section 1.3(d)
Hazardous Materials......  Section 2.4(a)(2)
Individual Deferred
  Property Maximum
  Exposure...............  Section 2.3(a)
Intangible Property......  Section 1.1
Lease....................  Section 1.1
Leases...................  Section 1.1
Loan Documents...........  Section 2.1(e)
Loans....................  Section 1.2(c)(1)
Major Loss Cure
  Election...............  Section 4.2(a)
Maximum Post-Closing
  Exposure...............  Section 2.3(a)
Meeting..................  Section 6.6(b)
Noncash Deposits.........  Section 7.5(b)
Partially-Leased
  Properties.............  Section 1.3(f)
Partially-Leased Space
  Shortfall..............  Section 1.3(f)
Partially-Leased Vacant/
  Delinquent Space.......  Section 1.3(f)(ii)
Partnership Properties...  Section 1.5
Personal Property........  Section 1.1
Plan.....................  Section 1.8(a)
Properties...............  Section 1.1
Property.................  Section 1.1
Proposal.................  Section 6.5(b)
Proxy Statement..........  Section 6.6(a)
Purchase Price...........  Section 1.2(b)
Real Properties..........  Section 1.1
Real Property............  Section 1.1
Representatives..........  Section 10.9
SEC......................  Section 6.6(a)
Seller Board.............  Section 6.5(b)
Seller Related Parties...  Section 2.5(a)
Seller's Broker..........  Section 5.1(a)
Sold Properties..........  Section 6.1(i)
Spectrum.................  Section 1.3(e)
Spectrum Leased Space
  Shortfall..............  Section 1.3(e)
Spectrum Vacant/
  Delinquent Space.......  Section 1.3(e)(ii)
Superior Proposal........  Section 6.5(b)
Supplemental Title
  Report.................  Section 3.1(b)
Title Company............  Section 1.2(a)
Title Policy.............  Section 3.2
Value Diminution.........  Section 4.5

     The parties hereto have executed this Agreement as of the respective dates written below.

The Buyer:                                CALWEST INDUSTRIAL PROPERTIES, LLC
                                          a California limited liability company

                                          By: RREEF America L.L.C.
                                              a Delaware limited liability
                                              company
                                          Its: Manager
                                              By: /s/ SCOTT STUCKMAN
                                              ----------------------------------
                                              Name: Scott Stuckman
                                              Title: an Authorized
                                          Representative
                                              Date: June 20, 2000

The Seller:                               PACIFIC GULF PROPERTIES INC.

                                          By: /s/ GLENN L. CARPENTER
                                            ------------------------------------
                                          Its: Chief Executive Officer
                                          Date: June 20, 2000

                                          By: /s/ DONALD G. HERRMAN
                                            ------------------------------------
                                          Its: Chief Financial Officer
                                          Date: June 20, 2000

                                          By: /s/ J.R. WETZEL
                                            ------------------------------------
                                          Its: Chief Operating Officer
                                          Date: June 20, 2000

                         COUNTERPART SIGNATURE PAGE TO
                         AGREEMENT OF PURCHASE AND SALE
                 DATED AS OF                            , 2000
                                (TITLE COMPANY)

     Title Company agrees to act as escrow holder and title company in accordance with the terms of this Agreement and to act as the Reporting Person in accordance with Section 6045(e) of the Internal Revenue Code and the regulations promulgated thereunder.

                                      FIRST AMERICAN TITLE INSURANCE
                                      COMPANY OF WALNUT CREEK, CALIFORNIA

                                      By:
                                         ---------------------------------------
                                      Its:
                                         ---------------------------------------
                                      Date: ________________, 2000

                         LIST OF EXHIBITS AND SCHEDULES

                                    EXHIBITS

Exhibit A    Real Property Description
Exhibit A-1  Allocated Values
Exhibit A-2  Partnership Property Prices
Exhibit B    List of Ground Leases
Exhibit C    Loans
Exhibit D    Agreed Upon purchase price for Development Properties;
             Summary of Development Costs
Exhibit E    Pro Forma Rent, Term, Leasing Commission and Tenant
             Improvement Summary
Exhibit F    List of Tenant Leases
Exhibit G-1  California Grant Deed
Exhibit G-2  Washington Special Warranty Deed
Exhibit G-3  Nevada Special Warranty Deed
Exhibit G-4  Arizona Special Warranty Deed
Exhibit G-5  Oregon Special Warranty Deed
Exhibit H    Tenant Estoppel Certificate
Exhibit I    Bill of Sale
Exhibit J    Assignment of Leases, Service Contracts and Warranties

                                SCHEDULES
Schedule 1   Disclosure Items

                  AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

     THIS AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this "Amendment") is dated as of July 19, 2000, and is being entered into between PACIFIC GULF PROPERTIES INC., a Maryland corporation (the "Seller"), and CALWEST INDUSTRIAL PROPERTIES, LLC, a California limited liability company (the "Buyer").

                                    RECITALS

     WHEREAS, the Seller and the Buyer are parties to that certain Agreement of Purchase and Sale dated as of June 20, 2000 (the "Agreement");

     WHEREAS, the parties hereto desire to enter into this Amendment to amend and restate Sections 1.5, 1.6(b) and 1.7 of the Agreement in their entirety;

     WHEREAS, pursuant to Section 10.12 of the Agreement, the Agreement may be amended in writing and upon execution by both the Seller and the Buyer; and

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     Section 1.5 of the Agreement is hereby amended and restated in its entirety and is replaced by the following paragraph:

     SECTION 1.5  Partnership Properties.

          (a) The Buyer and the Seller acknowledge that the parcels of real estate identified on Exhibit A-2 hereto as "Partnership Properties") are owned by partnerships of which the Seller is the general partner and that, as set forth on Exhibit L hereto, the consent of the limited partners of such partnerships is required to effect the sale of such Partnership Properties. Subject to Section 1.5(b) and (c), between June 20, 2000 and sixty (60) days after June 20, 2000, the Seller shall use commercially reasonable efforts to obtain all such required consents and to cause such partnerships to sell such Partnership Properties to the Buyer on the terms provided herein. When any Partnership Property becomes a Property under the terms hereof, the Seller shall cause any such partnership to sell such Partnership Property to the Buyer on, and subject to, the terms hereof.

          (b) If within such sixty (60) days, the Seller obtains the required consents (such consents to be reasonably satisfactory to the Buyer) with respect to a particular Partnership Property, the Seller will give written notice to the Buyer that such Partnership Property will constitute a Property and will be included in the Properties transferred hereunder, subject to such Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

          (c) If, within such sixty (60) days, the Seller does not obtain the consents with respect to a particular Partnership Property and does not so notify the Buyer, (i) such Partnership Property shall be deemed to not be a Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Partnership Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Partnership Property to cover legal and other costs.

          (d) Notwithstanding the fact that a particular Partnership Property will not constitute a Property unless and until such Partnership Property becomes a Property under Section 1.5(b) hereof, the term "Property" shall be deemed to include the Partnership Properties for purposes of the Seller's representations, warranties, covenants and agreements herein; provided that if at Closing such Partnership Property has not become a Property under Section 1.5(b) hereof, the term "Property" shall not include such Partnership Property and such Partnership Property shall not be deemed to be a Deleted Property, a Category A Deleted Property or a Category B Deleted Property.

     Section 1.6 of the Agreement is hereby amended and restated in its entirety and is replaced by the following paragraph:

          SECTION 1.6  Ground Leases.

          (a) The Buyer and the Seller acknowledge that the Properties identified on Exhibit A hereto as Ground Lease Properties consist of the Seller's interest as a lessee in the Ground Leases and the improvements thereon and that, as set forth on Exhibit L hereto, certain ground lessors under such Ground Leases have the right to object to a transfer of the Ground Leases and/or to acquire the Seller's interest in the Ground Lease and the improvements thereon in the event of a proposed sale of such interests by the Seller. Between June 20, 2000 and sixty (60) days after June 20, 2000, the Seller shall use commercially reasonable efforts to obtain consents and/or waivers of all such rights of first refusal.

          (b) If, within such sixty (60) days, the Seller obtains the consents and/or waivers of rights of first refusal (such consents and/or waivers to be reasonably satisfactory to the Buyer) with respect to a particular Ground Lease, the Seller will give written notice to the Buyer that such Ground Lease will continue to constitute Property and will be included in the Properties transferred hereunder, subject to such Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

          (c) If, within such sixty (60) days, the Seller does not obtain the consents and/or waivers of rights of first refusal with respect to a particular Ground Lease Property and does not so notify the Buyer, (i) such Ground Lease Property shall be deemed to be a Category A Deleted Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Ground Lease Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Ground Lease Property to cover legal and other costs.

          (d) The parties acknowledge and agree that if one of the two Ground Lease Properties located in Tustin, California becomes a Deleted Property, the other Ground Lease Property so located shall likewise be a Deleted Property.

          Section 1.7 of the Agreement is hereby amended and restated in its entirety and is replaced by the following paragraph:

          SECTION 1.7  Right of First Refusal Properties.

          (a) The Buyer and the Seller acknowledge that the Properties identified on Exhibit A hereto as Right of First Refusal Properties consist of Properties as to which the Seller has granted a right of first refusal or option to purchase to a tenant or otherwise and that, as set forth on Exhibit L hereto, such tenants or other parties may have the right to object to a transfer of the Right of First Refusal Properties and/or to acquire the Seller's interest in the Right of First Refusal Properties in the event of a proposed sale of such interests by the Seller. Subject to
     Section 1.7(b) and (c), between June 20, 2000 and sixty (60) days after June 20, 2000, the Seller shall use commercially reasonable efforts to obtain consents and/or waivers in a form reasonably approved by the Buyer and the Title Company of all such rights of first refusal or options to purchase.

          (b) If, within such sixty (60) days, the Seller obtains the required consents and/or waivers (such consents and/or waivers to be reasonably satisfactory to the Buyer) with respect to a particular Right of First Refusal Property, the Seller will give written notice to the Buyer that such Right of First Refusal Property will continue to constitute Property and will be included in the Properties transferred hereunder, subject to such Property being deemed a Deleted Property or a Deferred Property and subject to the other terms and conditions hereof.

          (c) If, within such sixty (60) days, the Seller does not obtain the consents and/or waivers with respect to a particular Right of First Refusal Property and does not so notify the Buyer, (i) such Right of First Refusal Property shall be deemed to be a Category A Deleted Property, and (ii) the Seller shall reimburse the Buyer for its actual out-of-pocket third party costs with respect to the diligence conducted on such Right of First Refusal Property, plus the sum of Ten Thousand Dollars ($10,000) for each such Right of First Refusal Property to cover legal and other costs.

     Except as modified herein, the Agreement is affirmed by the parties hereto in its entirety and shall remain in full force and effect. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which, taken together, shall be deemed to be one and the same instrument.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have caused this Amendment to Agreement of Purchase and Sale to be duly executed and delivered by their authorized representatives as of the date first written above.

The Buyer:                                CALWEST INDUSTRIAL PROPERTIES, LLC,

                                          a California limited liability company

                                          By: RREEF America L.L.C.
                                              a Delaware limited liability
                                              company
                                          Its: Manager

                                               By: /s/ CRAIG S. DAVEY
                                            ------------------------------------
                                               Name: Craig S. Davey
                                               Title: Vice President

The Seller:                               PACIFIC GULF PROPERTIES INC.

                                          By: /s/ GLENN L. CARPENTER
                                          --------------------------------------
                                          Its: Chief Executive Officer

                                          By: /s/ DONALD G. HERRMAN
                                          --------------------------------------
                                          Its: Chief Financial Officer

                                          By: /s/ J.R. WETZEL
                                          --------------------------------------
                                          Its: Chief Operating Officer

                                                                       EXHIBIT B

                                                                   June 19, 2000

Board of Directors
Pacific Gulf Properties Inc.
4220 Von Karman, Second Floor
Newport Beach, California 92660

Members of the Board:

     We understand that Pacific Gulf Properties Inc. (the "Company") and CalWest Industrial Properties, LLC ("Buyer") propose to enter into a Purchase and Sale Agreement, substantially in the form of the draft dated June 19, 2000 (the "Purchase Agreement"), which provides, among other things, for the purchase by Buyer of certain of the Company's industrial properties (the "Properties") and assumption of certain liabilities of the Company (the "Transaction") pursuant to the terms and conditions of the Transaction as set forth in the Purchase Agreement.

     You have asked for our opinion as to whether the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view to the Company.

     For purposes of the opinion set forth herein, we have:

          (i) reviewed certain publicly available financial statements and other information of the Company;

          (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company and the Properties prepared by the management of the Company;

          (iii) analyzed certain financial projections prepared by the management of the Company with respect to the Transaction;

          (iv) discussed the past and current operations and financial condition and the prospects of the Company, including certain financial, operational and strategic benefits expected from the Transaction, with senior executives of the Company;

          (v) reviewed the reported prices and trading activity for the Common Stock;

          (vi) compared the financial performance of the Company and the prices and trading activity of the Common Stock with that of certain other comparable publicly-traded companies and their securities;

          (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

          (viii) participated in discussions and negotiations among representatives of the Company and Buyer and their respective financial and legal advisors;

          (ix) discussed the terms and conditions of the proposed Transaction with senior executives of the Company;

          (x) reviewed the draft dated June 19, 2000 of the Purchase Agreement and certain related documents; and

          (xi) performed such other analyses and considered such other factors as we have deemed appropriate, including discounted cash flow, net asset value, comparable transaction and comparable companies analyses.

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. With respect to the financial estimates and projections prepared by the Company, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management personnel of the Company of the future financial performance of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     In arriving at our opinion, we were not authorized to solicit, and did not solicit proposals from any party with respect to the acquisition of the Company, the Properties or any other of its assets.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services, including a transaction fee that is contingent upon the completion of the Transaction. In the past, Morgan Stanley & Co. Incorporated and its affiliates have provided advisory and financing services to California Public Employees' Retirement System and certain of its affiliates and have received fees for the rendering of these services. In addition, asset management affiliates of Morgan Stanley & Co. Incorporated beneficially own, in the aggregate, approximately 7.4% of the Company's common stock. We express no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders meeting held in connection with the Transaction.

     It is understood that this letter is for the benefit and use of the Board of Directors of the Company only and may not be used for any other purpose without our prior written consent.

     Based on the foregoing, we are of the opinion on the date hereof that the consideration to be received by the Company pursuant to the Purchase Agreement is fair from a financial point of view to the Company.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By:      /s/ GARY P. PALMER
                                            ------------------------------------
                                                       Gary P. Palmer
                                                         Principal

                          PACIFIC GULF PROPERTIES INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              SPECIAL MEETING OF SHAREHOLDERS -- ____________, 2000

        Glenn L. Carpenter and Donald G. Herrman, and each of them, are hereby appointed proxies, with full power of substitution, and are hereby authorized to represent and vote all shares of common stock of the undersigned at the Special Meeting of Shareholders of Pacific Gulf Properties Inc. to be held at _______________________ on _________, 2000, and at any postponements or adjournments thereof, the manner indicated below, and in their discretion on any other matter which may properly come before the Meeting.

        This proxy will be voted in accordance with the instructions given. In this absences of instructions, the proxy will be voted "FOR" Proposal No. 1, "FOR" Proposal No. 2 and in the discretion of the persons hereby appointed as proxies with respect to any other matters that may properly come before the Meeting or any postponements or adjournments thereof.

      SHAREHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED
                            WITHIN THE UNITED STATES

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                          PACIFIC GULF PROPERTIES INC.

PLEASE MARK VOTE IN SQUARE IN THE FOLLOWING MANNER USING DARK INK ONLY.

1. Approval of sale of industrial properties pursuant to the purchase agreement:

        For                          Against                      Abstain
        [ ]                          [ ]                          [ ]


2. Approval of the sale of our remaining assets and the liquidation of Pacific Gulf Properties.

        For                          Against                      Abstain
        [ ]                          [ ]                          [ ]

3. In their discretion, upon such other matter or matters which may properly come before the meeting or any postponements or adjournments thereof.

                                            The undersigned hereby revokes any
                                            proxy hereto given to vote at the
                                            Special Meeting and acknowledges
                                            receipt of the Notice of Special
                                            Meeting of Shareholders and Proxy
                                            Statement dated
                                            __________, 2000.


                                            Signature of Shareholder(s)

                                            Dated: ____________________, 2000

                                            Please sign exactly as your name or
                                            names appears herein. A proxy
                                            executed by a corporation should be
                                            signed in the name(s) of its
                                            authorized officer(s). Executors,
                                            administrators and trustees should
                                            so indicate when signing.


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                              FOLD AND DETACH HERE


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